     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2002
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  Howtek, Inc.
--------------------------------------------------------------------------------
             (Exact Name Of Registrant as Specified in Its Charter)


                Delaware                                      3577                                 02-0377419
---------------------------------------  --------------------------------------------   --------------------------------
    (State or Other Jurisdiction of       (Primary Standard Industrial Classification   (I.R.S. Employer Identification
     Incorporation or Organization)                       Code Number)                              Number)


                   21 Park Avenue, Hudson, New Hampshire 03051
--------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                     W. Scott Parr, Chief Executive Officer
                                  Howtek, Inc.
                                 21 Park Avenue
                           Hudson, New Hampshire 03051
                                 (603) 882-5200
--------------------------------------------------------------------------------
  Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)


                                    COPY TO:

       Robert J. Mittman, Esq.                    John S. Fletcher, Esq.
   Blank Rome Tenzer Greenblatt LLP            Morgan, Lewis & Bockius LLP
         405 Lexington Avenue               5300 First Union Financial Center
          New York, NY 10174                   200 South Biscayne Boulevard
      Telephone: (212) 885-5000                    Miami, FL 33131-2339
         Fax: (212) 885-5001                    Telephone: (305) 579-0432
                                                   Fax: (305) 579-0321


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the conditions to the proposed merger have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
 Title of Each Class Of        Amount To Be          Proposes Maximum        Proposed Maximum           Amount Of
    Securities To Be          Registered (1)        Offering Price Per      Aggregate Offering     Registration Fee (3)
       Registered                                          Unit                 Price (2)

      Common Stock              10,400,000                 N/A                  $27,733.31                $2.55
========================= ======================= ======================= ======================= =======================

(1) Based upon the estimated maximum number of shares of common stock of the Registrant that may be issued in connection with the merger described herein, including the issuance of up to 2,000,000 additional shares of Howtek common stock in the event Intelligent Systems issues the Intelligent Systems Investment Shares, as described herein.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) thereunder. Intelligent Systems is a privately held corporation and there is no market for its securities. In addition, Intelligent Systems has an accumulated capital deficit. Therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is based upon one-third of the aggregate par value of Intelligent Systems capital stock being acquired in the proposed merger, which is $27,733.31 (computed as of April 16, 2002, the latest practicable date prior to the date of filing this Registration Statement).

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as .000092 of $27,733.31.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                        Subject to Completion, [ ], 2002

                 Merger Proposed -- Your Vote Is Very Important

To the Stockholders of Howtek:

         This proxy statement/prospectus relates to the proposed merger of Howtek, Inc. and Intelligent Systems Software, Inc., referred to as Intelligent Systems. In order to complete the merger, stockholders of both companies must adopt the plan and agreement of merger. Howtek believes that this merger will benefit the stockholders of both companies and Howtek asks for your support in adopting the plan and agreement of merger at Howtek's 2002 annual meeting of stockholders.

         When the merger is completed, shares of Intelligent Systems common stock will be deemed cancelled and converted into Howtek common stock, as described on page 4. Assuming no Intelligent Systems stockholder exercises dissenters' rights with respect to the merger, Howtek will issue an aggregate of approximately 8,400,000 shares of Howtek common stock for all of the outstanding shares of Intelligent Systems common stock, except for up to 1,600,000 Intelligent Systems Investment Shares, which are described in this proxy statement/prospectus, if issued. If Intelligent Systems issues the Intelligent Systems Investment Shares, Howtek will issue approximately 2,000,000 additional shares of Howtek common stock in exchange for the Intelligent Systems Investment Shares based upon the expected exchange ratio as described in the next sentence. Assuming the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, other than the Intelligent Systems Investment Shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus, the exchange ratio will be approximately 1.25 to 1. Immediately following the merger, Howtek will change its name to "icad, inc."

         Howtek common stock is listed on the Nasdaq SmallCap Market under the symbol "HOWT." Immediately following the merger, the symbol is expected to be changed to "ICAD."

         Information about the merger and the other items to be voted on at Howtek's 2002 annual meeting of stockholders is contained in this proxy statement/prospectus. Howtek urges you to read this material carefully, including the section describing risk factors relating to the merger that begins on page 14.

         The board of directors of Howtek has approved the plan and agreement of merger and recommends that its stockholders adopt the plan and agreement of merger as described in this proxy statement/prospectus. Additionally, in connection with, and subject to the consummation of the merger, the board of directors of Howtek has approved, and recommends that its stockholders adopt, the amended and restated Howtek certificate of incorporation to effect a change of corporate name, increase the number of shares of authorized common stock and provide for a classified board of directors. In addition, at the annual meeting Howtek stockholders will also be requested to vote upon certain other changes to the certificate of incorporation, the election of directors, the adoption of a new stock option plan, an amendment to a line of credit agreement between Howtek and its Chairman of the Board and the ratification of the selection of Howtek's independent auditors. To grant your proxy to vote your shares, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope. You may also cast your vote in person at the annual meeting. If you do not vote, it will have the same effect as voting against the adoption of the plan and agreement of merger and against the adoption of the amended and restated Howtek certificate of incorporation and other changes to the Howtek certificate of incorporation.

         Howtek stockholders will vote at the 2002 Howtek Annual Stockholders meeting on June 27 2002, at 10:00 a.m., local time, at the offices of Howtek at 21 Park Avenue, Hudson, New Hampshire 03051.

                           --------------------------

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or inadequate. Any representation to the contrary is a criminal offense.

                           --------------------------

         For a more complete description of the risk factors associated with the merger see "Risk Factors" beginning on page 14, and for complete description of the terms and conditions of the merger, see "The Merger" beginning on page 32.

         Proxy Statement/Prospectus dated                        , 2002 and
first mailed to stockholders of Howtek on or about [                    ], 2002.

                                  HOWTEK, INC.
                                 21 Park Avenue
                           Hudson, New Hampshire 03051

                           --------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2002

                           --------------------------

         NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders of Howtek, Inc. a Delaware corporation, will be held on June 27, 2002, at 10:00 a.m. (local time), at the offices of Howtek at 21 Park Avenue, Hudson, New Hampshire 03051 for the following purposes:

         1. To consider and vote upon a proposal to adopt the plan and agreement of merger dated February 15, 2002 among Howtek, ISSI Acquisition Corp., a wholly-owned subsidiary of Howtek, Intelligent Systems Software, Inc. and certain stockholders of Intelligent Systems. The plan and agreement of merger provides that Intelligent Systems, a Florida corporation, will be merged with and into ISSI Acquisition Corp. Each outstanding share of Intelligent Systems common stock will be deemed cancelled and converted into Howtek common stock, as more fully described in the accompanying proxy statement/prospectus.

         2. To consider and vote upon a proposal to adopt the amended and restated Howtek certificate of incorporation to, among other things:

                        o   change Howtek's name to icad, inc.;

                        o increase the number of shares of common stock that Howtek has authority to issue from 25,000,000 to 50,000,000, and consequently, to increase the total number of shares of all classes of capital stock that Howtek has authority to issue from 26,000,000 to 51,000,000; and

                        o classify Howtek's board of directors into three classes.

         3. To elect five directors of Howtek, and subject to, and commencing upon, the completion of the merger, to elect four additional directors of Howtek to serve in a classified board of directors as follows: three Class I directors to hold offices for a one-year term expiring at the 2003 annual meeting of stockholders; three Class II directors to hold office for a two-year term expiring at the 2004 annual meeting of stockholders; and three Class III directors to hold office for a three-year term expiring at the 2005 annual meeting of stockholders;

         4. To consider and vote upon a proposal to amend Howtek's certificate of incorporation to indemnify Howtek's directors, officers, employees and agents to the fullest extent permitted by Delaware law;

         5. To consider and vote upon a proposal to amend the provisions of Howtek's line of credit agreement with Howtek's Chairman of the Board to amend the conversion price of advances under the line of credit (which advances are convertible into shares of Howtek common stock) from the market price of Howtek common stock at the time of conversion to the lesser of the market price of Howtek common stock at the time of the advance or at the time of conversion;

         6. To consider and vote upon a proposal to approve the adoption of Howtek's 2002 Stock Option Plan;

         7. To ratify the selection of BDO Seidman, LLP as independent auditors for the year ended December 31, 2002; and

         8. To act upon such other matters, as may properly come before the meeting.

         A copy of the plan and agreement of merger is set forth as Annex A and the proposed amended and restated Howtek certificate of incorporation is set forth as Annex B to the accompanying proxy statement/prospectus. The adoption of Proposals 2 and 3 are conditions to the merger. In addition, Proposal 2 will not be effected and the additional four directors referred to in Proposal 3 will not be deemed elected to Howtek's board of directors if the merger is not consummated.

         Only holders of record of Howtek common stock and Howtek Series A Preferred Stock as of the close of business on May 13, 2002 are entitled to notice of, and to vote at, the annual meeting of stockholders and any adjournments or postponements thereof. Each share of Howtek common stock is entitled to one vote per share on all matters and each share of Howtek Series A Preferred Stock entitles the holder to 100 votes per share. Holders of the Howtek Series A Preferred Stock vote together with holders of Howtek common stock as a single class on all actions to be voted on by Howtek stockholders. The affirmative vote of the holders of a majority of the votes represented by the Howtek common stock and Howtek Series A Preferred Stock, voting together as a single class, entitled to vote on the proposals will be required to adopt the plan and agreement of merger, the amended and restated certificate of incorporation and the amendment to Howtek's certificate of incorporation relating to indemnification of officers and directors. The directors will be elected by the affirmative vote of a plurality of the votes represented by the shares of Howtek common stock and Howtek Series A Preferred Stock, voting together as a single class cast at the annual meeting of stockholders. All other proposals will be decided by a majority of the votes cast at the annual meeting of stockholders, provided a quorum exists.

         To ensure that your shares are represented at the Howtek 2002 annual meeting of stockholders, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the annual meeting of stockholders in person. Any executed but unmarked proxy cards will be voted for adoption of the plan and agreement of merger, the amended and restated certificate of incorporation and the other proposals set forth in this Notice of 2002 Annual Meeting of Stockholders. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the Howtek 2002 annual meeting of stockholders. Any stockholder attending the Howtek 2002 annual meeting of stockholders may vote in person even if such stockholder has returned a proxy.

         The board of directors of Howtek has approved the plan and agreement of merger, the amended and restated Howtek certificate of incorporation and the other proposals set forth above and recommends that you vote "For" adoption of the plan and agreement of merger, the amended and restated Howtek certificate of incorporation and the other proposals set forth above.

                                           By Order of the Board of Directors



                                           ----------------------------------
                                           W. Scott Parr
                                           Chief Executive Officer and President

         Whether or not you plan to attend the 2002 annual meeting of stockholders in person, please complete, date, sign and return promptly the enclosed proxy in the accompanying postage-paid envelope. You may revoke your proxy at any time prior to its exercise in the manner provided in the accompanying proxy statement/prospectus.

                 [Intelligent Systems Software, Inc. Letterhead]


To the stockholders of Intelligent Systems Software, Inc.:

         The enclosed proxy statement/prospectus relates to the proposed merger of Howtek, Inc. and Intelligent Systems Software, Inc. To complete the merger, the stockholders of each of Intelligent Systems and Howtek must adopt the plan and agreement of merger relating to the merger.

         As consideration for the merger, the Intelligent Systems stockholders will receive an aggregate of approximately 8,400,000 shares of Howtek common stock for all of the outstanding shares of Intelligent Systems common stock, not including up to 1,600,000 shares of Intelligent Systems common stock which may be issued in connection with a possible equity financing. Assuming the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, other than the shares of Intelligent Systems common stock issued in connection with the potential equity financing shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus, it is expected that each Intelligent Systems stockholder will receive approximately 1.25 shares of Howtek common stock for each share of Intelligent Systems common stock owned by such stockholder. If Intelligent Systems issues all of these shares in connection with an equity financing prior to the completion of the merger, based on the expected exchange ratio, Howtek will issue an additional 2,000,000 shares of its common stock in exchange for those shares. Howtek's shares of common stock are listed on the Nasdaq SmallCap Market under the symbol "HOWT." More detailed information about the merger is contained in this proxy statement/prospectus. Howtek urges you to read these materials, including the section describing risk factors relating to the merger that begins on page 14 of the enclosed proxy statement/prospectus.

         The board of directors of Intelligent Systems unanimously approved the merger and the plan and agreement of merger on February 8, 2002. Because the board of directors of Intelligent Systems believes that the merger is in the best interests of Intelligent Systems and its stockholders, it recommends that the stockholders of Intelligent Systems also approve the merger and adopt the plan and agreement of merger.

         You are requested to consent to adoption of the plan and agreement of merger by written consent in lieu of a special meeting of the stockholders of Intelligent Systems. Under Florida law, the consent of the holders of a majority of the outstanding shares is required to approve a merger. Your consent is important regardless of the number of shares you own.

         You can consent to the approval of the merger and the adoption of the plan and agreement of merger by completing the form of written consent which is attached to the proxy statement/prospectus as Annex C. Once you have signed and dated the consent, please mail the original to Intelligent Systems Software, Inc., 6405 Congress Avenue, Boca Raton, FL 33487, attention: W. Kip Speyer, or you may send the consent by fax to Mr. Speyer at (561) 994-0881.

         If the merger is completed, Intelligent Systems stockholders who do not consent to the merger have the right to be paid the fair value of their shares in lieu of receiving Howtek shares if they comply with the procedures of Florida law regarding the rights of dissenting stockholders. These procedures are described on pages 43 and 44 of the enclosed proxy statement/prospectus.

         Intelligent Systems looks forward to receiving your completed consents as soon as possible. The merger will be approved by Intelligent Systems stockholders on the date that Intelligent Systems has received duly executed consents from the holders of a majority of the outstanding shares of Intelligent Systems common stock. If the consent of holders of a majority of Intelligent Systems shares has not been received by June 30, 2002, the merger will not be approved and no additional consents will be accepted. You may revoke your consent at any time prior to Intelligent Systems' receipt of consents from stockholders owning a majority of its outstanding stock. In order to revoke your consent, you must deliver a written notice of revocation to Intelligent Systems at the address or fax number provided above.

         If you have any questions regarding the merger or completion of the consents, please feel free to call W. Kip Speyer, President and Chief Executive Officer of Intelligent Systems, at (561) 994-4404.


W. Kip Speyer,
President and Chief Executive Officer

                                Table of Contents

 Questions and Answers About the Howtek/Intelligent Systems Merger................................................1
 Summary..........................................................................................................4
      The Merger..................................................................................................4
      Adoption of the Plan and Agreement of Merger................................................................7
      Voting Agreements...........................................................................................7
      Reasons for the Merger......................................................................................7
      The Companies...............................................................................................8
 Per Share Market Price Information...............................................................................9
 Selected Historical Financial Data of Howtek....................................................................10
 Selected Historical Financial Data of Intelligent Systems.......................................................11
 Selected Unaudited Pro Forma Combined Condensed Financial Data..................................................12
 Comparative Per Share Data......................................................................................13
 Risk Factors....................................................................................................14
      Risks Relating to the Merger...............................................................................14
      Historical Howtek Business Risks...........................................................................16
      Other Risks Relating to Howtek.............................................................................18
      Risks relating to the Medical Device Industry..............................................................20
      Other Risks Related to the Combined Company Following the Merger...........................................24
 Where You Can Find More Information.............................................................................27
 Forward-looking Statements......................................................................................28
      Howtek Annual Meeting......................................................................................29
 The Merger......................................................................................................32
      Material Terms of the Plan and Agreement of Merger.........................................................32
      Background of the Merger...................................................................................40
      Appraisal Rights for Dissenting Intelligent Systems Stockholders...........................................43
      No Appraisal Rights for Howtek Stockholders................................................................45
      Material U.S. Federal Income Tax Consequences..............................................................45
      Accounting Treatment.......................................................................................47
 Additional Proposals for the Howtek Annual Meeting..............................................................48
 Management's Discussion and Analysis of Financial Condition and  Results of Operations of Intelligent Systems...61
 History and Overview............................................................................................62
 Results of Operations...........................................................................................62
 Revenue.........................................................................................................62
 Cost of Sales...................................................................................................63
 Research and Development Costs..................................................................................63
 General and Administrative Expenses.............................................................................63
 Non-cash stock compensation.....................................................................................63
 Income Taxes....................................................................................................63
 Liquidity and Capital Resources.................................................................................63
 Intelligent Systems Directors to be Appointed to Howtek's Board of Directors after the Merger...................65
 Principal Stockholders of Intelligent Systems...................................................................66
 Principal Stockholders of Howtek................................................................................67
 Certain Transactions between Howtek and Intelligent Systems.....................................................68
 Price Range of Common Stock.....................................................................................68
 Description of Howtek Capital Stock.............................................................................70
      Anti-Takeover Provisions...................................................................................72

 Description of Intelligent Systems Capital Stock................................................................73
      General....................................................................................................73
      Common Stock...............................................................................................73
 Comparison of Stockholder's Rights..............................................................................73
      Authorized Capital.........................................................................................73
      Preferred Stock............................................................................................74
      Meeting of Stockholders....................................................................................74
      Size and Classification of the Board of Directors..........................................................74
 Legal Matters...................................................................................................76
 Experts.........................................................................................................76
 Unaudited Pro Forma Combined Condensed Financial Statements.....................................................77

 Index to Financial Statements..................................................................................F-1
 Annex A - Plan and Agreement of Merger............................................................................
 Annex B - Proposed Amended and Restated Certificate of Incorporation of Howtek....................................
 Annex C - Written Consent of the Stockholders of Intelligent Systems Software, Inc................................
 Annex D - Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act........................
 Annex E - Amendment to Line of Credit Agreement between Howtek and Robert Howard..................................
 Annex F - Howtek 2002 Stock Option Plan...........................................................................
 Annex G - Financial Opinion of Howtek's Financial Advisor.........................................................

        Questions and Answers About the Howtek/Intelligent Systems Merger


Q.       What is the proposed transaction?

A. Howtek and its wholly-owned subsidiary, ISSI Acquisition Corp., have reached an agreement with Intelligent Systems Software, Inc. and certain of Intelligent Systems' stockholders for Howtek to acquire Intelligent Systems by merging Intelligent Systems with and into ISSI Acquisition Corp. When the merger is completed, shares of Intelligent Systems common stock will be deemed cancelled and converted into Howtek common stock.

Q.       Why are Howtek and Intelligent Systems proposing the merger?

A. Howtek and Intelligent Systems believe that combining the products, technologies, assets and expertise of the two companies will provide the combined company with significant opportunities in the growing market for devices that provide for the computer aided detection ("CAD") of breast cancer. The merger will combine the benefits of Intelligent Systems' recently FDA approved MammoReader(TM)CAD system and software applications and the expertise of the Intelligent Systems team of executives and research personnel with the benefits of Howtek's medical digitizer products, software applications, distribution network and its executive and marketing team. Howtek also believes that the merger is the best way for Howtek to increase its revenues and profit margins and achieve profitable operations.

Q.       What do I need to do now?

A. If you are a Howtek stockholder, sign your proxy card, mark your vote on it, and mail it using the enclosed postage-paid envelope. You may also revoke a previously submitted proxy by submitting a notice of revocation to the Secretary of Howtek at Howtek at any time prior to the annual meeting.

         If you are an Intelligent Systems stockholder and you intend to consent to the merger, sign and date the written consent mailed to you by Intelligent Systems and return it to Intelligent Systems. If you do not intend to consent to the merger, no action is required by you.

Q. If my Howtek shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your Howtek shares with respect to the merger only if you provide instructions on how to vote by completing and returning the proxy card provided to you by your broker.

         For a complete description of voting Howtek shares held in "street name," see the section titled "Annual Meeting of Howtek Stockholders" on pages 29 through 31.

Q.       What if I want to change my vote?

A. If you are a Howtek stockholder, just send in a later-dated, signed proxy card before your annual meeting or attend your annual meeting in person and vote. The last vote received chronologically will supercede any prior vote.

         If you are an Intelligent Systems stockholder you may revoke your consent at any time prior to Intelligent Systems' receipt of consents from stockholders owning a majority of its shares.

Q.       Will I have appraisal or dissenters' rights?

A.       Howtek stockholders will not have appraisal or dissenters' rights.

         Intelligent Systems stockholders will have dissenters' rights provided that they follow specific procedures under the relevant provisions of Florida law, which governs Intelligent Systems. Dissenters' rights provide Intelligent Systems' stockholders who do not consent to the adoption of the plan and agreement of merger the right to receive fair value for his or her shares of Intelligent Systems common stock in cash (less any appreciation or depreciation in anticipation of the merger), in lieu of Howtek common stock, provided that the Intelligent Systems stockholder complies with the relevant statutory procedures.

         To exercise dissenters' rights, an Intelligent Systems stockholder must, among other things:

         o not consent in writing to the adoption of the plan and agreement of merger; and

         o deliver to Intelligent Systems a notice of the stockholder's election to dissent, stating the stockholder's name and address, the number, classes and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares within 20 days after Intelligent Systems gives such stockholder written notice of the adoption of the plan and agreement of merger by written consent.

         Please refer to pages 43 through 45 for more information on dissenters' rights.

         In the event that Intelligent Systems stockholders effectively exercise dissenters' rights, Howtek will be required to pay those stockholders the fair value of their shares (less any appreciation or depreciation in anticipation of the merger) in cash. Correspondingly, Howtek will issue fewer shares of Howtek common stock in the merger to the extent that Intelligent Systems stockholders effectively exercise dissenters' rights, in which case the conversion ratio of Intelligent Systems common stock convertible into Howtek common stock as a result of the merger would change.

Q.       When do you expect the merger to be completed?

A. We expect to complete the merger as soon as possible after Howtek's annual meeting of stockholders and after all of the conditions of the merger have been satisfied or waived.

Q        What will Howtek stockholders receive in the merger?

A. Howtek stockholders will keep their current stock holdings in Howtek, although their percentage ownership will be diluted.

Q.       What will Howtek pay as merger consideration?

A. Under the terms of the plan and agreement of merger, Howtek will issue an aggregate of approximately 8,400,000 shares of Howtek common stock for all of the outstanding shares of Intelligent Systems common stock, except for the up to 1,600,000 Intelligent Systems Investment Shares, which are described in the section titled "The Merger" on page 32. If Intelligent Systems issues the Intelligent Systems Investment Shares, Howtek will issue an additional number of shares of Howtek common stock based on the exchange ratio in exchange for the Intelligent Systems Investment Shares. The exchange ratio will be determined by dividing 8,400,000 by the number of shares of Intelligent Systems common stock outstanding on the date on which the merger is completed, not including the Intelligent Investment Shares. Assuming the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, not including the Intelligent Systems Investment Shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus, the exchange ratio will be approximately 1.25 to
         1. If Intelligent Systems issues all of the Intelligent Systems Investment Shares, based on this exchange ratio Howtek will issue approximately 2,000,000 additional shares of common stock.

         No fractional shares of Howtek common stock will be issued. Any Intelligent Systems stockholder who would otherwise be entitled to receive a fraction of a share of Intelligent Systems common stock will instead receive cash for that fraction of a share.

         Upon completion of the merger, Howtek will assume all of Intelligent Systems' stock options and convertible notes which are outstanding immediately prior to the completion of the merger. In addition, upon completion of the merger Howtek will grant stock options to Intelligent System's employees to purchase an aggregate of 1,200,000 shares of Howtek common stock. Please refer to page 32 for more information regarding the treatment of Intelligent Systems' stock options and convertible notes.

Q. Can the market value of the merger consideration that Intelligent Systems' stockholders will receive in the merger change?

A. Yes. The aggregate market value of merger consideration will depend on the market price of Howtek common stock on the date on which the merger is completed and whether Intelligent Systems issues the Intelligent Systems Investment Shares. Please refer to pages 32 and 33 for more information on this issue.

Q.       What are the tax consequences of the merger to me?

A. It is anticipated that the merger will qualify as a tax-free "reorganization" for Federal income tax purposes. Intelligent Systems stockholders who are United States residents and who receive solely Howtek common stock in exchange for their Intelligent Systems common stock, will not recognize any gain or loss for Federal income tax purposes.

         See "The Merger -- Material Federal Income Tax Consequences" on pages 45 and 46 for a more complete description of the material tax consequences of the merger. Howtek has received a legal opinion from Howtek's counsel with respect to these matters. The form of this legal opinion is filed as an exhibit to Howtek's registration statement on Form S-4, of which this proxy statement/prospectus is a part. Also, Intelligent Systems has received a legal opinion from Intelligent Systems' counsel with respect to these matters. The form of this legal opinion is filed as an exhibit to Howtek's registration statement on Form S-4, of which this proxy statement/ prospectus is a part.

         Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q. Are there risks I should consider in deciding whether to vote for the merger?

A. Yes. We have described some of the risk factors you should consider under the heading "Risk Factors" beginning on page 14 of this proxy statement/prospectus.

Q.       Whom should I call with questions?

A. Stockholders of Howtek should call Ms. Connie Webster, Corporate Secretary, of Howtek, at (603) 882-5200, ext. 204, with any questions about the merger.

         Stockholders of Intelligent Systems should call W. Kip Speyer, President and Chief Executive Officer of Intelligent Systems, at (561) 994-4404 with any questions about the merger.

                                     Summary

         This summary highlights material information from this document. To understand the merger more fully, and for more complete descriptions of the legal terms of the merger, you should read carefully this entire document, including the plan and agreement of merger attached as Annex A, and the documents to which we have referred you. See "Where You Can Find More Information" on pages 27 and 27.

                                   The Merger

         The plan and agreement of merger is attached as Annex A to this proxy statement/prospectus. We encourage you to read the plan and agreement of merger because it is the legal document that governs the merger.

Howtek will issue an aggregate of approximately 8,400,000 shares of Howtek common stock to the Intelligent Systems stockholders as merger consideration, and may issue approximately 2,000,000 additional shares of Howtek common stock.

         Howtek and its wholly-owned subsidiary, ISSI Acquisition Corp., have reached an agreement with Intelligent Systems Software, Inc. and Intelligent Systems' principal stockholders for Howtek to acquire Intelligent Systems by merging Intelligent Systems with and into ISSI Acquisition Corp. When the merger is completed, shares of Intelligent Systems common stock will be deemed cancelled and converted into Howtek common stock.

         Under the terms of the plan and agreement of merger, Howtek will issue an aggregate of approximately 8,400,000 shares of Howtek common stock for all of the outstanding shares of Intelligent Systems common stock, except for the up to 1,600,000 Intelligent Systems Investment Shares, if issued, which are described in the section titled "The Merger" on page 32. If Intelligent Systems issues the Intelligent Systems Investment Shares, Howtek will issue an additional number of shares of Howtek common stock based on the exchange ratio in exchange for the Intelligent Systems Investment Shares. The exchange ratio will be determined by dividing 8,400,000 by the number of shares of Intelligent Systems common stock outstanding, other than the Intelligent Systems Investment Shares, on the date on which the merger is completed. Assuming the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, other than the Intelligent Systems Investment Shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus, the exchange ratio will be approximately 1.25 to 1. If Intelligent Systems issues all of the Intelligent Systems Investment Shares, based on this exchange ratio Howtek will issue approximately 2,000,000 additional shares of Howtek common.

         No fractional shares of Howtek common stock will be issued. Any Intelligent Systems stockholder who would otherwise be entitled to receive a fraction of a share of Howtek common stock will instead receive cash in lieu of a fractional share of Howtek common stock.

Howtek Will Assume All of the Intelligent Systems' Stock Options and Convertible Notes Outstanding Immediately Prior to the Completion of the Merger (see page
32)

         Upon completion of the merger, Howtek will assume all of Intelligent Systems' stock options and convertible notes which are outstanding immediately prior to the completion of the merger. After completion of the merger, each Intelligent Systems stock option will thereafter be exercisable for a number of shares of Howtek common stock equal to the number of shares of Intelligent Systems common stock that would have been issued upon exercise of the Intelligent Systems stock option immediately prior to the completion of the merger multiplied by the exchange ratio, with an exercise price equal to the exercise price per share of Intelligent Systems common stock immediately prior to the completion of the merger, divided by the exchange ratio. As of the date of this proxy statement/prospectus, there were outstanding options to purchase approximately 400,000 shares of Intelligent Systems.

         Upon completion of the merger, each outstanding Intelligent Systems convertible note will become convertible into a number of shares of Howtek common stock equal to the number of shares of Intelligent Systems common stock that would have been issuable upon conversion of the Intelligent Systems convertible note multiplied by the exchange ratio. As of the date of this proxy statement/prospectus, there were outstanding convertible notes convertible into approximately 51,175 shares of Intelligent Systems common stock.

Intelligent Systems' Stockholders Ownership of Howtek Common Stock Immediately After the Merger (see page 32)

         Assuming no Intelligent Systems stockholder exercises dissenters' rights with respect to the merger, Howtek will issue approximately 8,400,000 shares of Howtek common stock to Intelligent Systems stockholders, which will constitute approximately 35% of the common stock of Howtek outstanding after the merger or approximately 32% of the common stock of Howtek outstanding after the merger if Intelligent Systems issues the Intelligent Systems Investment Shares (which latter percentage does not include Robert Howard as an Intelligent Systems security holder). If (i) no Intelligent Systems stockholder exercises dissenters' rights with respect to the merger, (ii) all of the options to purchase Howtek common stock which are issued in exchange for options to purchase Intelligent Systems common stock are exercised, (iii) all of the principal and interest due on the Intelligent Systems convertible notes which are assumed by Howtek and convertible into Howtek common stock are converted, and (iv) all of the additional options to purchase Howtek common stock which are issued to Intelligent Systems security holders in connection with the merger are exercised, after the merger, Intelligent Systems security holders would own approximately 40% of the outstanding Howtek common stock after the merger or approximately 37% of the outstanding Howtek common stock after the merger if Intelligent Systems issues the Intelligent Systems Investment Shares (which latter percentage does not include Robert Howard as an Intelligent Systems security holder).

Opinions Received by the Howtek Board of Directors regarding the Fairness of the Merger Consideration.

         Howtek's board of directors has received an opinion from its financial advisor that the consideration to be paid in the merger was fair, as of the date thereof, from a financial point of view, to Howtek. This opinion is attached as Annex G to this proxy statement/prospectus. Howtek encourages you to read this opinion.

Conditions to the Merger (see pages 36 and 37)

         The completion of the merger depends upon the satisfaction or waiver of a number of conditions.

Termination of the Plan and Agreement of Merger (see pages 37 and 38)

         Howtek and Intelligent Systems can agree to terminate the plan and agreement of merger without completing the merger, and either company can terminate the plan and agreement of merger under various circumstances.

         For example, each of Howtek and Intelligent Systems has the right to terminate the plan and agreement of merger if:

         o the merger has not been completed by June 30, 2002, or a later date agreed upon by the parties, as a result of a failure to satisfy any condition to closing by that date that the other party does not choose to waive; or

         o the other party has breached any representation, warranty or covenant contained in the plan and agreement of merger in any material respect and the breach has continued without cure for a period of 30 days after notice of the breach.

         Howtek or Intelligent Systems may decide not to exercise their respective rights to terminate the plan and agreement of merger even if its right to terminate is triggered. Howtek will not resolicit stockholder approval of the plan and agreement of merger if either Howtek's or Intelligent Systems' right to terminate is exercisable and Howtek's board of directors decides not to terminate and proceeds with the merger.

Interests of Officers and Directors of Howtek in the Merger.

         Under the terms of the plan and agreement of merger, Robert Howard, Chairman of the Board and a principal stockholder of Howtek, agreed that if, prior to the completion of the merger, Howtek and Intelligent Systems are unable to agree to an alternative plan of financing for Howtek following the merger, he or his designees will purchase 1,600,000 shares of Intelligent Systems common stock, referred to as the Intelligent Systems Investment Shares, immediately prior to the completion of the merger. The Intelligent Systems Investment Shares, if issued, will convert into shares of Howtek common stock at the same exchange ratio used for the other outstanding shares of Intelligent Systems common stock, which will be approximately 1.25 to 1 (assuming the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, other than the Intelligent Systems Investment Shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus). Assuming an exchange ratio of 1.25 to 1, Howtek would issue an additional 2,000,000 shares of common stock in exchange for the Intelligent Systems Investment Shares.

Board of Directors and Management of Howtek Following the Merger (see page 39)

         If the merger is consummated, Howtek's board of directors will be increased from seven members to nine members and will be classified into three classes. Howtek's board of directors will consist of Robert Howard, W. Scott Parr, James Harlan and two additional directors nominated by Howtek. Messrs. Ivan Gati, Brett Smith and Harvey Teich and Ms. Kit Howard are not standing for re-election at this meeting. If the merger is consummated, W. Kip Speyer, who is currently Chairman of the Board, President and Chief Executive Officer of Intelligent Systems, Dr. Kevin S. Woods, who is currently a director and Executive Vice President of Intelligent Systems, Gregory J. Stepic, who is currently Vice President and Chief Financial Officer of Intelligent Systems, and Dr. Maha Y. Sallam, who is currently a director and Vice President and Secretary of Intelligent Systems, will become directors of Howtek. It is the intention of the Howtek board of directors to nominate Dr. Woods, Mr. Stepic and a designee of Howtek, as Class I directors; Dr. Sallam, Mr. Harlan and a designee of Howtek, as Class II directors; and Messrs. Speyer, Parr and Howard, as Class III directors.

         In addition, if the merger is consummated, Mr. Speyer will serve as Chairman of the Board and Chief Executive Officer of Howtek and Mr. Parr will serve as President of Howtek.

Intelligent Systems' Directors, Officers and Employees Will Receive Options from the Merger (see page 39)

         In considering the board of directors' recommendations that you vote in favor of the plan and agreement of merger, you should be aware that directors, officers and other employees of Intelligent Systems will receive benefits from the merger in addition to any benefits they may receive as stockholders of Intelligent Systems. These benefits include grants of stock options under Howtek's stock option plan. Pursuant to the plan and agreement of merger, on the date on which the merger is completed, Howtek will grant stock options to purchase an aggregate of 1,200,000 shares of Howtek common stock to Intelligent Systems' employees, including stock options to purchase 550,000, 100,000, 155,000 and 100,000 shares of Howtek common stock to W. Kip Speyer, Dr. Maha Y. Sallam, Dr. Kevin S. Woods and Gregory J. Stepic, respectively. These options will be exercisable for a period of ten years from the date of grant at an exercise price of $3.49 per share.

Listing of Howtek's Common Stock on the Nasdaq SmallCap Market (see page 39)

         The shares of Howtek common stock issued in connection with the merger will be listed on the Nasdaq SmallCap Market. Immediately following the merger, Howtek will change the trading symbol for its common stock from "HOWT" to "ICAD."

                  Adoption of the Plan and Agreement of Merger

Howtek stockholders

         The affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Howtek common stock and Series A Preferred Stock, voting together as a single class, is required to adopt the plan and agreement of merger and the amended and restated Howtek certificate of incorporation.

         The date, time and place of the Howtek stockholder meeting is as follows:

         June 27, 2002, at 10:00 a.m., local time, at the offices of Howtek at 21 Park Avenue, Hudson, New Hampshire 03051.

         The directors and executive officers of Howtek currently hold approximately 21% of the votes entitled to be cast, represented by the Howtek common stock and Series A Preferred Stock, on the plan and agreement of merger and the amended and restated Howtek certificate of incorporation.

Intelligent Systems stockholders

         The consent of the holders of a majority of the shares of Intelligent Systems common stock outstanding and entitled to vote is required to adopt the plan and agreement of merger.

         The directors and executive officers of Intelligent Systems currently own approximately 57% of Intelligent Systems' common stock entitled to vote on the plan and agreement of merger.

         Intelligent Systems stockholders who do not consent to the merger will have dissenters' rights under certain circumstances. See pages 43 through 45 for more information.

                                Voting Agreements

Howtek

         Robert Howard, Chairman of the Board of Howtek, has agreed in writing with Intelligent Systems to vote his shares of common stock of Howtek, constituting approximately 19.5% of the votes represented by the outstanding Howtek common stock and Series A Preferred Stock, in favor of the plan and agreement of merger.

Intelligent Systems

         Dr. Maha Y. Sallam, Dr. Kevin S. Woods and W. Kip Speyer, Intelligent Systems' principal stockholders, have agreed in writing with Howtek to vote their shares of Intelligent Systems Common Stock, constituting approximately 55% of the outstanding Intelligent Systems common stock, in favor of the plan and agreement of merger.

                             Reasons for the Merger

Howtek

         The Howtek board of directors recommends the merger because the board believes, among other reasons, that:

o Howtek must increasingly rely on medical business opportunities and markets to achieve and maintain profitable business operations;

o a business combination between Howtek, a digitizer manufacturer, and Intelligent Systems, a CAD software and applications developer could result in reduced overall costs of goods and a preferred competitive position in the CAD marketplace for products of the combined companies;

o a business combination with Intelligent Systems could improve the operating results of Howtek, including increasing Howtek's revenues and profit margins and achieving and maintaining profitability; and

o the combined companies will be more attractive to market analysts and to institutional investors, which may contribute to enhancing the liquidity and value of Howtek's common stock.

         In addition, the Howtek board of directors believes that the cost of the merger in financial terms represents a reasonable investment by Howtek in furthering its business strategy.

         To review Howtek's reasons for the merger in greater detail, see pages 41 and 42.

Intelligent Systems

         The Intelligent Systems board of directors recommends the merger because the board of directors believes that the merger provides benefits to its stockholders, including:

         o an opportunity to raise the necessary capital, through the existing market for Howtek's common stock, which will better enable the combined company to roll out Intelligent Systems' current product and to develop and expand additional products lines in the medical devices industry;

         o the potential synergies created by combining the manufacturing capabilities of Intelligent Systems and Howtek;

         o the potential to create efficiencies by bringing together each company's products and technologies under the umbrella of the combined company;

         o the common stock of Howtek which the Intelligent Systems' stockholders will receive in connection with the merger will afford the Intelligent Systems stockholders greater liquidity than is currently available to them; and

         o Intelligent Systems' access to Howtek's image digitizer, a key component of the MammoReader(TM), at Howtek's cost will result in a substantial reduction in the per unit production costs of the MammoReader(TM).

         To review Intelligent Systems' reasons for the merger in greater detail, see pages 42 and 43.

                                  The Companies

Howtek, Inc.
21 Park Avenue
Hudson, New Hampshire 03051
(603) 882-5200

         Howtek, a Delaware corporation, develops, engineers and manufactures digital image scanners, film digitizers and related software for applications in the medical imaging, women's health and photographic markets.

Intelligent Systems Software, Inc.

Intelligent Systems Software, Inc.
6405 Congress Avenue
Boca Raton, FL 33487
(561) 994-4404

         Intelligent Systems, a Florida corporation, develops and markets state-of-the-art medical imaging technologies for use in the early detection of cancer.

                       Per Share Market Price Information

         Since July 16, 1998, Howtek's common stock has been traded on the Nasdaq SmallCap Market under the symbol "HOWT."

         On February 15, 2002, the last full trading day prior to the public announcement of the merger, the closing price of Howtek common stock was $3.40. On [ ], 2002, the latest practicable date before the printing of this document, the closing price of Howtek common stock was $[ ].

         Information with respect to the market price of Intelligent Systems common stock is not provided because there is no established trading market for shares of Intelligent Systems common stock.

         Howtek and Intelligent Systems stockholders are urged to obtain a current market quotation for Howtek common stock. No assurance can be given as to the future prices of, or markets for, Howtek common stock.

                  Selected Historical Financial Data of Howtek
                  (Amounts in thousands, except per share data)

         The following selected historical financial information should be read in conjunction with Howtek's financial statements and related notes which are included in Howtek's annual report on Form 10-K for the year ended December 31, 2001 which is incorporated by reference into this proxy statement/prospectus and which is being delivered with this proxy statement/prospectus, and Howtek's "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is included in Howtek's annual report on Form 10-K for the year ended December 31, 2001. The statement of operations data for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001, and the balance sheet data as of December 31, 1997, 1998, 1999, 2000 and 2001, are derived from the financial statements of Howtek, which have been audited by BDO Seidman, LLP, certified independent accountants. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                                   Year Ended December 31,
                                                           ------------------------------------------------------------------------
                                                               1997           1998           1999           2000           2001
                                                           ------------   ------------   ------------   ------------   ------------
Statement of Operations Data:

Revenues ..............................................    $      7,875   $      5,324   $      6,663   $      7,794   $      4,835
Loss from operations ..................................          (6,573)        (2,874)        (2,195)        (1,696)        (2,541)
Net loss ..............................................            (832)        (3,372)        (3,997)        (1,828)        (2,621)
Net loss available to common stockholders .............            (832)        (3,372)        (3,997)        (2,897)        (2,776)
                                                           ============   ============   ============   ============   ============
Net loss per share - basic and diluted ................    $       (.09)  $       (.33)  $       (.32)  $       (.22)  $       (.20)
                                                           ============   ============   ============   ============   ============
Weighted average number of shares used in computing
earnings per share- basic and diluted .................           9,039         10,143         12,661         13,373         13,950
                                                           ============   ============   ============   ============   ============

Balance Sheet Data:
                                                                                       At December 31,
                                                           ------------------------------------------------------------------------
                                                               1997           1998           1999           2000           2001
                                                           ------------   ------------   ------------   ------------   ------------
Working capital .......................................    $      3,792   $      2,560   $      2,439   $      2,938   $      1,583
Total assets ..........................................           7,071          6,351          5,697          5,946          4,161
Loans payable to related parties,
including current portion .............................            --              765          1,140          1,400            500
Note payable, including current portion ...............            --             --             --             --              179
Convertible Subordinated Debentures,
including current portion .............................           2,181          1,881            117            117             10
Total liabilities .....................................           3,721          4,080          2,776          3,044          2,122
Stockholders' equity ..................................           3,350          2,271          2,920          2,902          2,040

            Selected Historical Financial Data of Intelligent Systems


         The following selected historical financial information should be read in conjunction with Intelligent Systems' audited financial statements and notes thereto and Intelligent Systems' "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this proxy statement/prospectus. The summary historical balance sheet data as of December 31, 2000 and 2001, and the summary historical statement of operations data for each of the years ended December 31, 2000 and 2001, and for the period from March 27, 1996 (date of inception) through December 31, 2001, have been derived from Intelligent Systems' audited financial statements that are included elsewhere in this proxy statement/prospectus. The summary historical balance sheet data as of December 31, 1997, 1998 and 1999, and the summary historical statement of operations data for the years ended December 31, 1997, 1998 and 1999, have been derived from Intelligent Systems' unaudited financial statements that are not included in this proxy statement/prospectus. Grant Thornton LLP has audited the financial statements for the years ended December 31, 2000 and 2001 and the statement of operations from March 27, 1996 (date of inception) through December 31, 2001. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                                    Year Ended December 31,
                                                           ------------------------------------------------------------------------
                                                               1997           1998           1999           2000            2001
                                                           ------------   ------------   ------------   ------------   ------------
Statement of Operations Data:
Revenue
    Service Revenues ..................................    $       --     $       --     $     45,056   $       --     $       --
    Government Grant Revenue ..........................            --           24,176         78,149        475,192        486,330
                                                           ------------   ------------   ------------   ------------   ------------
               Total ..................................    $       --     $     24,176   $    123,205   $    475,192   $    486,330
                                                           ------------   ------------   ------------   ------------   ------------
Costs and expenses
     Cost of services .................................    $       --     $       --     $     22,500   $       --     $       --
     Noncash stock compensation .......................            --             --             --           45,000        276,060
     Research and development .........................          24,530        131,807        225,398        411,170        852,407
     General and administrative .......................            --             --           42,415        112,982        706,068
                                                           ------------   ------------   ------------   ------------   ------------
               Total ..................................    $     24,530   $    131,807   $    290,313   $    569,152   $  1,834,535
                                                           ------------   ------------   ------------   ------------   ------------
Loss from Operations ..................................    $    (24,530)  $   (107,631)  $   (167,108)  $    (93,960)  $ (1,348,205)
Other Income ..........................................    $         21   $         87   $        328   $     60,217   $      8,359
                                                           ------------   ------------   ------------   ------------   ------------
               Net Loss ...............................    $    (24,509)  $   (107,544)  $   (166,780)  $    (33,743)  $ (1,339,846)
                                                           ------------   ------------   ------------   ------------   ------------

                                                                                        At December 31,
                                                           ------------------------------------------------------------------------
                                                               1997           1998           1999           2000           2001
                                                           ------------   ------------   ------------   ------------   ------------
Balance Sheet Data:
Working capital (deficit) .............................    $      1,510   $    (33,231)  $    (54,752)  $   (156,292)  $   (314,561)
Total assets ..........................................    $     46,267   $     71,835   $     75,741   $    179,800   $    454,295
Long-term liabilities .................................    $     60,000   $    141,243   $      4,500             $-   $     56,155
Total liabilities .....................................    $     70,604   $    203,393   $    115,271   $    203,814   $    559,563
Stockholders equity (deficit) .........................    $    (24,337)  $   (131,558)  $    (39,530)  $    (24,014)  $   (105,268)

         Selected Unaudited Pro Forma Combined Condensed Financial Data
                  (Amounts in thousands, except per share data)

         This unaudited pro forma combined condensed selected information is included for illustration purposes only. It does not necessarily indicate what the operating results or financial position of the combined company would have been if the merger had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this unaudited pro forma combined condensed selected financial information in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere in this proxy statement/prospectus. This unaudited pro forma combined condensed selected financial information does not reflect any adjustments to conform to accounting practices or any cost savings or other synergies which may result from the merger or any future merger-related expenses. For a discussion of the assumptions made in the preparation of this selected unaudited pro forma combined condensed financial data, see page 79. The unaudited pro forma results of operations data gives effect to the merger as if it occurred at the beginning of the year for the period ended December 31, 2001. The unaudited pro forma balance sheet data gives effect to the merger as if it had occurred on December 31, 2001.


                                                                                           Year Ended
                                                                                          December 31,
                                                                                              2001
                                                                                         ---------------
Combined Statement of Operations Data:
   Total Revenues ..............................................................         $         5,287
   Loss from operations ........................................................                  (5,307)
   Net loss ....................................................................                  (5,378)
   Net loss available to common stockholders ...................................                  (5,533)
   Net loss per share - basic and diluted ......................................         $         (0.25)
   Weighted average number of shares used in computing earnings per share-
   basic and diluted ...........................................................                  22,350

                                                                                         At December 31,
                                                                                               2001
                                                                                         ---------------
Combined Balance Sheet Data:
   Working capital (deficit) ...................................................         $          (532)
   Total assets ................................................................                  32,170
   Total liabilities ...........................................................                   3,181
   Stockholders' equity ........................................................                  28,989

                           Comparative Per Share Data

         Set forth below are the net loss and net book value per common share data separately for Howtek on a historical basis, for Intelligent Systems on a historical basis, for the combined company on an unaudited pro forma combined basis and for the combined company on an unaudited pro forma combined basis per Intelligent Systems equivalent share, for the periods, and as of the dates, indicated.

         Howtek has not declared or paid any cash dividends on its common stock, and Howtek does not anticipate doing so in the foreseeable future.

         The unaudited pro forma combined data below are for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

         You should read the information below together with our respective historical financial statements and related notes contained in the annual reports and information that have been filed with the SEC and that are incorporated into this proxy statement/prospectus by reference.

                                                                                            As of and
                                                                                             for the
                                                                                            Year Ended
                                                                                           December 31,
                                                                                               2001
                                                                                         ---------------
Howtek historical per common share data:
   Net loss per share - basic and diluted ......................................         $         (0.20)
   Cash dividends ..............................................................                    --
   Net book value per common share .............................................         $          0.13

Intelligent Systems per common share data:
   Net loss per share - basic and diluted ......................................         $         (0.24)
   Cash dividends ..............................................................                    --
   Net book value per common share .............................................         $         (0.02)

Unaudited pro forma combined per Howtek common share data:
   Net loss per share - basic and diluted ......................................         $         (0.25)
   Cash dividends ..............................................................                    --
   Net book value per common share .............................................         $          1.23

Unaudited pro forma consolidated per Intelligent Systems equivalent common share data:
   Net loss per share - basic and diluted ......................................         $         (0.31)
   Cash dividends ..............................................................                    --
   Net book value per common share .............................................         $          1.54

                                  Risk Factors

         In considering whether to approve the merger you should consider carefully the risks we have described below.

Risks Relating to the Merger

         The value of the aggregate merger consideration and per share merger consideration to be received by Intelligent Systems stockholders will depend on the market price of Howtek common stock on the date the merger is completed.

         Under the terms of the plan and agreement of merger, and assuming that Intelligent Systems does not issue the Intelligent Systems Investment Shares and that no Intelligent Systems stockholder exercises dissenters' rights with respect to the merger, Howtek will issue approximately 8,400,000 shares of its common stock as merger consideration. The value of the aggregate merger consideration and per share merger consideration to be received by Intelligent Systems stockholders will depend upon the market price of Howtek common stock on the date on which the merger is completed. Because the market price of the Howtek common stock varies on a daily basis, Intelligent Systems stockholders will not know the actual value of the aggregate merger consideration or per share merger consideration until the date the merger is completed.

         The market price of Howtek common stock on the date the merger is completed could be lower, and may be significantly lower, or could be higher than the market price of Howtek common stock on February 15, 2002, the date the plan and agreement of merger was executed. Howtek and Intelligent Systems stockholders are urged to obtain a current market quotation for Howtek common stock prior to voting on or consenting to the merger, which could result in a lower or higher aggregate merger consideration payable to Intelligent Systems security holders than presented in this proxy statement/prospectus.

         If Intelligent Systems stockholders who receive Howtek common stock in the merger sell that stock immediately, it could cause a decline in the market price of Howtek common stock.

         All of the shares of Howtek common stock to be issued in the merger will be registered with the SEC and therefore will be immediately available for resale in the public market, except that shares issued in the merger to Intelligent Systems stockholders who are affiliates of Intelligent Systems before the merger or who become affiliates of Howtek after the merger will be subject to certain restrictions on transferability and approximately 7,864,863 shares of Howtek common stock, or approximately 9,864,863 shares of Howtek Common Stock if Intelligent Systems issues the Intelligent Systems Investment Shares, will be subject to transfer limitations contained in a stockholders' agreement. The number of shares of Howtek common stock to be issued to Intelligent Systems stockholders in connection with the merger and immediately available for resale will be substantial compared to the number of shares of Howtek common stock currently in the public market. Intelligent Systems stockholders who are not affiliates or bound by the stockholders' agreement may elect to sell the stock they receive immediately after the merger. As a result of future sales of such common stock, or the perception that these sales could occur, the market price of Howtek common stock may decline and could decline significantly before or at the time the merger is completed or immediately thereafter. If this occurs, or if other holders of Howtek common stock sell significant amounts of Howtek common stock immediately after the merger is completed, it is likely that these sales would cause a decline in the market price of Howtek common stock.

         The merger may go forward even if Intelligent Systems experiences a material adverse change.

         Although Howtek has the ability to do so, Howtek may elect to not terminate the plan and agreement of merger if Intelligent Systems experiences a material adverse change in its business, condition, results of operations, assets, liabilities or prospects after Howtek's stockholders vote to adopt the plan and agreement of merger. If Intelligent Systems suffers a material adverse change but the parties still complete the merger, Howtek's stock price may decline and Howtek may not be able to realize the anticipated benefits of the merger.

         Merger related accounting impairment and amortization charges may delay and reduce Howtek's profitability.

         The merger will be accounted for under the purchase method of accounting. Accordingly, under generally accepted accounting principles, the acquired assets and assumed liabilities of Intelligent Systems will be recorded on the books of the combined consolidated Howtek entity at their fair values at the date the merger is completed. Any excess of the value of the consideration paid by Howtek at the date the merger is completed over the fair value of the identifiable tangible and intangible assets of Intelligent Systems will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). As a result, Howtek may incur substantial accounting amortization charges in the period in which the merger is completed and over several years that may delay Howtek' profitability. Under current accounting standards, intangible assets will be amortized to expense over their estimated useful lives and goodwill will be tested on an annual basis for impairment, which will result in additional accounting amortization charges.

         The anticipated tax treatment of the merger may not be sustained.

         Both Howtek and Intelligent Systems anticipate that the merger will qualify as a tax-free "reorganization" for Federal income tax purposes, so that Intelligent Systems stockholders receiving Howtek common stock in exchange for their Intelligent Systems common stock may defer tax on all or a portion of any gain realized on the exchange. Howtek and Intelligent Systems have received opinions from their respective counsel that the merger will qualify as a tax-free reorganization. However, factual developments could make it uncertain whether the merger would so qualify. In addition, an opinion, though received, might be disputed by the Internal Revenue Service. Neither Howtek nor Intelligent Systems can assure you that the merger will qualify as a tax free reorganization.

         If Howtek is not able to integrate Intelligent Systems' operations into its business in a timely manner, the anticipated benefits of the merger may not be realized in a timely fashion, or at all, and Howtek's existing business may be adversely affected.

         The success of the merger will depend, in part, on Howtek's ability to realize the anticipated revenue enhancements, growth opportunities and synergies of combining with Intelligent Systems and effectively utilize the resources Howtek will have following the merger. The merger involves risks related to the integration and management of acquired technology and operations and personnel. The integration of the business will be a complex, time-consuming and potentially expensive process and may disrupt Howtek's business if not completed in a timely and efficient manner. Some of the difficulties that may be encountered by the combined company include:

         o integration of administrative, financial, development and engineering efforts and resources and coordination of marketing and sales efforts;

         o the diversion of management's attention from other ongoing business concerns; and

         o    potential conflicts between business cultures.

         If Howtek's management focuses too much time, money and effort to integrate Howtek's operations and assets, they may not be able to execute Howtek's overall business strategy or realize the anticipated benefits of the merger.

         If the merger is completed, some of Howtek's customers may be unwilling to continue to do business with Howtek because they compete with Intelligent Systems. Intelligent Systems is a competitor of several of Howtek's customers for medical imaging products. As a result, if the merger is completed, some of these customers may elect to discontinue doing business with Howtek.

         Failure to complete the merger could negatively impact Howtek's stock price, future business and operations.

         If the merger is not completed for any reason, Howtek may be subject to a number of material risks, including the following:

         o Howtek may experience a negative reaction, from both the financial markets and its customers, to the termination of the merger; and

         o Howtek must pay its costs related to the merger, such as amounts payable to legal and financial advisors and independent accountants, even if the merger is not completed.

         In the event Intelligent Systems stockholders exercise dissenters' rights, Howtek will have to pay fair value for their shares of Intelligent Systems common stock, in cash, the amount of which may be material.

          Under Florida law, Intelligent Systems' stockholders who do not consent to the adoption of the merger will have the right to dissent to the merger and receive fair value for his or her shares of Intelligent Systems common stock in cash (less any appreciation or depreciation in anticipation of the merger), in lieu of the Howtek common stock to be issued to Intelligent Systems stockholders in connection with the merger, provided that the Intelligent Systems stockholder complies with the relevant statutory procedures. If a significant number of Intelligent Systems stockholders exercise their dissenters' rights, Howtek will have to pay the dissenting stockholders fair value in cash, and Howtek will have less cash available for future operations.

Historical Howtek Business Risks


         The migration of Howtek's principal lines of business over the past three years has resulted in declining sales and a dependence upon its medical imaging and photographic products.

         In 1999 Howtek decided to shift its business focus from its prepress and graphic arts products, which then accounted for a majority of its revenues to its products for use in the medical and photographic markets, which it believed would provide it with higher margins. As a result of this migration, and a decline in sales of its photographic products, Howtek's revenues declined from approximately $7.8 million in 2000 to approximately $4.8 million in 2001 and Howtek has become increasingly dependent upon sales of its medical imaging products. Additionally, sales of Howtek's medical imaging products accounted for 48% of Howtek's sales for the year ended December 31, 2001, compared to 29% of Howtek's sales for the year ended December 31, 2000. Although Howtek has increased the number of resellers offering Howtek's digitizers into the medicine and picture archiving and communication system markets, there can be no assurance that these effects will result in increased sales or that any such increase will offset the anticipated further reduction in sales of Howtek's prepress and graphic arts and photographic products.

         Consistent with the shift in Howtek's business focus, if the merger is consummated the combined company will cease sales of Howtek's prepress and graphic arts products which will result in a writeoff of approximately $2 million in current assets attributable to that business against a current inventory reserve of approximately $700,000.

         Howtek believes that its principal markets have been adversely affected by an overall weakness in the United States and other economies and cannot assure you that this market will grow in the near future, or at all.

         Howtek believes that the telemedicine and picture archiving communication system portions of the medical market has recently declined, as customer purchases have been deferred or reconsidered as a result of the overall weakness of the economy. In the event that these portions of the medical market do not increase, Howtek will have to increase its market share to increase its sales. Continued weakness in the United States economy or economies in other markets served by Howtek, particularly Asia, would likely continue to adversely effect Howtek's sales and operating results.

         Howtek may need additional financing to implement its strategy and expand its business.

         Howtek may need additional debt or equity financing to pursue its strategy and increase sales in the medical markets. Any financing that Howtek needs may not be available at all and, if available, may not be available on terms that are acceptable to Howtek. The failure to obtain financing on a timely basis, or on economically favorable terms, could prevent Howtek from continuing its strategy or from responding to changing business or economic conditions, and could cause Howtek to experience difficulty in withstanding adverse operating results or competing effectively.

         If Howtek raises additional funds by issuing equity securities, Howtek stockholders may experience dilution of their ownership interest. Moreover, Howtek could issue preferred stock that has rights senior to those of its common stock or Series A Preferred Stock. If Howtek raises funds by issuing debt securities, these securities would have rights, preferences and privileges senior to holders of common stock and lenders may place limitations on Howtek's operations.

         Because some of Howtek's medical digitizers are incorporated into original equipment manufacturers' products which are regulated by the Food and Drug Administration, or FDA, Howtek's sales of its medical imaging products are dependent upon these third parties obtaining FDA approval for its products.

         Howtek's medical digitizers are incorporated into products sold by third-party original equipment manufactures, or OEMs. Some of these OEM products are regulated by the FDA and require FDA approval, prior to marketing the products in the United States. Obtaining FDA approval is a lengthy process and is handled by the third-party OEM. Accordingly, Howtek is not in control of the process. In the event that Howtek is unable to maintain its relationship with the OEM's which incorporate its products or enter into agreements with additional OEM's which subsequently receive FDA approval, Howtek's business operating results and prospects will suffer.

         Because a portion of Howtek's sales are outside the United States, Howtek is subject to additional risks, including devaluations of foreign currencies, instability in key geographic markets, tariffs and other trade barriers which are not within Howtek's control.

         Howtek's international sales subject Howtek to the risk of loss in the event of devaluation of foreign currencies in which sales are made between the time of contract and payment. Howtek does not enter into currency hedging transactions. In addition, Howtek's international sales would be adversely affected by political, social or economic instability or the imposition of tariffs and other trade barriers in the geographic markets in which it sells its products.

         Because Howtek faces intense competition for all of its product lines, price discounting often occurs and may adversely affect Howtek's operating results.

         Howtek competes with a variety of companies for sales of its medical imaging products, photographic products and prepress products. As a result discounting among manufacturers and distributors of prepress scanner products is intense. Increased price discounting could adversely effect Howtek's gross margins and operating results. Howtek cannot give any assurance that it will be able to effectively compete in the future or that it will not be required to discount its products to increase sales.

         Howtek's products may become obsolete.

         Howtek's ability to compete effectively will depend, in large part, on its ability to offer state of the art products. Howtek's competitors might develop and sell new products that are technically superior to Howtek's current product line that could result in Howtek's inability to sell existing products or its inability to sell its products without offering a significant discount. Howtek cannot give any assurance that its products will not become obsolete in the future or that it will be able to upgrade its product line or introduce new products if required.

         Howtek depends upon a limited number of suppliers and manufacturers for its products.

         Howtek's products are generally either manufactured and assembled for it by a sole manufacturer, by a limited number of manufacturers or assembled by Howtek from supplies it obtains from a limited number of suppliers. Howtek generally does not have long-term arrangements with any of its manufacturers or suppliers. The loss of a sole or key manufacturer or supplier would impair Howtek's ability to deliver products to customers in a timely manner and would adversely affect Howtek's sales and operating results. Howtek's business would be harmed if any of its manufacturers or suppliers could not meet Howtek's quality and performance specifications and quantity and timing requirements.

Other Risks Relating to Howtek

         The substantial number of options, warrants and convertible securities to purchase Howtek common stock could result in dilution to Howtek stockholders.

         If, following the merger, the holders of all outstanding Howtek options, warrants and other convertible debt and equity securities exercised or converted those options, warrants and convertible securities, into common stock, Howtek would be required to issue approximately 2.3 million additional shares of common stock. The exercise or conversion of options, warrants and convertible securities below the market price of Howtek common stock will result in dilution to Howtek stockholders, including Intelligent Systems stockholders receiving Howtek common stock in the merger.

         Because ownership of Howtek is concentrated, a small number of stockholders exert significant influence over Howtek.

         The three largest stockholders of Howtek owned shares of Howtek capital stock representing approximately 30% of the votes represented by Howtek's outstanding common stock and Series A Preferred Stock as of March 31, 2002, and following the merger these stockholders, together with the then largest Intelligent Systems stockholders, will own a controlling interest in Howtek common stock. As a result, these stockholders have the ability to exert significant influence over Howtek's business, including the election of directors and the approval of any other action requiring the approval of stockholders. This concentration of share ownership may:

         o    delay or prevent a change of control of Howtek;

         o impede a merger, consolidation, takeover or other business combination involving Howtek; or

         o discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Howtek.

         Provisions of Howtek's corporate charter documents and Delaware law could delay or prevent a change of control.

         Howtek's certificate of incorporation authorizes the board of directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by Howtek's board of directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. There are two series of preferred stock currently outstanding which have a preference over the common stock if Howtek is liquidated. The Series A Preferred Stock entitles the holders thereof to 100 votes for each share. In addition, specific rights granted to future holders of preferred stock could be used to restrict Howtek's ability to merge with, or sell its assets to a third party. The ability of Howtek's board of directors to issue preferred stock could discourage, delay, or prevent a takeover of Howtek, thereby preserving control by the current stockholders.

         As a Delaware corporation, Howtek is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, Section 203 restricts the ability of a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. Subject to exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. As a result of the application of Section 203, potential acquirers may be discouraged from attempting to acquire Howtek, thereby possibly depriving its stockholders of acquisition opportunities to sell or otherwise dispose of its stock at above-market prices typical of acquisitions.

         The price of Howtek's common stock could be volatile.

         Howtek's common stock is quoted on the Nasdaq SmallCap Market which market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of Howtek's common stock without regard to the operating performance. In addition, the trading price of Howtek's common stock could be subject to significant fluctuations in response to actual or anticipated variations in Howtek's quarterly operating results announcements by Howtek or its competitors, factors affecting medical imaging and digital photographic industries generally, changes in national or regional economic conditions, changes in securities analysts' estimates for Howtek's competitors' or industry's future performance or general market conditions. The market price of Howtek's common stock could also be affected by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in Howtek's industry.

         Howtek's common stock may become subject to delisting by Nasdaq if Howtek fails to meet Nasdaq's continued inclusion requirements.

         Howtek may not be able to maintain Nasdaq's requirements for continued listing of its common stock on the Nasdaq SmallCap Market, particularly if the merger is not completed. Among other things, Nasdaq requires that an issuer maintain stockholders' equity of at least $2,500,000 (or, in the alternative through October 31, 2002, net tangible assets of $2,000,000) and a minimum bid price of at least $1.00. At December 31, 2001, Howtek's stockholders' equity was $2,039,557. If the merger is not completed, Howtek's stockholders' equity and net tangible assets could fall below the minimum requirements for continued listing, which could result in delisting of its common stock from Nasdaq. In addition, the closing bid price of Howtek's common stock has from time to time been below $1.00. If Howtek's common stock falls below $1.00 and remains below $1.00 beyond Nasdaq's grace periods, Howtek's common stock could be delisted from Nasdaq.

Risks relating to the Medical Device Industry

         The combined company will be subject to extensive regulation with potentially significant costs for compliance.

         The MammoReader(TM) system is a medical device subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act. The FDA's regulations govern, among other things, product development, product testing, product labeling, product storage, premarket clearance or approval, advertising and promotion, and sales and distribution. Unanticipated changes in existing regulatory requirements or adoption of new requirements could, following the merger, adversely affect the combined company's business, financial condition and results of operations.

         The FDA's Quality System Regulation will require that the combined company's manufacturing operations follow elaborate design, testing, control, documentation and other quality assurance procedures during the manufacturing process. The combined company will also be subject to FDA regulations covering labeling regulations, adverse event reporting, and the FDA's general prohibition against promoting products for unapproved or off-label uses.

         The combined company's manufacturing facilities will also be subject to periodic unannounced inspections by the FDA and corresponding state agencies and international regulatory authorities for compliance with extensive regulatory requirements. Intelligent Systems believes its manufacturing facilities are in compliance with applicable requirements, however, currently, Intelligent Systems cannot be certain that the FDA, following an inspection of these manufacturing facilities, would determine that they are in full compliance. The combined company's failure to fully comply with applicable regulations could result in the issuance of warning letters, non-approvals, suspensions of existing approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

         In order to market and sell the MammoReader(TM) in other countries after the merger, the combined company must obtain and maintain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals, and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals is an expensive and time consuming process. The combined company cannot be certain that it will be able to obtain the necessary regulatory approvals timely or at all in any foreign country in which it plans to market the MammoReader(TM), and if the combined company fails to receive such approvals, its ability to generate revenue may be significantly diminished.

         The combined company may not be able to obtain regulatory approval for any of the other products that it has considered developing.

         Intelligent Systems has received FDA approvals only for its MammoReader(TM) products. Before the combined company is able to commercialize any other product, the combined company must obtain regulatory approvals for each indicated use for that product. The process for satisfying these regulatory requirements is lengthy and will require the combined company to comply with complex standards for research and development, testing, manufacturing, quality control, labeling, and promotion of products.

         The combined company's products may be recalled even after it has received FDA approval or clearance.

         If the safety or efficacy of the combined company's products are called into question, the FDA and similar governmental authorities in other countries may require the combined company to recall its products. This is true even if Intelligent Systems has previously received approval or clearance by the FDA or a similar governmental body. Such a recall could be the result of component failures, manufacturing errors or design defects, including defects in labeling. Such a recall would divert the focus of the combined company's management and its financial resources and could materially and adversely affect its reputation with customers.

         Reforms in reimbursement procedures by Medicare or other third-parties may adversely affect the combined company's business.

         In the United States, Medicare and a number of commercial third-party payors provide reimbursements for the use of CAD in connection with mammography screening and diagnostics. In the future, however, these reimbursements may be unavailable or inadequate due to changes in applicable legislation or regulations, or due to changes in the reimbursement policies of third-party payors. As a result, healthcare providers may be unwilling to purchase Intelligent System's MammoReader(TM) products or any of the combined company's future products, which could significantly harm the combined company's business, financial condition and operating results. In addition, if use of mammograms for broad screening to detect breast cancer were determined to be ineffective or if recommendations for regular mammograms were eliminated or reduced, the effect could be material and adverse to the combined company.

         Acceptance of the combined company's products outside of the United States depends, in part, upon the availability of similar reimbursements in the markets in which the combined company intends to focus its international marketing activities. Reimbursements and health insurance systems in markets outside of the United States vary from country to country. If the combined company is unable to qualify its products for reimbursement outside of the United States, the combined company may not be able to gain international market acceptance for its products.

         There is no guaranty that any of the products which the combined company contemplates developing will become eligible for reimbursements or health insurance coverage in the United States or abroad at favorable rates or even at all or maintain eligibility.

         The combined company expects that the sales cycle for its products will be lengthy and unpredictable and that its quarterly results will be unpredictable.

         The combined company expects that many of its customers will be institutional organizations, such as hospitals, with significant purchasing power and cyclical ordering practices. Although Intelligent Systems' MammoReader(TM) system is currently less expensive than the devices of Intelligent Systems' competitors, the purchase of Intelligent Systems' MammoReader(TM) system requires a larger-than-average capital expenditure that will likely require approval of the combined company's customers' senior management and result in a lengthy sales and purchase order cycle. Consequently, Intelligent Systems may be unable to accurately estimate its manufacturing and support requirements. The combined company's larger institutional customers may also demand discounted prices on Intelligent Systems' products. As a result, the combined company's actual sales may differ significantly from its estimated sales and the combined company may incorrectly allocate its resources. If the combined company is unable to accurately project sales and allocate corresponding resources, it may incur substantial fluctuations in its operating results for any given quarter.
         Even if the combined company is able to achieve profitability, it may occur in a quarter with concentrated revenue. In that case, the combined company would expect reduced revenue in the following quarter or quarters, and possibly a quarterly loss or quarterly losses. As a result, stockholders may not be able to rely upon the combined company's operating results in any particular period as an indication of future performance.

         The medical equipment industry is litigious, and the combined company may be sued for allegedly violating the intellectual property rights of others.

         The medical technology industry is characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. In addition, major medical device companies have used litigation against emerging growth companies as a means of gaining a competitive advantage.

         From time to time, the combined company may learn of allegations or threats from third parties drawing its attention to their patent rights. Howtek and Intelligent Systems have been advised by a third party that it may allege that Howtek and Intelligent Systems have infringed upon certain of the third party's patents. Neither Howtek nor Intelligent Systems have been sued and they have not received notice that any third party intends to sue to that effect. There may be other patent rights of which Intelligent Systems and Howtek are presently unaware.

         Should third parties file patent applications or be issued patents claiming technology also claimed by Intelligent Systems in pending applications, the combined company may be required to participate in interference proceedings in the U.S. Patent and Trademark Office to determine the relative priorities of Intelligent Systems' inventions and the third parties' inventions. The combined company could also be required to participate in interference proceedings involving any patents which may be issued to the combined company and pending applications of another entity. An adverse outcome in an interference proceeding could require the combined company to cease using the technology or to license rights from prevailing third parties.

         Howtek and Intelligent Systems are aware of third parties whose business involves the use of CAD systems. Certain of these parties have issued patents or pending patent applications on technology that they may assert against the combined company. Third parties may claim the combined company is using their patented inventions and may go to court to stop the combined company from engaging in its normal operations and activities. These lawsuits are expensive to defend and conduct and would also consume and divert the time and attention of the combined company's management. A court may decide that the combined company is infringing a third party's patents and may order it to cease the infringing activity. The court could also order the combined company to pay damages for the infringement. These damages could be substantial and could harm the combined company's business, financial condition and operating results.

         If the combined company is unable to obtain any necessary license following a determination of infringement or an adverse determination in litigation or in interference or other administrative proceedings, the combined company would have to redesign its products to avoid infringing a third party's patent and could temporarily or permanently have to discontinue manufacturing and selling some of its products. If this were to occur, it would negatively impact future revenue.

         The combined company may be unable to protect its intellectual property rights and, consequently, Intelligent Systems' competitors may benefit from the combined company's efforts and compete directly against the combined company.

         Presently, patent applications have been filed for the proprietary technology which serves as the basis of Intelligent Systems' MammoReader(TM) system. Intelligent Systems' patent applications, or any patents which may be issued to it, may be challenged, invalidated or circumvented by third parties. Any patent ultimately issued to the combined company may not be in a form that will be beneficial to the combined company. To the extent the combined company is unable to adequately protect any of the intellectual property used in connection with MammoReader(TM) or any future products, competitors may take advantage of the situation and produce competing products, which could harm the combined company's competitive position and ultimately harm its operating results.

         Howtek and Intelligent Systems also rely on a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality agreements and other contractual restrictions to protect its proprietary technology. However, these legal means afford only limited protection and may not adequately protect the combined company's rights or permit it to gain or keep any competitive advantage. The combined company may not be able to prevent the unauthorized disclosure or misappropriation of its technical knowledge or other trade secrets by employees. If that were to occur, the combined company's proprietary technologies and software applications would lose value and the combined company's business, results or operations and financial condition could be materially adversely affected.

         Adverse events could undermine the combined company's efforts to protect Intelligent Systems' intellectual property. The combined company's competitors may be able to develop competing technologies or products that do not infringe any of the combined company's intellectual property rights. Even if a competitor infringes the combined company's intellectual property rights, the combined company may be unable to bring, or prevail in, a suit to protect its rights.

         Furthermore, the laws of some foreign countries may not adequately protect the combined company's intellectual property rights. As a result of all of these factors, the combined company's efforts to protect its intellectual property may not be adequate, and the combined company's competitors may independently develop similar competing technologies or products, duplicate the combined company's products, or design around the combined company's intellectual property rights. This would harm the combined company's competitive position, decrease its market share, or otherwise harm its business.

         The combined company may be unable to secure licenses for any technology which may be necessary to improve current or future products

         It is likely that the technology underlying Intelligent Systems' existing and planned products may be fundamentally improved and that the resulting technology may be owned by third parties. As a result, the combined company may be required to obtain licenses to this new technology to improve Intelligent Systems' current or future products. The cost of licensing such technology may significantly increase the unit cost of Intelligent Systems' products.

         The combined company may be unable to obtain favorable terms for licenses for this new technology or, alternatively, the owners of the technology may refuse to license it to the combined company in order to maintain their own competitive advantage. In either case, Intelligent Systems' products may not be competitive with the products manufactured by others. Even if the combined company were able to obtain rights to a third party's patented intellectual property, these rights may be non-exclusive, thereby giving Intelligent Systems' competitors access to the same intellectual property.

         Some studies have questioned the efficacy of using mammography as a method to reduce mortality. If mammography proves to be less effective, Intelligent Systems' business would be seriously harmed. In addition, competing technologies could replace mammography as the preferred method for screening for breast cancer.

         Intelligent Systems is aware that the efficacy of screening mammography to reduce mortality has been questioned in several publications. Even if unproven, this could lead to a reduction in the use of mammography as a tool to detect breast cancer in the United States and abroad. If mammography is ultimately proven to be ineffective, or if recommendations for regular mammograms were eliminated or reduced, Intelligent Systems' business would certainly be seriously harmed.

         Intelligent Systems is also aware of companies that are developing alternatives to traditional breast cancer detection, including refractive light, thermal technologies, breast ultrasound, magnetic resonance imaging and non-imaging tests.

         The combined company may be unable to commercialize the CAD technology or the MammoReader(TM) for their intended application or be able to develop additional applications for this technology or product.

         To date, Intelligent Systems has concentrated its efforts primarily on development of the MammoReader(TM) and has performed only limited research on specific diagnostic applications for the MammoReader(TM), i.e. for the detection of breast cancer. There may not be a viable commercial market for the MammoReader(TM) without a proven diagnostic application. If this market does not develop as Intelligent Systems anticipates, the combined company will depend on the successful development and marketing of specific applications for the MammoReader(TM) to generate revenue.

         The combined company may be unable to commercialize the CAD technology or the MammoReader(TM) system for the detection of any other types of cancer. As a result, the combined company's development of any products for the detection of other forms of cancer may require it to expend substantial additional resources and there is no guaranty that it will be able to successfully develop these new and additional products.

         The combined company may be exposed to significant product liability for which the combined company may not be able to procure sufficient insurance coverage.

         Intelligent Systems' business exposes it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of medical imaging devices. If available at all, product liability insurance for the medical device industry generally is expensive. Currently, Intelligent Systems has liability insurance coverage which it deems appropriate for its current stage of development. No assurance can be given that this level of coverage will be adequate or that adequate insurance coverage will be available in sufficient amounts or at a reasonable cost in the future, or that a product liability claim would not have a material adverse effect on the combined company.

Other Risks Related to the Combined Company Following the Merger

         Each of Howtek and Intelligent Systems has incurred significant losses and there can be no assurance that the combined company will be able to achieve and sustain profitability.

         Each of Howtek and Intelligent Systems has incurred losses, which have been substantial in relation to its operation. Howtek has incurred losses in excess of $54 million since its inception, including a net loss of approximately $2,621,000 during the year ended December 31, 2001, and Intelligent Systems has incurred losses totally approximately $1,700,000 since its inception in March 1996. Howtek's and Intelligent Systems' losses are continuing through the date of this proxy statement/prospectus.

         There can be no assurance that the combined company will be able to achieve and sustain profitability.

         Intelligent Systems does not have a substantial operating history. The combined company may not be able to successfully implement Intelligent Systems' business model or effectively manage its growth.

         Intelligent Systems only commenced generating revenue from the sale of MammoReader(TM) , its first product, in 2002. Sales of Intelligent Systems' products, together with sales of other products of the combined company, may not generate sufficient cash to support the combined company's operations following the merger. There can be no assurance that adequate funds for Intelligent Systems' operations, whether from the combined company's revenues, financial markets, collaborative or other arrangements with corporate partners, if any, or from other sources, will be available when needed or on terms attractive to the combined company. The inability to obtain sufficient funds may require the combined company to delay, scale back or eliminate some or all of its development activities, clinical studies and/or regulatory activities or to license third parties to commercialize products or technologies that the combined company would otherwise seek to develop itself. No assurance can be given that Intelligent Systems' technology or any future technologies or products that may be acquired or developed by the combined company will be successfully developed, commercialized or accepted by the marketplace or that sufficient revenues will be realized to support operations or future research and development programs.

         To address these risks, the combined company must, among other things, establish, maintain and increase its relationships with radiologists and other members of the health care industry, implement and successfully execute the combined company's business and marketing strategies, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the combined company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the combined company's business, financial condition and results of operations.

         The combined company's future prospects depend on its ability to retain current key employees and attract additional qualified personnel.

         The combined company's success depends in large part on the abilities and continued service of Howtek's and Intelligent Systems' executive officers and other key employees. The combined company may not be able to retain the services of its executive officers and other key employees. The loss of executive officers or other key personnel could have a material adverse effect on the combined company.

         In addition, in order to support the combined company's continued growth, the combined company will be required to effectively recruit, develop and retain additional qualified management. If the combined company is unable to attract and retain additional necessary personnel, it could delay or hinder the combined company's plans for growth. Competition for such personnel is intense, and there can be no assurance that the combined company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract necessary personnel could have a material adverse effect on the combined company's business, financial condition and results of operations.

         Some of the combined company's competitors will have significantly greater resources and may prevent the combined company from achieving or maintaining significant market share. As the market for CAD grows, competition for mammography products will likely increase.

         The medical equipment market is highly competitive and changes rapidly. Competitors in this market are highly sensitive to the introduction of new products and competitors. Other well known medical imaging equipment manufacturers have explored the possibility of introducing their own versions of CAD products into the market. Because many of these companies have significantly greater resources than the combined company will have, they may be able to respond more quickly to the evolving and emerging technologies in the market and they may be better suited to respond the changing needs of their customers. The financial strength of many of these companies may enable them to develop their own proprietary CAD products or acquire the combined company's competitors to bring competing products to market more quickly. Additionally, some of these companies benefit from name recognition, established relationships with healthcare professionals, diversified product lines, established distribution channels, and greater product development, manufacturing, and sales and marketing resources.

         Intelligent Systems currently faces direct competition from R2 Technology, Inc. and CADx Medical Systems. Each of those competitors has received FDA approval to market their respective CAD systems for use in mammography screening and diagnostics. Intelligent Systems also expects that Scanis, Inc. will receive FDA approval to market its product within the next 12 months. Intelligent Systems expects that as the market for CAD grows, other competitors may seek to introduce CAD products priced even lower than Intelligent Systems'. Customers seeking a low-cost CAD solution may prefer a competitor's lower-priced product to the combined company's and may result in pricing cutting by the combined company which will reduce its profit margin.

         Intelligent Systems recently established its manufacturing facilities and has recently begun its manufacturing operations.

         Intelligent Systems recently established its manufacturing operations and is inexperienced in manufacturing the MammoReader(TM) products in the volume that will be necessary for it to achieve significant commercial sales. Intelligent Systems must develop a manufacturing infrastructure for the high-volume production of Intelligent Systems' products, and Intelligent Systems may need to expand these manufacturing facilities in the near future.

         The development of Intelligent Systems' manufacturing facilities and its manufacturing operations may be delayed by unforeseen circumstances, including:

         the need for additional capital;

         the need to obtain additional regulatory approvals;

         difficulties associated with expanding from small-scale, pilot production to higher volume capacity;

         Intelligent Systems' inability to timely obtain necessary manufacturing equipment;

         shortages of qualified personnel or key components;

         unexpected delivery failures by suppliers; and

         unexpected environmental conditions.

         If the combined company is unable to complete or expand the manufacturing facilities on schedule, or if the facilities fail to meet Intelligent Systems' needs, it will not be able to meet its customers' requirements. As a result, the combined company could lose customer sales to its competitors and suffer reduced revenue.

         Intelligent Systems relies exclusively on one distributor in the United States for the sale, service, installation and distribution of its MammoReader(TM) products and if the distributor fails, or is unable, to allocate sufficient resources to sell, service, install and distribute Intelligent Systems' products, its financial condition will suffer.

         Intelligent Systems has appointed Instrumentarium Imaging, Inc. as its exclusive distributor in the United States for the sale, service, installation and distribution of its MammoReader(TM) products. If Instrumentarium Imaging Inc. becomes subject to financial difficulty or otherwise does not commit the resources necessary to execute Intelligent Systems' sales, service, installation and marketing strategy, or if Intelligent Systems is unable to attract additional distributors (for distribution of products outside of the Unites States), it may fail to generate sufficient revenue.

         Recent Developments Concerning Howtek

         Howtek has recently announced that it is engaged in development of a new generation radiographic film digitizer, the Fulcrum(TM) Medical Digitizer which has been designed to address the specialized requirements of computer assisted detection of disease at which Howtek believes is an attractive price/performance ratio. Howtek expects that the first application of the Fulcrum digitizer will be its use in third party CAD systems to convert film-based mammograms to digital form for computer analysis. Howtek has previewed the new device to selected prospective customers, and anticipates manufacture will commence in the fourth quarter of 2002. There can be no assurance that Howtek or the combined company will be able to successfully commercialize the Fulcrum(TM) medical digitizer.

                       Where You Can Find More Information

         This proxy statement/prospectus incorporates documents by reference which are not presented in, or delivered with, this proxy statement/prospectus.

         All documents filed by Howtek pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of Howtek's annual meeting of stockholders are incorporated by reference into and are deemed to be a part of this proxy statement/prospectus from the date of filing of those documents.

         You should rely only on the information contained in this document or that to which you have been referred. No one is authorized to provide you with any additional information.

         The following documents, which have been filed by Howtek with the Securities and Exchange Commission (SEC file number 001-09341) are incorporated by reference into this proxy statement/prospectus:

         o Howtek's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         o Howtek's Current Report on Form 8-K filed with the SEC on February 19, 2002;

         o The description of Howtek's common stock contained in Howtek's Registration Statement on Form 8-A filed with the SEC together with any amendment or report filed with the SEC for the purposes of updating the description; and

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus by any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

         The documents incorporated by reference into this proxy statement/prospectus are available from us upon request. Howtek will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement/prospectus are not themselves specifically incorporated by reference in this proxy statement/prospectus, then the exhibits will not be provided. Any request for documents should be made no later than 5 days before the meeting date to ensure timely delivery of the documents.

         Requests for documents or questions relating to Howtek should be directed to:

         Howtek, Inc., 21 Park Avenue, Hudson, New Hampshire 03051, Attention:
Ms. Connie Webster, Corporate Secretary of Howtek, or by telephone to Ms. Webster at (603) 882-5200.

         Howtek files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of Howtek's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

                                 Judiciary Plaza
                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding Howtek. The address of the Securities and Exchange Commission website is http://www.sec.gov.

         Howtek has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Howtek's common stock to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of Howtek filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

         This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in Howtek's affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to Howtek was provided by Howtek and the information contained in this proxy statement/prospectus with respect to Intelligent Systems was provided by Intelligent Systems.

         A copy of Howtek's Annual Report on Form 10-K for the year ended December 31, 2001, which includes financial statements but excludes exhibits, is being mailed with this proxy statement/prospectus. You may receive additional copies of the Annual Report on Form 10-K for the year ended December 31, 2001.

         Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to Howtek's expenses in furnishing the requested exhibit.

                           Forward-looking Statements

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement/prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement/prospectus referring to Howtek and Intelligent Systems, and they may also be made a part of this proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission by Howtek, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

         Words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "plans" or similar expressions, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Howtek and Intelligent Systems, the factors relating to the merger discussed under "Risk Factors" and elsewhere in this document could cause actual results to differ materially from those described in the forward-looking statements. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement/prospectus or the date of the document incorporated by reference in this proxy statement/prospectus. Neither Howtek nor Intelligent Systems is under any obligation, and each expressly disclaims any obligation, to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

         All subsequent forward-looking statements attributable to Howtek or Intelligent Systems or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

         Annual Meeting of Howtek Stockholders

         Howtek and Intelligent Systems are sending you this proxy statement/prospectus in order to provide you with important information regarding the merger, the indemnification amendment, the amended and restated Howtek certificate of incorporation, the election of nine directors and the amendment to Howtek's line of credit agreement with Robert Howard and to solicit the proxies of Howtek stockholders for use at the 2002 Howtek annual meetings of stockholders and at any adjournments or postponements of the Howtek annual meeting. The Howtek annual meeting is scheduled to be held at the time and place described below.

Howtek Annual Meeting

         General. The 2002 Howtek annual meeting of stockholders is scheduled to be held on June 27, 2002 at 10:00 a.m. (local time), at Howtek's offices at 21 Park Avenue, Hudson, New Hampshire 03051. At the Howtek annual meeting, Howtek stockholders will have the opportunity to consider and vote upon the following:

o        the adoption of the plan and agreement of merger;

o the adoption of the amended and restated Howtek certificate of incorporation including, which provides for, among other things, the following amendments:

                  o        change Howtek's name to icad, inc.

                  o increase the number of shares of common stock that Howtek has authority to issue from 25,000,000 to 50,000,000 shares and, consequently increase the total number of shares of all classes of common stock that Howtek has authority to issue from 26,000,000 to 51,000,000 shares; and

                  o classify Howtek's board of directors into three classes;

o the election of five directors of Howtek, and subject to, and commencing upon, the completion of the merger, to elect four additional directors of Howtek to serve in a classified board of directors as follows: three Class I directors to hold offices for a one-year term expiring at the 2003 annual meeting of stockholders; three Class II directors to hold office for a two-year term expiring at the 2004 annual meeting of stockholders; and three Class III directors to hold office for a three-year term expiring at the 2005 annual meeting of stockholders;

o the adoption of an amendment to Howtek's certificate of incorporation to indemnify Howtek's directors, officers, employees and agents to the fullest extent permitted by Delaware law;

o the amendment of Howtek's line of credit agreement with Robert Howard to amend the conversion price of advances under the line of credit (which advances are convertible in shares of Howtek common stock) from the market price of Howtek common stock at the time of conversion to the lesser of the market price of Howtek common stock at the time of the advance or at the time of conversion;

o        the adoption of Howtek's 2002 Stock Option Plan;

o the ratification of the selection of BDO Seidman, LLP as Howtek's independent auditors for Howtek's fiscal year ended December 31, 2002; and

o any other matters properly brought before the Howtek annual meeting, including approval of any adjournment or postponement of the annual meeting.

The Howtek board of directors has approved the merger and the amended and restated Howtek certificate of incorporation and the other proposals set forth above and recommends that Howtek stockholders vote "for" the adoption of the plan and agreement of merger, the amended and restated Howtek certificate of incorporation and the other proposals set forth above. If the merger is not completed, the amended and restated Howtek certificate of incorporation will not be effected and only five directors of Howtek will be elected.

         Record Date. The Howtek board of directors has fixed the close of business on May 13, 2002, as the record date for the determination of holders of shares of Howtek common stock entitled to notice of and to vote at the Howtek annual meeting.

         Stock Entitled to Vote. As of the record date, there were [15,513,178] shares of Howtek common stock issued and outstanding held by approximately [291] stockholders of record, and 8,150 shares of Howtek's Series A Preferred Stock issued and outstanding held by approximately [4] stockholders of record. Each holder of Howtek common stock as of the record date will have the right to one vote with respect to the matters to be acted upon at the Howtek annual meeting for each share registered in the holder's name on the books of Howtek as of the close of business on May 20, 2002. Each share of Howtek Series A Preferred Stock entitles the holder to 100 votes per share with respect to the matters to be acted upon at the Howtek annual meeting for each share registered in the holder's name on the books of Howtek on the close of business on May 13, 2002. Based upon 8,150 shares of Series A Preferred Stock outstanding on the record date, the holders of the Series A Preferred Stock are entitled to an aggregate of 815,000 votes. Holders of Howtek Series A Preferred Stock vote together with holders of Howtek common stock as a single class on all matters to be acted on at the Howtek annual meeting.

         Quorum; Required Vote. The presence in person or by properly executed proxy of the holders of shares constituting a majority of the votes entitled to be cast at the meeting is necessary for quorum purposes. The affirmative vote of the holders of a majority of the votes represented by the Howtek common stock and Howtek Series A Preferred Stock, voting together as a single class, entitled to vote on the proposals will be required to adopt the plan and agreement of merger, the amended and restated certificate of incorporation and the amendment to Howtek's certificate of incorporation relating to indemnification of officers and directors. The directors will be elected by the affirmative vote of a plurality of the votes represented by the shares of Howtek common stock and Howtek Series A Preferred Stock, voting together as a single class cast at the annual meeting. All other proposals will be decided by a majority of the votes cast at the annual meeting, provided a quorum exists.

         The Howtek board of directors has conditioned the effectiveness of the amended and restated Howtek certificate of incorporation upon the consummation of the merger. Accordingly, if the merger is not consummated, the amended and restated of Howtek certificate of incorporation, which includes the increase to Howtek's authorized capital stock and common stock and classification of Howtek's board of directors into three classes will not be affected even if these proposals are adopted by Howtek's stockholders. In the event that the merger is not consummated, five members of Howtek's board of directors elected at the 2002 annual meeting, Messrs. Parr, Howard, Harlan and two directors nominated by Howtek, will serve until the next annual meeting of the stockholders of Howtek and the other four members, Drs. Sallam and Woods and Messrs. Speyer and Stepic, will not serve.

         Stock Ownership. Directors, executive officers and stockholders of Howtek with the right to vote approximately 21% of the total votes entitled to be cast at the Howtek annual meeting have indicated that they intend to vote their shares in favor of the proposed merger, including Robert Howard, Howtek's Chairman of the Board, who agreed in writing with Intelligent Systems to vote shares constituting approximately 19.5% of the votes represented by outstanding Howtek common stock and Series A Preferred Stock in favor of the plan and agreement of merger.

         Voting and Revocation of Proxies. All shares of Howtek common stock represented by a proxy properly signed and received at or prior to the Howtek annual meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares of Howtek common stock represented by the proxy will be voted "for" adoption of the plan and agreement of merger and the amended and restated Howtek certificate of incorporation. You may revoke your proxy by giving written notice of revocation to Howtek at any time before it is voted, by submitting to Howtek a duly executed, later-dated proxy or by voting the shares subject to the proxy by written ballot at the Howtek annual meeting. All written notices of revocation and other communications with respect to revocation of Howtek proxies should be addressed to: Howtek, Inc., 21 Park Avenue, New Hampshire 03051, Attention: Ms. Connie Webster. Attendance at the Howtek annual meeting will not in and of itself constitute a revocation of a proxy.

         The Howtek board of directors is not aware of any business to be acted upon at the Howtek annual meeting other than as described in this proxy statement/prospectus. If however, other matters are brought before the Howtek annual meeting which are incident to the conduct of the Howtek annual meeting, the persons appointed as proxies will have discretion to vote or act on the matters according to their best judgment.

         If a stockholder's shares are held of record in "street name" by a broker, bank or other nominee and the stockholder intends to vote the shares in person at the Howtek annual meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares to be voted.

         Abstentions and "broker non-votes," explained below, will be counted as shares present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the plan and agreement of merger, the amended and restated Howtek certificate of incorporation and all other matters. Similarly, the failure to either return your proxy card or attend the Howtek attend meeting in person and vote in favor of adoption of the plan and agreement of merger, the amended and restated Howtek certificate of incorporation and the indemnification amendment to the Howtek certificate of incorporation will have the same effect as a vote against the proposals. Abstentions and broker non-votes will have no effect on the election of directors or any other matters. Broker non-votes are shares held in the name of a broker or nominee for which an executed proxy is received, but which are not voted on the proposal because the voting instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have the discretionary power to vote those shares.

         Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, Howtek's transfer agent.

         Solicitation of Proxies. Proxies may be solicited on behalf of Howtek's board of directors. The solicitation of proxies may be made by directors, officers and regular employees of Howtek or its subsidiaries in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of Howtek common stock held of record by these persons, and Howtek will reimburse them for reasonable expenses incurred by them in so doing. The cost of the solicitation will be borne by Howtek.

         No Appraisal Rights. Howtek stockholders will not be entitled to appraisal rights under Delaware law in connection with the merger. See "The Merger-- No Appraisal Rights for Howtek and Stockholders."

         Stockholder Proposals. A stockholder proposal must be received by Howtek on or prior to January __, 2003, addressed to Howtek's Secretary at 21 Park Avenue, Hudson, New Hampshire 03051 in order to have been eligible for inclusion in Howtek's proxy statement for its 2003 annual meeting of stockholders.

                                   The Merger

         At the 2002 Howtek annual meeting of stockholders, Howtek stockholders will be asked to consider and vote upon a proposal to adopt the plan and agreement of merger. Intelligent Systems stockholders will be asked to consider and vote upon a proposal to adopt the plan and agreement of merger by a written consent in lieu of a meeting.

Material Terms of the Plan and Agreement of Merger

         The following is a brief summary of the material terms of the plan and agreement of merger. This summary is qualified in its entirety by reference to the plan and agreement of merger which is incorporated by reference and attached to this proxy statement/prospectus as Annex A. You are urged to read the plan and agreement of merger carefully.

         The Transaction

         Howtek and its wholly-owned subsidiary, ISSI Acquisition Corp., have reached an agreement with Intelligent Systems Software, Inc. and Intelligent Systems' principal stockholders for Howtek to acquire Intelligent Systems by merging Intelligent Systems with and into ISSI Acquisition Corp. When the merger is completed, shares of Intelligent Systems common stock will be deemed cancelled and converted into Howtek common stock.

         Merger Consideration; No Fractional Amounts

         As a result of the merger, Intelligent Systems will be merged with and into a wholly-owned subsidiary of Howtek, and Intelligent Systems will become a wholly-owned subsidiary of Howtek. Under the terms of the plan and agreement of merger, Howtek will issue an aggregate of approximately 8,400,000 shares of Howtek common stock for all of the outstanding shares of Intelligent Systems common stock, except for the up to 1,600,000 Intelligent Systems Investment Shares, which are described below, if issued. If Intelligent Systems issues the Intelligent Systems Investment Shares, Howtek will issue an additional number of shares of Howtek common stock based on the exchange ratio to acquire the Intelligent Systems Investment Shares. The exchange ratio will be determined by dividing 8,400,000 by the number of shares of Intelligent Systems common stock outstanding, other than the Intelligent Systems Investment Shares, on the date on which the merger is completed. Assuming that no Intelligent Systems stockholders dissent with respect to the merger and the number of shares of Intelligent Systems common stock outstanding on the date of the completion of the merger, other than the Intelligent Systems Investment Shares, is the same as the number of shares of Intelligent Systems common stock outstanding on the date of this proxy statement/prospectus, the exchange ratio will be approximately
1.25 to 1.

         If Intelligent Systems stockholders exercise dissenters' rights with respect to the merger, Howtek will be required to pay those Intelligent Systems stockholders fair value for their shares, in cash, in lieu of issuing those stockholders shares of Howtek common stock. Consequently, Howtek may issue less shares of common stock in connection with the merger. See "Appraisal Rights for Dissenting Intelligent Systems Stockholders," pages 43 through 45.

         Under the terms of the plan and agreement of merger, Robert Howard, Chairman of the Board and a principal stockholder of Howtek, agreed that if, prior to the completion of the merger, Howtek and Intelligent Systems are unable to agree to an alternative plan of financing for Howtek following the merger, he or his designees will purchase up to 1,600,000 shares of Intelligent Systems common stock, referred to as the Intelligent Systems Investment Shares, immediately prior to the completion of the merger. The Intelligent Systems Investment Shares, if issued, will convert into shares of Howtek common stock at the same exchange ratio as the other outstanding shares of Intelligent Systems common stock in connection with the merger. Assuming the exchange ratio is approximately 1.25 to 1, if issued, the Intelligent Systems Investment Shares will convert into up to approximately 2,000,000 shares of Howtek common stock.

         No fractional shares of Howtek common stock will be issued in the merger. Any Intelligent Systems stockholder who would otherwise be entitled to receive a fraction of a share of Howtek common stock will instead receive cash in accordance with the terms of the plan and agreement of merger.

         Treatment of Intelligent Systems Stock Options and Convertible Notes

         Under the plan and agreement of merger, each outstanding option to purchase Intelligent Systems common stock and each convertible note convertible into Intelligent Systems common stock, whether or not vested or immediately exercisable or convertible, will be assumed by Howtek. Upon the completion of the merger, each Intelligent Systems stock option will be automatically adjusted to provide that:

o the number of shares of Howtek common stock which will be issued upon the exercise of the Intelligent Systems stock option will be that number of shares of Intelligent Systems common stock which would have been issued upon exercise of the Intelligent Systems stock option immediately before the completion of the merger multiplied by the exchange ratio; and

o the exercise price per share of Howtek common stock under the Intelligent Systems stock option will be an amount equal to the quotient of the exercise price per share of Intelligent Systems common stock under the Intelligent Systems stock option immediately before the completion of the merger, divided by the exchange ratio; provided that if the above quotient shall be further adjusted downward to the nearest whole cent.

         Upon completion of the merger, the conversion rate of each Intelligent Systems convertible note will be adjusted by dividing the conversion rate under the Intelligent Systems convertible note by the exchange ratio. As a result, each Intelligent Systems convertible note will become convertible to purchase a number of shares of Howtek common stock equal to the number of shares of Intelligent Systems common stock that would have been issuable upon conversion of the Intelligent Systems convertible note multiplied by the exchange ratio.

         Immediately After the Merger, Intelligent Systems Stockholders Will Own Approximately 35% of the Outstanding Howtek Common Stock

     Assuming the exchange ratio is approximately 1.25 to 1 and no Intelligent Systems stockholder exercises appraisals' rights, Howtek will issue approximately 8,400,000 shares of Howtek common stock to Intelligent Systems stockholders, which will constitute approximately 35% of the common stock of Howtek outstanding after the merger or approximately 32% of the common stock of Howtek after the merger if Intelligent Systems issues the Intelligent Systems Investment Shares (which latter percentage does not include Robert Howard as an Intelligent Systems stockholder). If (i) no Intelligent Systems stockholder exercises dissenters' rights with respect to the merger, (ii) all of the options to purchase Howtek common stock which are issued in exchange for options to purchase Intelligent Systems common stock are exercised, (iii) all of the principal and interest due under the Intelligent Systems convertible notes which are being assumed by Howtek in connection with the merger and convertible into Howtek common stock are converted and (iv) all of the additional options to purchase Howtek common stock which are issued to Intelligent Systems security holders in connection with the merger are exercised, after the merger, Intelligent Systems security holders would own approximately 40% of the outstanding Howtek common stock after the merger or approximately 37% of the outstanding Howtek common after the merger if Intelligent Systems issues the Intelligent Systems Investment Shares (which latter percentage does not include Robert Howard as an Intelligent Systems security holder).

         Representations and Warranties

         The plan and agreement of merger contains statements and promises made by Howtek about itself called representations and warranties. In addition, the plan and agreement of merger contains representations and warranties made by Intelligent Systems. You can review the representations and warranties contained in Sections 3 and 4 of the plan and agreement of merger attached to this proxy statement/prospectus as Annex A.

         Conduct of Business Pending the Merger

         The plan and agreement of merger contains covenants and agreements that govern Howtek's and Intelligent Systems' actions until the merger is completed or the plan and agreement of merger is terminated. These covenants and agreements provide that, unless consented to in writing by the other party or except as disclosed in the schedules to the merger, Howtek and Intelligent Systems shall conduct their respective businesses in the ordinary course of business.

         The plan and agreement of merger also lists specific actions that Howtek and Intelligent Systems are restricted from taking (unless otherwise provided in the plan and agreement of merger or consented to) or must take, from the time the plan and agreement of merger was signed until the merger is consummated or the plan and agreement of merger is terminated and each in effect agree to operate their respective companies in substantially the same manner as the respective company was operating prior to the signing of the plan and agreement of merger. A complete list of these actions is set forth in Section 5 of the plan and agreement of merger, and include, among other things, the following (subject to certain exceptions as described below and in the plan and agreement of merger):

o neither Howtek nor Intelligent Systems may adopt any change in any method of accounting or accounting practice, except as contemplated or required by generally accepted accounting principals;

o    either Howtek nor Intelligent Systems may amend its charter or bylaws;

o neither Howtek nor Intelligent Systems may sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its respective business, except for the disposition of obsolete equipment in the ordinary course of business;

o neither Howtek nor Intelligent Systems may merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

o neither Howtek nor Intelligent Systems may authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that Howtek and Intelligent Systems may each issue and sell up to such number of shares of their respective common stock as equals 5% of the number of shares of such common stock outstanding as of February 15, 2002;

o neither Howtek nor Intelligent Systems may incur, or agree to incur, any debt for borrowed money;

o neither Howtek nor Intelligent Systems may change its respective historic practices concerning the payment of accounts payable;

o neither Howtek nor Intelligent Systems may take any action, or fail to take action, to cause its liabilities to increase, except in the ordinary course of business;

o neither Howtek nor Intelligent Systems may declare, issue, or otherwise approve the payment of dividends of any kind in respect of its respective capital stock or redeem, purchase, or acquire any of its respective capital stock;

o Howtek and Intelligent Systems will maintain their respective existing insurance policies on the assets of their respective businesses or other policies providing substantially similar coverages;

o except in the ordinary course of business, neither Howtek nor Intelligent Systems may permit any increases in the compensation of any of their respective employees except as required by law or existing contract or agreement or enter into or amend any benefit plan or benefit arrangement;

o neither Howtek nor Intelligent Systems may enter into or renew, extend or terminate, or waive any their respective contracts, or incur any obligation that will be binding on Howtek or Intelligent Systems after the completion of the merger, except in the ordinary course of business;

o neither Howtek nor Intelligent Systems may enter into any transactions with any of their respective affiliates that will be binding upon them following the completion of the merger;

o Howtek and Intelligent Systems will maintain their respective assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

o neither Howtek nor Intelligent Systems shall make or change any of their respective tax elections, amend any their respective tax returns, or take or omit to take any other action not in the ordinary course of business that would have the effect of increasing any of their respective taxes;

o Howtek and Intelligent Systems will file all of their respective tax returns when due; and

o Howtek and Intelligent Systems will preserve their respective businesses and assets and keep available their respective present employees and preserve their present relationships with their respective customers, employees, and others having business relations with them.

         However, the merger agreement provides for certain exceptions to the foregoing restrictions on Howtek's conduct, which exceptions include, among other things, the following:

o Howtek may take actions consistent with reduction, divestiture, deemphasis and liquidation of its graphic arts or FotoFunnel businesses;

o Howtek may, in the ordinary course of business, issue options to purchase Howtek common stock under its option plans and may issue warrants to purchase its capital stock in connection with financial relations or financing activities;

o Howtek may take advances and borrow money under its line of credit agreement with Robert Howard; and

o Howtek may take personnel actions, including discharge of personnel, in the ordinary course of business.

         To review all of the covenants contained in the plan and agreement of merger, you should read Section 5 of the plan and agreement of merger which is attached to this proxy statement/prospectus as Annex A.

         No Solicitation

         Howtek and Intelligent Systems have each agreed that neither it nor its employees, subsidiaries or advisors will, directly or indirectly through another person:

o solicit, initiate, encourage or induce the making, submission or announcement of any "Acquisition Proposal" (as described below);

o furnish any non-public information to any person in connection with, or participate in any negotiations with respect to, or knowingly take any other action designed to facilitate, any Acquisition Proposal;

o    participate in any discussions regarding any Acquisition Proposal; or

o enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal.

         However, this prohibition will not apply if at any time prior to receiving the approval of Howtek's or Intelligent Systems' stockholders, (i) the Acquisition Proposal is made in writing, (ii) its board of directors determines in good faith, based on the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to its stockholders than the transaction contemplated by the merger, (iii) the failure to take such action would, in the reasonable good faith judgment of its board of directors, based on a written opinion of its outside legal counsel, be a violation of its fiduciary duties to its stockholders under applicable law and (iv) Howtek or Intelligent Systems, as the case may be, receives a confidentiality agreement from the party making an Acquisition Proposal.

         For purposes of the plan and agreement of merger, an "Acquisition Proposal" means any proposal or offer (including, without limitation, any proposal or offer to Howtek or Intelligent Systems' respective stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 15% or more of the consolidated assets of, or any equity interest representing 15% or more of the outstanding shares of capital stock in, Howtek or Intelligent Systems, as the case may be, except for any proposal or offer in connection the reduction, divestiture, deemphasis or liquidation by Howtek of its graphic arts or FotoFunnel businesses.

         Stockholders' Meetings

         Howtek has agreed to hold a meeting of its stockholders to consider and vote on the adoption of the plan and agreement of merger and the adoption of the amended and restated Howtek certificate of incorporation, promptly after the SEC declares this proxy statement/prospectus effective. Intelligent Systems has agreed to present the adoption of the plan and agreement of merger to its stockholders by a written consent in lieu of a meeting of Intelligent Systems stockholders in the form of Annex C hereto. The Howtek board of directors has recommended adoption of the plan and agreement of merger and adoption of the amended and restated Howtek certificate of incorporation and the Intelligent Systems board of directors has recommended adoption of the plan and agreement of merger. The Howtek board of directors agreed to use its commercially reasonably efforts secure the requisite vote of the Howtek stockholders to approve the merger the stockholder meeting; provided, however, that the Howtek board of directors may withdraw its approval or recommendation of the Merger to the Howtek stockholders in the event that the Howtek board of directors, in its good faith judgment based on a written opinion of its outside counsel, determines that failure to withdraw its approval or recommendation of the merger would be a violation of its fiduciary duties to its stockholders under applicable law.

         Voting Agreements

         Robert Howard, Chairman of the Board of Howtek, agreed in writing with Intelligent Systems to vote shares constituting approximately 19.5% of the votes represented by the outstanding Howtek common stock and Series A Preferred Stock in favor of the plan and agreement of merger.

         Dr. Maha Y. Sallam, Dr. Kevin S. Woods and W. Kip Speyer, Intelligent Systems' principals, have agreed in writing with Howtek to vote shares constituting approximately 55% of the outstanding Intelligent Systems common stock in favor of the plan and agreement of merger.

         Conditions to the Merger

         The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

o there will have been no material adverse change with respect to Intelligent Systems or Howtek between December 31, 2001 and the closing date of the merger;

o Howtek and Intelligent Systems will have obtained all required consents and approvals to permit the consummation of the merger, including, without limitation, the requisite stockholder approval as required under Delaware law and Florida law, respectively;

o Intelligent Systems will have received an opinion of Morgan, Lewis & Bockius LLP, counsel to Intelligent Systems, dated as of the closing date of the merger;

o Howtek will have received an opinion of Blank Rome Tenzer Greenblatt LLP, counsel to Howtek, dated as of the closing date of the merger;

o Howtek and its stockholders will have received a fairness opinion from an investment banking firm reasonably acceptable to Howtek with respect to the merger not more than five (5) days prior to the closing date of the merger;

o the shares of Howtek common stock to be issued in the merger will have been approved for listing on the Nasdaq SmallCap Market;

o the registration statement on Form S-4 filed by Howtek with the SEC with respect to the shares of Howtek common stock to be issued in the merger shall have become effective and no stop order suspending such effectiveness or qualification will have been issued or proceedings for such purpose will have been instituted or threatened;

o each Intelligent Systems employee subject to an employment agreement will have waived all of his or her rights thereunder triggered by the merger, including, without limitation, the right to accelerate certain bonuses;

o    the employment agreements between Intelligent Systems and each of Dr. Maha
     Y. Sallam, Dr. Kevin S. Woods and Gregory J. Stepic will have been amended to provide that each such employee will report to the Chief Executive Officer, President or Chief Operating Officer of Howtek, as designated by the Chief Executive Officer of Howtek; and

o    Howtek will have obtained directors' and officers' insurance.

         To review all of the conditions contained in the plan and agreement of merger, you should read Section 6 of the plan and agreement of merger, which is attached to this proxy statement/prospectus as Annex A.

         Closing Date and Effective Time

         The closing of the merger will take place on the second business day after the satisfaction or waiver of the conditions to closing stated in the plan and agreement of merger at the offices of legal counsel for Howtek in New York City unless another date, time or place is agreed to in writing by Howtek and Intelligent Systems. Immediately following the closing of the merger, the parties will file a certificate of merger with the Secretary of State of the States of Delaware and Florida. The merger will take effect at the time each of the certificate of merger and the articles of merger have been accepted for filing by the Secretary of State of the States of Delaware and Florida, respectively.

         Termination of the Plan and Agreement of Merger

         At any time before the closing of the merger, Howtek or Intelligent Systems may terminate the plan and agreement of merger by mutual consent in writing. In addition, either Howtek or Intelligent Systems may terminate the plan and agreement of merger if the closing of the merger has not occurred on or before June 30, 2002, which date may be extended by Howtek and Intelligent Systems to permit completion and approval of Howtek's registration statement with respect to shares of Howtek common stock to be issued in the merger and the subsequent rescheduling of Howtek's stockholder meeting.

         In addition, the plan and agreement of merger may be terminated by Howtek if:

o Intelligent Systems and/or its principal stockholders breaches any of its representations, warranties or covenants contained in the plan and agreement of merger in any material respect, which breach is not cured within 30 calendar days after written notice thereof; or

o Intelligent Systems and its principal stockholders fail to satisfy any of their respective conditions to the closing of the merger (unless such failure results primarily from Howtek's breach of any representation, warranty or covenant contained in the plan and agreement of merger or under any other agreement contemplated thereunder) prior to June 30, 2002, which date may be extended as described above.

         Further, the plan and agreement of merger may be terminated by Intelligent Systems if:

o Howtek and ISSI Acquisition Corp. breaches any of their representations, warranties or covenants contained in the plan and agreement of merger in any material respect, which breach is not cured within 30 calendar days after written notice thereof; or

o Howtek and ISSI Acquisition Corp. fail to satisfy any of their respective conditions to the closing of the merger (unless such failure results primarily from Intelligent Systems' breach of any representation, warranty or covenant contained in the plan and agreement of merger or under any other agreement contemplated thereunder) prior to June 30, 2002, which date may be extended as described above.

         Expenses

         Howtek and Intelligent Systems will each pay its own costs and expenses incurred in connection with the plan and agreement of merger and the related transactions.

         Procedures for Intelligent Systems Stockholders to Receive Howtek Common Stock

         Howtek and Intelligent Systems have jointly selected, Continental Stock Transfer & Trust Company, to act as the "exchange agent" under the plan and agreement of merger. As promptly as practicable after the merger is completed, the exchange agent will issue to Intelligent Systems stockholders who have returned their Intelligent Systems stock certificates or proof of lost certificate, the Howtek common stock to which each stockholder is entitled. As promptly as practicable after the merger is completed, the exchange agent will send to Intelligent Systems stockholders who have not previously sent in their stock certificates (or affidavit of lost stock certificate), a letter of transmittal and instructions for exchanging their stock certificates. After receiving a Intelligent Systems stockholder's stock certificate(s) together with a completed letter of transmittal, the exchange agent will issue the Howtek common stock to which that stockholder is entitled.

         Until surrendered to the exchange agent, upon the effectiveness of the merger, each outstanding Intelligent Systems stock certificate will, unless the holder thereof has perfected dissenters rights, be deemed to evidence the right to receive the number of shares of Howtek common stock into which the shares of Intelligent Systems common stock have been converted in accordance with the plan and agreement of merger. The shares of Howtek common stock will not be issued to the record holder of any Intelligent Systems common stock until the certificate therefor is sent to the exchange agent. An Intelligent Systems stockholder whose certificate(s) have been lost or destroyed may nevertheless receive shares of Howtek common stock to which that Intelligent Systems stockholder is entitled, provided that the Intelligent Systems stockholder first delivers to Howtek or to the exchange agent his or her election form indicating that his or her stock certificate(s) have been lost, stolen or destroyed. In addition, the Intelligent Systems stockholder will have to sign an affidavit that is included in the transmittal letter from the exchange agent that provides, among other things, that the Intelligent Systems stockholder agrees to indemnify Howtek and the exchange agent for any loss Howtek may incur as a result of the Intelligent Systems stockholder's lost or destroyed stock certificate(s). The Intelligent Systems stockholder may also be required to provide an indemnity bond from an insurance company protecting Howtek and the exchange agent from any damage which may result if someone presents the lost certificate for payment of the merger consideration.

         Board of Directors and Management of Howtek Upon Consummation of the Merger

         If the merger is consummated, Howtek's board of directors will be increased from seven members to nine members and will be classified into three classes as follows: three Class I directors to hold offices for a one-year term expiring at the 2003 annual meeting of stockholders; three Class II directors to hold office for a two-year term expiring at the 2004 annual meeting of stockholders; and three Class III directors to hold office for a three-year term expiring at the 2005 annual meeting of stockholders. Ivan Gati, Kit Howard, Brett Smith and Harvey Teich, current directors of Howtek, will not stand for re-election at Howtek's 2002 annual meeting. It is the intention of the Howtek board of directors to nominate Dr. Kevin S. Woods, Gregory J. Stepic and a designee of Howtek, as Class I directors; Dr. Maha Y. Sallam, James Harlan and a designee of Howtek, as Class II directors; and W. Kip Speyer, W. Scott Parr and Robert Howard, as Class III directors.

         If the merger is not consummated, Howtek's board of directors will not be classified and Messrs. Parr, Howard, Harlan and two nominees of Howtek would serve as directors until the 2003 annual meeting and Messrs. Speyer and Stepic and Drs. Sallam and Woods would not serve as directors.

         Please see "Additional Proposals for the Howtek Annual Meeting; Proposal 3: Election of Directors" for more information on this issue.

         Employment agreements; Issuance of options to certain officers, directors and employees of Intelligent Systems

         Howtek has entered into three-year employment agreements with W. Scott Parr and W. Kip Speyer, which employment agreements will become effective upon, and only in the event of, the consummation of the merger. Under Mr. Parr's employment agreement, Mr. Parr is entitled to a minimum base salary of $135,000 per year and he will serve as the President of Howtek. Under Mr. Speyer's employment agreement, Mr. Speyer is entitled to a minimum base salary of $175,000 per year and will serve as Chairman of the Board and Chief Executive Officer of Howtek. If the merger is not consummated, the employment agreements will be void.

         Pursuant to the plan and agreement of merger, on the date on which the merger is completed, Howtek will grant stock options to purchase an aggregate of 1,200,000 of Howtek's common stock to Intelligent Systems' executives, including stock options to purchase 550,000, 100,000, 155,000 and 100,000 shares of Howtek common stock to W. Kip Speyer, Dr. Maha Y. Sallam, Dr. Kevin S. Woods and Gregory J. Stepic, respectively. These options will be exercisable for a period of ten years from the date of grant at an exercise price of $3.49 per share.

         Listing of Howtek Common Stock on Nasdaq

         Howtek will cause the shares of Howtek common stock to be issued in connection with the merger to be listed on the Nasdaq SmallCap Market.

         Stockholders' Agreement

         Howtek entered into a stockholders' agreement with Messrs. Howard, Parr, Speyer and Stepic and Drs. Sallam and Woods. The stockholders' agreement will become effective upon, and only in the event of, the consummation of the merger. The parties to the stockholders' agreement have agreed to limit the number of shares of Howtek common stock each may sell on a quarterly basis over the course of two years from the consummation of the merger, subject to certain exceptions. The total number of shares of Howtek common stock subject to the stockholders' agreement constitute an aggregate of approximately 32% of the outstanding shares of Howtek common stock immediately following the consummation of the merger or approximately 38% of the outstanding shares of Howtek common stock immediately following the consummation of the merger if Intelligent Systems issued the Intelligent Systems Investment Shares.

Background of the Merger

         Howtek has for several years been facing seriously diminishing returns in its traditional graphic arts business. In an effort to develop new business opportunities, Howtek has invested in the development of digitizer products which can be utilized in medical imaging markets. In particular, Howtek has focused on the market for computer assisted detection (CAD) of breast cancer. Howtek believes that CAD is a new market with significant potential for growth, and a market in which the comparative performance characteristics of Howtek's digitizers provide a competitive advantage. For these reasons, Howtek has marketed its products to companies developing CAD systems and supported its resultant CAD customers through their own product development and FDA approval processes. Intelligent Systems was among the companies to which Howtek marketed digitizer products, and selected the Howtek digitizer for its MammoReader(TM) system during late 2000.

         Subsequent to the adoption of the Howtek digitizer by Intelligent Systems, Howtek provided regular technical support to Intelligent Systems, and numerous sales related calls and contacts took place in the ordinary course of the relationship.

         From time to time, Intelligent Systems has evaluated strategic alliances including business combinations with other companies that would complement and strengthen its business plan. During the Fall of 2001, Intelligent Systems began searching for a candidate for a business combination and determined that Howtek was a suitable candidate.

         On or about October 16, 2001, during a trade show at which both Howtek and Intelligent Systems were separately exhibiting, W. Kip Speyer, the President and Chief Executive Officer of Intelligent Systems, met with W. Scott Parr, the President and Chief Executive Officer of Howtek, and proposed consideration of a combination of the two companies. During the following weeks, Intelligent Systems and Howtek informally discussed the possibility of a combination of the two companies.

         At the direction of Mr. Speyer, Morgan, Lewis & Bockius LLP, counsel to Intelligent Systems, prepared a term sheet regarding the proposed business combination and the members of the board of directors of Intelligent Systems reviewed and informally discussed the terms and conditions outlined therein. On or about November 21, 2001, Intelligent Systems forwarded the term sheet to Howtek to initiate formal discussions regarding a proposed business combination. Thereafter, Mr. Speyer, on behalf of Intelligent Systems, began negotiating with Mr. Parr, on behalf of Howtek, the terms of the proposed business combination. From time to time, Mr. Speyer reported back to the other members of the Intelligent Systems board of directors on the progress of the negotiations and Mr. Parr reported back to the other members of the Howtek board of directors on the progress of the negotiations.

         On or about November 26, 2001, in connection with a trade show at which both Howtek and Intelligent Systems were separately exhibiting, Mr. Speyer met with Mr. Parr, together with Robert Howard, the Chairman of Howtek's board of directors, and with James Harlan, also a director of Howtek and the Chairman of Howtek's Audit Committee. At that time, an updated term sheet for a proposed business combination was provided for discussion and review. Subsequently, Mr. Parr engaged in periodic telephone discussions with Mr. Speyer, seeking to determine whether terms supporting a business combination could be achieved between the two companies.

         On December 20, 2001, after several informal discussions between the members of Intelligent Systems' board of directors, Intelligent Systems' board of directors formally met to address the potential benefits to Intelligent Systems and its stockholders which may result from the proposed business combination. During the meeting, the terms of the proposed business combination were explored and discussed. After a lengthy discussion, the Intelligent Systems board of directors determined that it was desirable to continue negotiations with Howtek regarding the terms of the business combination.

         On January 13 and 14, 2002, Mr. Speyer met with Mr. Parr and Mr. Howard to further review and discuss the benefits of a possible business combination, and to determine whether such a combination could be structured in a manner acceptable to Howtek's stockholders and Intelligent Systems stockholders. On the basis of that meeting, it was determined to proceed with the preparation of documentation for an agreement to merge Howtek and Intelligent Systems, and to determine whether definitive terms could be agreed upon. Mr. Speyer forwarded the final version of the term sheet to each of the members of the board of directors of Intelligent Systems for their individual review. After reviewing the final version of the term sheet, the members of the board of directors agreed that it was desirable to proceed to negotiate with Howtek for the precise terms and conditions of definitive agreements regarding the business combination.

         Over the subsequent several weeks, a series of discussions and negotiations with respect to terms and documentation took place between Mr. Speyer and Mr. Parr, with Mr. Howard participating on occasion. The companies conducted legal and financial due diligence reviews of each other, including meetings between Mr. Parr and principals of Intelligent Systems at Intelligent Systems' offices in Boca Raton, Florida, on February 4 and 5, 2002, and meetings between the Chief Financial Officer of Intelligent Systems and Howtek's executive staff at Howtek's offices in Hudson, New Hampshire, on February 6, 2002.

         After participating in several rounds of negotiations with Howtek, reviewing several drafts of the plan and agreement of merger, and conducting legal and financial due diligence regarding Howtek, the members of the Intelligent Systems board of directors determined that the terms and conditions of the merger and the plan and agreement of merger were fair and in the best interests of Intelligent Systems and its stockholders. As a result, the members of the Intelligent Systems board of directors unanimously approved the plan and agreement of merger on February 8, 2002.

         On February 13, 2002, after several informal discussions between the members of the board of directors of Howtek, the board of directors met to consider the proposed business combination. During the meeting, the terms negotiated for a business combination were described and discussed. The benefits to Howtek stockholders and risks in such a business combination were also discussed at length. The Howtek board of directors considered the provisions of the negotiated agreement which provided that Mr. Howard might be compelled to make an equity in investment in Intelligent Systems as a condition to consummating the business combination, and was unable to identify any financing alternative more advantageous to Howtek or its stockholders. After a lengthy discussion, the Howtek board of directors approved the plan and agreement of merger on the terms and conditions previously negotiated, and directed the executive officers of Howtek to take such actions as might be necessary to consummate the proposed transactions.

         On February 15, 2002, Howtek, ISSI Acquisition Corp., Intelligent Systems and certain stockholders of Intelligent Systems signed the plan and agreement of merger. The transaction was publicly announced on the morning of February 19, 2002.

         Howtek's Reasons for the Merger

         Howtek's board of directors has determined that the terms of the plan and agreement of merger and the merger are in the best interests of Howtek and its stockholders. In arriving at its determination, the Howtek board of directors consulted with Howtek's management, as well as its legal counsel and accountants, and gave significant consideration to a number of factors bearing on its decision. The following were the material factors that were considered by the Howtek board of directors:

o The belief that Howtek must increasingly rely on medical business opportunities and markets to achieve and maintain profitable business operations;

o The belief that the area of CAD offers significant business opportunities, and that Howtek's benefit from increasing business in this area would be limited to the extent Howtek provided only digitizer components to Original Equipment Manufacturer, referred to as OEM, customers who would in turn offer complete solutions to their customers;

o The belief that a business combination between Howtek, a digitizer manufacturer, and Intelligent Systems, a CAD software and applications developer could result in reduced overall costs of goods and a preferred competitive position in the CAD marketplace for products of the combined companies;

o The belief that Howtek's reliance on sale of hardware digitizers as the method of benefiting from growth in the CAD market was limited to the extent image analysis for CAD, in the future, comes to rely less on film-based images (which require a digitizer to convert such film based images to electronic form) and becomes more integrated with digital image acquisition systems and devices;

o The belief that a business combination with Intelligent Systems could reduce or eliminate the risk of a decline in business as a result of a reduced reliance on film based imaging, because Intelligent System's technology is applicable to both film-based and digitally acquired images;

o The belief that a combination with Intelligent Systems could improve the operating results of Howtek, including increasing Howtek's revenues and profit margins and achieving and maintaining profitability;

o The belief that the combined companies will be more attractive to market analysts and to institutional investors, which may contribute to enhancing the liquidity and value of Howtek's common stock;

o The belief that the cost of the merger in financial terms represents a reasonable investment by Howtek in furthering its business strategy;

o The belief that, while no assurances can be given, it was likely that the merger would be completed and that the business and financial benefits contemplated in connection with the merger are likely to be achieved within a reasonable time frame; and

o The structure of the merger and the terms of the plan and agreement of merger, including the fact that the exchange ratio provides reasonable certainty as to the dilution to Howtek's stockholders as a result of the merger.

         Howtek does not intend this discussion of the information and factors considered by the Howtek board of directors to be exhaustive, although this discussion does include all material factors considered by the Howtek board of directors. In reaching its determination to approve and recommend the plan and agreement of merger to the Howtek stockholders for their approval, the Howtek board of directors did not assign any relative or specific weights to the factors considered, and individual directors of Howtek might have weighed factors differently.

         Intelligent Systems' Reasons for the Merger

         At a meeting of board of directors held on February 8, 2002, the board of directors voted to enter into the plan and agreement of merger with Howtek. The board of directors unanimously concluded that the plan and agreement of merger and the merger are advisable, fair to, and in the best interests of Intelligent Systems and its stockholders, and voted to recommend to Intelligent Systems stockholders that the plan and agreement of merger be approved and adopted. This decision was taken after the board of directors consultations with the Intelligent Systems' management, legal counsel and financial advisors, and was based on the board of directors' belief that the potential benefits of the merger, taken as a whole, made the possibility of the success of the combined companies a more attractive option for Intelligent Systems stockholders than Intelligent Systems continuing to operate as an independent business, combining with another business, or liquidating and dissolving. These potential benefits included:

o Intelligent Systems' belief that the merger will afford an opportunity to raise the necessary capital, through the existing market for Howtek's securities, which will better enable the combined company to roll out Intelligent Systems' current product and to develop and expand additional product lines in the medical devices industry;

o The merger has the potential to create efficiencies by bringing together each company's respective products and technologies under the umbrella of the combined company;

o The potential synergies created by combining the manufacturing capabilities of Intelligent Systems and Howtek;

o The common stock of Howtek, into which the common stock of Intelligent Systems' stockholders will convert, will afford the Intelligent Systems stockholders greater liquidity than is currently available for them; and

o Intelligent Systems' access to Howtek's image digitizer, a key component of the MammoReader(TM), at Howtek's cost will result in a substantial reduction in the per unit production costs of the MammoReader(TM).

         The discussion of the information and factors considered by the Intelligent Systems' board of directors is not intended to be exhaustive. In view of the variety and complexity of factors considered in connection with its evaluation of the merger, Intelligent Systems' board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to, the specific factors listed above that included discussions with Intelligent Systems' senior management and its legal and financial advisers. Individual members of Intelligent Systems' board of directors may have given different weight to different factors.

         There can be no assurance that the potential synergies, opportunities or other benefits considered by Intelligent Systems' board of directors will be achieved by completing the merger. See "Risk Factors" beginning on page 14.

         The board of directors of Intelligent Systems unanimously recommends that Intelligent Systems stockholders consent to the adoption of the plan and agreement of merger.

Appraisal Rights for Dissenting Intelligent Systems Stockholders

Right to Dissent

         Intelligent Systems stockholders are entitled to assert dissenters' rights with respect to the merger and seek the fair value of their shares of Intelligent Systems common stock. The procedure by which Intelligent Systems' stockholders may assert their right to dissent with respect to the merger and seek fair value for their Intelligent Systems common stock is described in Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporations Act. A copy of each of these sections is attached to this proxy statement/prospectus as Annex D.

         Under the Florida Business Corporations Act, any holder of shares of Intelligent Systems common stock who does not wish to accept the merger consideration for his or her common stock has the right to dissent from the merger and be paid in cash the fair value (exclusive of any element of appreciation or depreciation arising in anticipation of the merger) for his or her Intelligent Systems common stock, which may be judicially determined, together with a fair rate of interest, provided that the stockholder fully complies with the provisions of Section 607.1320 of the Florida Business Corporations Act.

         Making sure that dissenters' rights are perfected can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may result in a loss of a stockholder's right to dissent with respect to the merger and seek the fair value of their shares of Intelligent Systems common stock. The following information is intended only as a brief summary of the material provisions of the statutory procedures Intelligent Systems stockholders must follow in order to perfect their dissenters' right. Please thoroughly review Section 607.1320 of the Florida Business Corporation Act for the complete procedure. Intelligent Systems will not give its stockholders any notice other than as described in this proxy statement/prospectus and as required by the Florida Business Corporations Act.

Procedure for Assertion of Right to Dissent

         If Intelligent Systems stockholders wish to exercise their dissenters' rights, they must satisfy the provisions of Section 607.1320 of the Florida Business Corporations Act. The material provisions of Section 607.1320 are as follows:

         Notice of election to dissent: Within ten days of the date that Intelligent Systems has obtained signed written consents from a sufficient number of Intelligent Systems stockholders to approve the merger without the necessity of holding a special meeting, each Intelligent Systems stockholder who did not consent to the merger will receive a notice of such approval by written consent. Within twenty days of Intelligent Systems stockholders' receipt of this notice, each Intelligent Systems stockholder who elects to dissent with respect to the merger must deliver a written notice to Intelligent Systems stating the stockholder's name and address, the number of shares as to which he or she dissents and a demand for payment of the fair value of his or her shares. An Intelligent Systems stockholder electing to dissent must, simultaneously with the filing of the election to dissent, deposit with Intelligent Systems the certificates representing his or her Intelligent Systems shares. Upon a stockholder's filing of notice of election to dissent, the stockholder shall thereafter be entitled only to receive the fair value with respect to his or her shares.

         Written notice of a stockholder's election to exercise his or her dissenters' rights, should be mailed or delivered to:

                            Intelligent Systems Software, Inc.
                            6405 Congress Avenue
                            Boca Raton, Florida  33487
                            Attn:  Chief Financial Officer

         Offer to pay fair value: Within ten days after the closing of the merger, Intelligent Systems must deliver to each Intelligent Systems stockholder who filed notice of his or her election to dissent a written offer to pay the fair value, as estimated by Intelligent Systems, of such stockholder's shares. If a stockholder accepts Intelligent Systems' written offer, the payment for the stockholder's shares must be made within ninety days after the date Intelligent Systems made the written offer.

         Action to determine fair value: If Intelligent Systems fails to make the written offer within the appropriate period of time or if the stockholder refuses to accept the written offer within thirty days after the written offer is made, Intelligent Systems is required to file an action with a court of competent jurisdiction located in Palm Beach County to determine the fair value of the Intelligent Systems shares. If Intelligent Systems fails to file an action to determine the fair value of the Intelligent Systems shares, a dissenting stockholder may do so on behalf of Intelligent Systems. All dissenting stockholders, other than those who have agreed with Intelligent Systems as to the fair value of their shares, will be made parties to the action. The court's judgment as to fair value of the Intelligent Systems shares may include a reasonable rate of interest, but it will not include any element of appreciation or depreciation arising in anticipation of the merger.

         Costs and expenses: The costs and expenses of any action to determine the fair value of Intelligent Systems shares will be determined by the court and will generally be assessed against Intelligent Systems. However, the costs and expenses may be assessed against dissenting stockholders if the court determines that the dissenting stockholders' failure to accept Intelligent Systems' written offer was arbitrary, vexatious or not in good faith.

         Withdrawal of notice: If dissenting stockholders change their mind and decide that they no longer want dissenters' rights, they may withdraw their notice at any time before a written offer to pay fair value with respect to Intelligent Systems shares is made. Intelligent Systems stockholders may also withdraw their notice with the written consent of Intelligent Systems. If Intelligent Systems stockholders effectively withdraw their demand for appraisal rights, they will receive the merger consideration provided in the plan and agreement of merger.

         Any Intelligent Systems stockholder who fails to comply with the procedure set forth in Section 607.1320 of the Florida Business Corporations Act will only be entitled to receive the merger consideration provided in the plan and agreement of merger.

No Appraisal Rights for Howtek Stockholders

         Under Delaware law, holders of Howtek common stock are not entitled to dissenters' rights or appraisal rights in connection with the merger.

Material U.S. Federal Income Tax Consequences

         The following is a discussion of certain material U.S. Federal income tax consequences of the merger to Intelligent Systems stockholders, assuming that the merger is effected as described in the plan and agreement of merger and this proxy statement/prospectus. The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the Federal income tax consequences of the transaction to the stockholders of Intelligent Systems.

         This discussion does not address all U.S. Federal income tax consequences that may be relevant to particular Intelligent Systems stockholders in light of their particular circumstances, including (without limitation):

o    banks;

o    insurance companies;

o    tax-exempt organizations;

o    dealers in securities;

o persons that hold their Intelligent Systems common stock as part of a straddle, a hedge against a currency risk or a constructive sale or conversion transaction;

o    persons who are not U.S. persons;

o persons who are subject to the alternative minimum tax provisions of the Code; or

o persons who acquired their Intelligent Systems stock in connection with a stock option or stock purchase plan or in some other compensatory transaction.

         This discussion assumes that Intelligent Systems' stockholders hold their shares of Intelligent Systems common stock as capital assets. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws. Furthermore, the discussion does not address the tax consequences of transactions effected before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which Intelligent Systems stock is acquired or Howtek shares are disposed of.

         It is anticipated that Blank Rome Tenzer Greenblatt LLP and Morgan, Lewis & Bockius LLP will render tax opinions to Howtek and Intelligent Systems, respectively, that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. These tax opinions will be based upon and subject to assumptions, limitations and qualifications, and will be based upon the truth and accuracy of factual representations required to be made by Howtek, ISSI Acquisition Corp. and Intelligent Systems as of the time of the merger.

         Based on the assumption that the merger constitutes a tax-free reorganization under Section 368(a) of the Code, the Intelligent Systems stockholders will have the following U.S. Federal income tax consequences upon the merger:

         Subject to the discussion below regarding fractional shares of Howtek common stock, each Intelligent Systems stockholder will not recognize any gain or loss as a result of the receipt of Howtek common stock pursuant to the merger.

         Tax Basis and Holding Period. An Intelligent Systems stockholder's aggregate tax basis in the Howtek common stock received in the merger (including any fractional shares deemed received, as described below) will be equal to the aggregate tax basis of the Intelligent Systems common stock surrendered in the exchange. An Intelligent Systems stockholder's holding period of the Howtek common stock received will include the holding period of the Intelligent Systems common stock surrendered in exchange therefor.

         Cash Payments Received in Lieu of Fractional Shares. Cash payments received by Intelligent Systems stockholders in lieu of a fractional share of Howtek common stock will be treated as if the fractional share had been issued in the merger and then redeemed by Howtek. An Intelligent Systems stockholder receiving the cash in lieu of a fractional share will generally recognize capital gain or loss upon the payment, equal to the difference, if any, between the Intelligent Systems stockholder's tax basis in the fractional share and the amount of cash received.

         Cash Payments Received by Dissenters. Intelligent Systems stockholders who dissent and, upon exercise of their appraisal rights, receive solely cash in exchange for their Intelligent Systems common stock will be treated as having received a distribution in redemption of their stock subject to the provisions of Section 302 of the Code. Where, as a result of such distribution, a stockholder owns no Howtek common stock, either directly or by reason of the application of Section 318 of the Code, the redemption will constitute a complete termination of interest within the meaning of Section 302(b)(3) of the Code; and such cash will be treated as a distribution in full payment in exchange for his Howtek common stock as provided in Section 302(a) of the Code. Such Intelligent Systems stockholders will recognize gain or loss under Section 1001 of the Code measured by the difference between the amount of cash received and the adjusted basis of the Intelligent Systems common stock surrendered.

         No ruling from the Internal Revenue Service has been or will be requested in connection with the merger. In addition, stockholders of Intelligent Systems should be aware that the tax opinions discussed in this section are not binding upon the Internal Revenue Service. Moreover, the Internal Revenue Service could adopt a contrary position, which could be sustained by a court.

         The preceding discussion is intended only as a summary of certain United States Federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Intelligent Systems stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, Federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting. Accordingly, under generally accepted accounting principles, the acquired assets and assumed liabilities of Intelligent Systems will be recorded on the books of the combined consolidated Howtek entity at their fair values at the date the merger is completed. Any excess of the value of the consideration paid by Howtek at the date the merger is completed over the fair value of the identifiable tangible and intangible assets of Intelligent Systems will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). See "Selected Pro Forma Combined Financial Information."

         In July 2001, the Financial Accounting Standards Board issued of SFAS No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." The new standards require that all business combinations initiated after June 30, 2001 must be accounted for under the purchase method. In addition, all intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged shall be recognized as an asset apart from goodwill and be amortized to expense over their estimated useful lives. Goodwill and intangibles with indefinite lives will no longer be subject to amortization, but will be subject to at least an annual assessment for impairment by applying a fair value based test.

               Additional Proposals for the Howtek Annual Meeting

                     Proposal 2: Amended and Restated Howtek
                          Certificate of Incorporation

         At the annual meeting, holders of Howtek common stock and Series A Preferred Stock will be asked to consider and vote upon a proposal to amend and restate Howtek's current amended and restated certificate of incorporation. The proposed amended and restated certificate of incorporation, in the form attached as Annex B to this proxy statement/prospectus, amends Howtek's current amended and restated certificate of incorporation by:

         o        changing Howtek's name to icad, inc.;

         o increasing the number of shares of common stock that Howtek has authority to issue from 25,000,000 to 50,000,000 shares and, consequently increase the total number of shares of all classes of common stock that Howtek has authority to issue from 26,000,000 to 51,000,000 shares; and

         o classifying Howtek's board of directors into three classes, as follows: three Class I directors to hold offices for an initial one-year term expiring at the 2003 annual meeting of stockholders; three Class II directors to hold office for an initial two-year term expiring at the 2004 annual meeting of stockholders; and three Class III directors to hold office for an initial three-year term expiring at the 2005 annual meeting of stockholders; and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for a term of three years.

         Reasons for the Increase in Authorized Shares of Common Stock

         The plan and agreement of merger requires that Howtek increase the number of authorized shares of Howtek common stock in order to insure that Howtek has enough unissued shares to complete the merger.

         Howtek may not have a sufficient number of shares of common stock authorized to issue to Intelligent Systems stockholders in the merger when adding the number of shares of Howtek common stock to be issued in the merger and to be reserved for issuance upon exercise or conversion, as the case may be, of options and convertible notes to be issued in exchange for Intelligent Systems options and convertible notes in the merger to the number of shares of Howtek common stock outstanding and reserved for issuance upon Howtek options, warrants and other equity rights. Accordingly, Howtek stockholders must adopt the amended and restated Howtek certificate of incorporation at the annual meeting in order for Howtek to consummate the merger.

         Additionally, the board of directors considers the increase in authorized shares of common stock necessary in order to provide flexibility for potential acquisitions, capital raising and future capital requirements. Howtek intends to seek to continue to expand its operations which will require additional capital, including acquisitions for which it may choose to issue equity securities as all or a portion of the purchase price of the acquisition. Although Howtek continuously evaluates potential acquisition candidates, Howtek does not, at this time, have any plans, commitments or understandings with respect to any acquisitions. Approval by the stockholders of the increase in authorized shares of common stock at the annual meeting will avoid the need to call and hold additional special meetings for this purpose, thereby enabling Howtek to act quickly when potential acquisition transactions arise.

         Once authorized, the additional shares of Howtek common stock may be issued with approval of the board of directors but without further approval of the stockholders unless stockholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for Howtek stockholders to approve these financings, acquisitions, benefit plans, recapitalizations and other corporate transactions.

         This proposal could, under certain circumstances, have an anti-takeover effect. For example, if Howtek were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The Howtek board of directors is not aware of any attempt or plan to acquire control of Howtek.

         Reasons for the Classification of Howtek's Board of Directors

         Classification of Howtek's board of directors is also a condition to the merger. A classified board of directors could also a have an anti-takeover effect. A classified board of directors could enhance the board of directors' powers to cause hostile acquirors to negotiate with the board of directors so that the stockholders of Howtek may receive full value for their shares and the fairest deal possible. A classified board of directors may also allow the board of directors the time required to consider the long-term business strategies of Howtek. Additionally, the Howtek board of directors believes that a classified board of directors may facilitate stability of Howtek's business and the Howtek board of director's control of the direction of Howtek.

                  Reasons for the Change in Howtek's Name

         The Howtek board of directors believes that the proposed change in Howtek's name to icad, inc. will enable the combined company to establish an image which identifies the focus of the combined company's business activities with the marketing of CAD products.

         The Howtek Board of Directors Recommends that Stockholders Vote "For" Adoption of the Amended and Restated Howtek Certificate of Incorporation

         The board of directors has approved the proposed amended and restated certificate of incorporation and submits the amended and restated certificate of incorporation to the stockholders for adoption. The board of directors believes that the name change, increase in authorized shares of common stock and the classification of Howtek's board of directors are in the best interests of Howtek and its stockholders and recommends that the stockholders adopt the amended and restated Howtek certificate of incorporation.

         If the amended and restated certificate of incorporation is adopted by the requisite number of votes represented by the shares of Howtek common stock and Series A Preferred Stock entitled to vote at the annual meeting, the amendments will become effective upon the filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware, which is expected to occur upon the consummation of the merger. If the merger is not consummated, the amendments will not become effective.

                        Proposal 3: Election of Directors

         At the annual meeting, holders of Howtek common stock and Series A Preferred Stock will be asked to elect Robert Howard, W. Scott Parr, James Harlan and two additional persons nominated by Howtek as directors of Howtek. If the merger is not consummated, Howtek's board of directors will not be classified as described below and Messrs. Howard, Parr, Harlan and the two additional directors nominated by Howtek will hold office for a one-year term expiring at the 2003 annual meeting of stockholders, each to serve until his successor has been elected and qualified.

         At the annual meeting, holders of shares of Howtek common stock and Series A Preferred Stock will also be asked to elect Dr. Maya Y. Sallam, W. Kip Speyer, Dr. Kevin S. Woods and Gregory J. Stepic as additional directors of Howtek, subject to the completion of the merger. If the merger is not consummated, Messrs. Speyer and Stepic and Drs. Sallam and Woods will not become directors of Howtek.

         If the merger is consummated, Howtek's board of directors will be divided into three classes as follows: three Class I directors to hold offices for a one-year term expiring at the 2003 annual meeting of stockholders; three Class II directors to hold office for a two-year term expiring at the 2004 annual meeting of stockholders; and three Class III directors to hold office for a three-year term expiring at the 2005 annual meeting of stockholders. It is the intention of the Howtek board of directors to nominate Dr. Kevin S. Woods, Gregory J. Stepic and a designee of Howtek, as Class I directors; Dr. Maha Y. Sallam, James Harlan and a designee of Howtek, as Class II directors; and W. Kip Speyer, W. Scott Parr and Robert Howard, as Class III directors.

         At the annual meeting, the proxies granted by stockholders will be voted individually for the election, as directors of Howtek, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the board of directors. Each of the persons named below has indicated to the board of directors that he will be available to serve.

         The Board of Directors recommends that stockholders vote "For" the election of the nominees.

         Following is information with respect to the nominees for Class I directors:

         Dr. Kevin S. Woods, 36, is currently a director and the Vice President of Research and Development of Intelligent Systems. As Vice President of Research and Development, Dr. Woods is responsible for Intelligent Systems' new product development including software research and is responsible for managing Intelligent Systems' software engineers. He is one of Intelligent Systems' founders. Dr. Woods has been involved in digital mammogram image analysis for over eleven years, and has published extensively in this field. His formal training includes research positions with both the Department of Computer Science and Engineering and the Department of Radiology at the University of South Florida. His doctoral dissertation was on image analysis techniques to aid in the screening for breast cancer. Prior to joining Intelligent Systems, Dr. Woods held a competitively awarded, post-doctoral research position funded by the U.S. Army Medical Research and Material Command's Breast Cancer Research Program. He has been researching the automated analysis of digital mammogram images and has been awarded research grants totaling over $1,400,000 for this purpose. Dr. Woods received his doctoral degree in Computer Science and Engineering from the University of South Florida in 1991. The title of his dissertation is "Automated Image Analysis Techniques for Digital Mammography." Dr. Woods also received a Master of Science and Bachelor of Science in Computer Engineering from the University of South Florida in 1989.

         Gregory J. Stepic, 51, is currently Vice President and Chief Financial Officer of Intelligent Systems. Mr. Stepic is responsible for all of Intelligent Systems' financial activities and financial planning. He joined Intelligent Systems on June 4, 2001. Mr. Stepic was the Vice President and Chief Financial Officer of Allied Marine Group, Inc., Ft. Lauderdale, Florida from 1996 to May 2001. From 1978 to 1996, he was employed by National Realty & Development Corp., Purchase, New York, where he was Vice President and Chief Financial Officer. From 1973 to 1977, Mr. Stepic held positions of increasing responsibility at White Weld & Co., Ernst & Young and Morgan Guaranty Trust Co. Mr. Stepic is a 1972 graduate of the University of Notre Dame with a Bachelor of Science degree and received an MBA from New York University in 1975. He is also certified as a public accountant in New York State.

         Following is information with respect to Class II directors:

         Dr. Maha Y. Sallam, 35, is currently a director and the Vice President of Regulatory Affairs and Clinical Testing and Secretary of Intelligent Systems. As Vice President of Regulatory Affairs and Clinical Testing, Dr. Sallam is responsible for clinical trials and FDA approvals. She is one of Intelligent Systems' founders and has over eleven years of industry and research experience in image analysis including a doctoral dissertation, conference presentations and several publications on the automated analysis of digital mammograms. Dr. Sallam has played a major role in the establishment and development of the digital database for screening mammography at the University of South Florida, Tampa, Florida, including the management of several research assistants and communication between the University of South Florida and the clinical sites. Dr. Sallam received her doctorate degree in Computer Science and Engineering from the University of South Florida in May 1997. Her doctoral dissertation is titled "Image Unwarping and Difference Analysis: A Technique for Detecting Abnormalities in Mammograms." She also earned a Master of Science from the University of South Florida in 1991 and a Bachelor of Science in Computer Engineering from the University of South Florida in 1990.

         James Harlan, 50, is currently a director of Howtek. Mr. Harlan has been the Executive Vice President and CFO of HNG Storage Company, a natural gas storage and electric development company, since 1998. From 1991 to 1997 Mr. Harlan served as General Manager and CFO of Pacific Resources Group and planning and finance development work with various Australasian manufacturing and distribution businesses. He also served as operations research and planning analyst for the White House Office of Energy Policy and Planning from 1977 to 1978, the Department of Energy from 1978 to 1981, and U.S. Synthetic Fuels Corporation from 1981 to 1984. He has a PhD in applied economics with an operations research dissertation from Harvard University and a BS in Chemical Engineering from Washington University.

         Following is information with respect to Class III directors:

         W. Kip Speyer, 53, is currently a director and the Chairman of the board of directors, President and Chief Executive Officer of Intelligent Systems. Mr. Speyer joined Intelligent Systems on October 1, 2000. Mr. Speyer was the President and Chief Executive Officer of Galileo Corporation (GAEO) from 1998 to 1999. Galileo Corporation changed its name to NetOptix (OPTX) and was merged with Corning Corporation (GLW) in a stock purchase in May 2000. From 1996 to 1998, Mr. Speyer was the President of Leisegang Medical Group, three medical device companies owned by Galileo Corporation. Prior to joining Galileo Corporation, Mr. Speyer founded Leisegang Medical, Inc. and served as its President from 1986 to 1996. Leisegang Medical, Inc. is a company specializing in medical devices for women's health. From 1981 to 1985, Mr. Speyer served as the President of Hays Medical Companies, a six company multi-national and part of the Hays Group. Mr. Speyer is a graduate of Northeastern University, Boston, Massachusetts, where he earned a Bachelor of Science Degree in Business Administration in 1972.

         W. Scott Parr, 50, has been President and Chief Executive Officer of Howtek since January 1998. Mr. Parr has been a director of Howtek since February 1998. Prior to joining Howtek, Mr. Parr served as Divisional Director and a member of the board of directors of SABi International Ventures, Inc. in 1997, where he was responsible for restructuring and upgrading certain US companies owned by foreign and venture investors. From 1995 to 1997, Mr. Parr was Chief Executive Officer, General Counsel and Director of Allied Logic Corporation, a start-up venture specializing in proprietary molding and manufacturing technologies. From 1990 to 1995 Mr. Parr was General Counsel and a Director of LaserMaster Technologies, Inc. (now Virtual Fund.Com, Inc.). Mr. Parr earned a J.D. from Harvard Law School and a Masters in Public Policy from the J.F. Kennedy School of Government at Harvard University. Mr. Parr is also a graduate of Brown University, where he earned a Bachelor of Arts Degree.

         Robert Howard, 78, is the founder and Chairman of the board of directors of Howtek. He is the inventor of many products including the impact dot matrix printer, the desktop laser printer and an early digital computer together with Dr. An Wang. He has been the founder or a principal in many public companies since the 1960's. Mr. Howard was Chief Executive Officer of Howtek from its establishment in 1984 until December of 1993. He was the founder, and from 1969 to April 1980 he served as President and Chairman of the Board, of Centronics Data Computer Corp., a manufacturer of a variety of computer printers. He resigned from Centronics' board of directors in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. Commencing in mid-1982, Mr. Howard, doing business as R.H. Research, developed the ink jet technology upon which Howtek was initially based. Mr. Howard contributed this technology, without compensation, to Howtek. Mr. Howard was Chairman of the Board of Presstek, Inc., a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries from June 1988 to September 1998 and served as Chairman Emeritus of the Board from September 1998 to December 2000. In February 1994 Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission in connection with the Commission's investigation covering trading in Howtek's Common Stock by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934. In addition, in December of 1997, in connection with the Commission's investigation into trading in the securities of Presstek, Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $2,700,000 and to the entry of a final judgement enjoining him future violations of Section 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Exchange Act.

Board of Director Meetings and Committees

         During the fiscal year ended December 31, 2001, the Howtek board of directors held five meetings. In addition, the board of directors took action by unanimous written consent in lieu of meetings. Howtek does not have standing nominating or compensation committees of the board of directors or other committees performing similar functions.

         Howtek has an audit committee of the board of directors consisting of Mr. Harlan and Ivan Gati and Kit Howard each of whom is an "independent director" under the rules of the National Association of Securities Dealers, Inc. The audit committee, among other things, recommends the firm to be appointed as independent accountants to audit Howtek's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants Howtek's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of Howtek. The audit committee may also conduct inquiries into Howtek's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The audit committee held one meeting during Howtek's fiscal year ended December 31, 2001.

Audit Committee Report

         In March 2002, the Chairman of the Audit Committee met with management of Howtek to review and discuss the audited financial statements. The Chairman of the Audit Committee also conducted discussions with Howtek's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Chairman of the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence.

                                The Audit Committee - James Harlan
                                                      Ivan Gati
                                                      Kit Howard

         Following is information with respect to Audit Committee members:

         Ivan Gati is currently a director of Howtek and an executive business consultant. Mr. Gati served as Chairman of Turner Management Inc., a vertically integrated real estate investment company from 1983 to 2000. Mr. Gati is also a member of the board of directors of Universal Automation Systems, Inc.

         Kit Howard holds a Bachelor of Science Degree from New York University. She has worked in the financial community as a stockbroker from 1980 until 1986. Since then she has assisted Robert Howard, her husband and the Chairman of the Board of Howtek, in his various business enterprises.

Compensation Committee Interlocks and Insider Participation

         There is no Compensation Committee or other committee of Howtek's board of directors performing similar functions. The person who performed the equivalent function in 2001 was Robert Howard, Chairman of the Board who did so under the direction of the board of directors. Scott Parr, the Company's Chief Executive Officer and a director, participated in discussions with Mr. Howard during the 2001 fiscal year in his capacity as an executive officer in connection with executive officer compensation. During 2001, none of the executive officers of Howtek served on the board of directors or Compensation Committee of any other entity, any of whose officers has served on the board of directors of Howtek.

Board Report on Executive Compensation

         There is no Compensation Committee of the board of directors or other committee of the board of directors performing an equivalent function. As noted above, executive compensation in 2001 was determined by the Howtek's Chairman of the Board, Robert Howard, in consultation with Scott Parr, Howtek's Chief Executive Officer. There is no formal compensation policy for either the Chief Executive Officer or the other executive officers of Howtek. Executive compensation is based generally on performance and Howtek's resources, but not on specific objective criteria.

By the Howtek board of directors:

Robert Howard     W. Scott Parr     Ivan Gati          James Harlan
Kit Howard        Brett Smith       Harvey Teich

Executive Compensation

         The following table provides information on the compensation provided by Howtek during fiscal years 2001, 2000 and 1999 to the persons serving as Howtek's Chief Executive Officer during fiscal 2001, Howtek's most highly compensated executive officers and certain key employees serving at the end of the 2001 fiscal year (named persons). Included in this list are only those executive officers and key employees whose total annual salary and bonus exceeded $100,000 during the 2001 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                             Securities
                                                                                                             Underlying
Name and Principal Position                                                Year            Salary($)          Option(#)
---------------------------                                            ------------      ------------        ------------
W. Scott Parr
Chief Executive Officer ....................................               2001             145,669               4,000
                                                                           2000             138,357               - 0 -
                                                                           1999             138,197             127,337
Richard F. Lehman
Vice President, Engineering ................................               2001             114,135               4,000
                                                                           2000             116,986               5,000
                                                                           1999             112,735               5,000
Joseph E. Manseau
Vice President, Prepress Sales & Marketing .................               2001             111,424               4,000
                                                                           2000             130,271              28,000
                                                                           1999             126,529              18,410
Maurice R. Auger
Vice President, Medical Sales ..............................               2001             108,831               4,000
                                                                           2000              29,153              90,457

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted by Howtek to the named persons in 2001.

                                                                                                                 1Potential
                                Individual Grants                                                                Realizable Value at
                            Number  of    Percent of                                                             Assumed Annual
                            Securities    Total Options                                                          Rates of Stock
                            underlying    Granted to             Exercise of                                     Price Appreciation
                            Options       Employees Base Price                   Expiration for Option Term
               Name         Granted       in Fiscal Year            ($/Sh)                 Date                  5%($)        10%($)
               ----         -------       --------------         -----------     --------------------------      -----        ------
W. Scott Parr               4,000               2%                    .95                10/02/2011             2,390        6,056

Joseph E. Manseau           4,000               2%                    .95                10/02/2011             2,390        6,056

Richard F. Lehman           4,000               2%                    .95                10/02/2011             2,390        6,056

Maurice R. Auger            4,000               2%                    .95                10/02/2011             2,390        6,056

All options vested October 2, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the exercise of stock options during Howtek's last completed fiscal year by each of the named executive officers and key employees listed in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                                                          Number of
                                                          Securities        Value of
                                                          Underlying        Unexercised
                                                          Unexercised       In-the Money
                                                          Options at        Options at
                             Shares                       FY-End (#)        FY-End($) (1)
                             Acquired on     Value        Exercisable/      Exercisable/
Name                         Exercise (#)    Realized     Unexercisable     Unexercisable
----                         ------------    --------     -------------     -------------

W. Scott Parr (2)                  0             0         359,157/47,351   142,170/30,305

Joseph E. Manseau (2)              0             0          44,076/10,334    12,458/ -0-

Richard F. Lehman (2)              0             0          62,961/ 1,667    13,998/ -0-

Maurice R. Auger (2)               0             0          56,957/37,500     2,000/ -0-

--------
1 The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming Howtek's common stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or non transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Howtek common stock, there can be no assurance that the amounts reflected in this table will be achieved.

--------------
(1) Based upon the closing price of the Common Stock on December 31, 2001, of $1.45 per share.

(2) Options granted pursuant to Howtek's 1993 Stock Option Plan, as amended.


Performance Graph

         The following chart sets forth a line graph comparing the performance of Howtek's common stock, over the past five years. This graph assumes the investment of $100 on December 31, 1996, in Howtek's common stock, and compares the performance with the Nasdaq Composite Index and the Nasdaq Computer Manufacturer Index. Measurement points are at December 31 for each respective year.

         Those companies which compete with Howtek in its principal market, image scanning, are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason a more generic index of Nasdaq technology stocks has been adopted. Howtek pays no dividends. The Nasdaq Composite Index and the Nasdaq Computer Manufacturer Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. The historical information set forth below is not necessarily indicative of future performance.


                             Stock Performance Graph

                                    [omitted]

 Comparative 5-year Cumulative Total Return Among Howtek, Nasdaq Composite Index
                   and the Nasdaq Computer Manufacturer Index

                                                                                At December 31,
----------------------------------------    ------------   ------------   ------------   ------------   ------------   ------------
                                                1996           1997           1998           1999           2000           2001
----------------------------------------    ------------   ------------   ------------   ------------   ------------   ------------
                Howtek                      $     100.00   $      20.92   $      18.18   $      35.46   $      46.37   $      21.09
----------------------------------------    ------------   ------------   ------------   ------------   ------------   ------------
             Nasdaq index                         100.00         150.80         212.63         395.05         237.62         188.55
----------------------------------------    ------------   ------------   ------------   ------------   ------------   ------------
            Nasdaq Computer                       100.00         161.95         352.21         747.64         421.11         290.24
          Manufacturing Index
----------------------------------------    ------------   ------------   ------------   ------------   ------------   ------------


         Proposal 4: Amendment of Howtek's Certificate of Incorporation
        to indemnify Howtek's directors, officers, employees and agents to the fullest extent provided by Delaware law

         Reasons for the adoption of indemnity amendment

         Delaware law specifically provides for indemnification of directors, officers and other agents of Howtek.

         The effect of the adoption of the indemnity amendment will be to provide significant protections to the individuals who serve as directors and officers of Howtek, and to encourage individuals possessing skills and abilities required by Howtek in conducting its business to continue to serve in such positions and offices and to continue to attract qualified individuals to serve in such positions and offices. Howtek's management believes that the adoption of the indemnity amendment is necessary in order for Howtek to be able to attract and retain qualified and competent management personnel, upon whose efforts and judgment the success of Howtek is largely dependent. Accordingly, the Howtek board of directors believes that it is in the best interests of Howtek and its stockholders to protect its directors, officers, employees and agents by the adoption of indemnification provisions in Howtek's amended and restated certificate of incorporation, which generally provides that Howtek will indemnify such persons to the fullest extent permitted by law. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Federal securities laws is against public policy and therefore unenforceable.

         The indemnity amendment is not being proposed in response to any specific resignation or refusal to serve by any director or officer or potential director or officer, and Howtek has not experienced any difficulties in attracting or retaining directors and officers. Howtek is not aware of any pending or threatened claim that would be covered by the proposed indemnity. Morever, Howtek will maintain insurance coverage for its directors and officers.

         The Board of Directors recommends that stockholders vote "For" the indemnity amendment.

         The board of directors has approved the proposed indemnity amendment and submits the amendment to the stockholders for adoption. The board of directors believes that the indemnification of Howtek's directors, officers, employees and agents are in the best interests of Howtek and its stockholders and recommends that the stockholders adopt the amendment.

         If the amendment is adopted by the requisite number of votes presented by the shares of Howtek common stock and Series A Preferred Stock entitled to vote at the annual meeting, the amendment will become effective upon the filing of the amendment to Howtek's certificate of incorporation, or, if the merger is completed, the Howtek's amended and restated certificate of incorporation, with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval.

                     Proposal 5: Amendment to Line of Credit

         Howtek currently has a line of credit agreement with Robert Howard, Chairman of the Board of Howtek, which provides, among other things, that advances under the line of credit agreement are convertible into common stock of Howtek based on a conversion price defined as the market price of Howtek common stock at the time of the conversion. In order to induce Mr. Howard to continue the line of credit, the board of directors proposes to amend Howtek's line of credit agreement with Mr. Howard in the form of Annex E to this proxy statement/prospectus, which amendment provides that advances under the line of credit agreement will be convertible into Howtek common stock at a conversion price equal to the lesser of the market price of Howtek common stock at the time of conversion or the market price of Howtek common stock at the time the advance is made.

         The Board of Directors recommends that stockholders vote "For" the amendment to the line of credit.

         The board of directors has approved the amendment to the line of credit agreement with Mr. Howard and submits the amendment to the stockholders for adoption. The board of directors believes that it is in the best interest of Howtek and its stockholders to continue the line of credit, as amended by the proposed amendment, which amendment is a condition to extending the line of credit beyond its current term. The board of directors recommends that the stockholders adopt the amendment.

         If the amendment is adopted by the requisite number of votes presented by the shares of Howtek common stock and series A preferred Stock entitled to vote at the annual meeting, the amendment will become effective upon stockholder approval.

                 Proposal 6: Adoption of 2002 Stock Option Plan

         At the Annual Meeting, the Company's stockholders will be asked to approve the adoption of the Company's 2002 Stock Option Plan (the "2002 Plan").

         In [April ___], 2002 the board of directors adopted, subject to stockholder approval, the 2002 Stock Option Plan, referred to as the 2002 Plan. The board of directors believes that, to enable Howtek to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees, consultants and other key persons and to promote the well-being of Howtek, it is in the best interest of Howtek and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for Howtek, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of Howtek's common stock. The board of directors has found that the grant of options under Howtek's existing Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. Accordingly, the Howtek board of directors believes that the 2002 Plan (a) will provide Howtek with significant means to attract and retain talented personnel, (b) will result in saving cash, which other wise would be required to maintain current key employees and adequately attract and reward key personnel, and (c) consequently, will prove beneficial to Howtek's ability to be competitive.

         To date, no options have been granted under the 2002 Plan. If the 2002 Plan is approved by the stockholders, options may be granted under the 2002 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

         The following summary of the 2002 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2002 Plan, set forth as Annex F to this proxy statement/prospectus.

Summary of the 2002 Plan

         The 2002 Plan authorizes the granting of options to purchase up to 500,000 shares of common stock, subject to adjustment as described below. All employees, directors, independent agents, consultants and attorneys of Howtek, including those of Howtek's subsidiaries, are eligible to be granted Non-Qualified Stock Options (as defined below) under the 2002 Plan. Incentive Stock Options (as defined below) may be granted only to employees of Howtek or any subsidiary of Howtek.

         The 2002 Plan can be administered by the board of directors or a Stock Option Committee, referred to as a Committee, consisting of two or more non-employee members of the board of directors appointed by the board of directors. The board of directors or the Committee will determine, among other things, the persons to whom options will be granted, the type of options to be granted, the number of shares subject to each option and the share price. The board of directors or the Committee will also determine the term of each option, the restrictions or limitations thereon, and the manner in which each such option may be exercised. Unless sooner terminated, the 2002 Plan will expire at the close of business on [April____] , 2012.

1.       Stock Options

         The 2002 Plan provides for the grant of "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the Code, and for options not qualifying as Incentive Stock Options, or Non-Qualified Stock Options. The board of directors or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

         Incentive Stock Options granted pursuant to the 2002 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2002 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of Howtek or a parent or subsidiary of Howtek immediately before the grant, referred to as a 10% Stockholder), and under certain circumstances set forth in the 2002 Plan, may be exercised within _____ [months/days] following termination of employment (one year in the event of death of the optionee). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the board of directors or the Committee. The exercise price of a Non Qualified Stock Option or a Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value.

                  Under the 2002 Plan Howtek may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in
Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

                  The 2002 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Howtek common stock subject to options which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Howtek common stock may be issued to any optionee until the full option price has been paid. The board of directors or the Committee may grant individual options under the 2002 Plan with more stringent provisions than those specified in the 2002 Plan.

                  Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the board of directors or the Committee provide. Stock options granted under the 2002 Plan are exercisable until the earlier of (i) a date set by the board of directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 2002 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted after [April_____], 2012.

2.       Certain Federal Income Tax Consequences of the 2002 Plan

                  The following is a brief summary of the Federal income tax aspects of grants made under the 2002 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

                  a. Incentive Stock Options. The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee, (i) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) Howtek will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

                  If common stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) Howtek will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and Howtek will not qualify for a deduction with respect to such excess.

                  Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

                  b.       Non-Qualified Stock Options

                  With respect to Non-Qualified Stock Options, (i) upon grant of the option, the optionee will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Howtek will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and
(iv) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares.

         The following table sets forth certain information regarding outstanding options to purchase Howtek common stock:

------------------------------ ------------------------ ------------------------- ------------------------------
                                         (a)                      (b)                          (c)
------------------------------ ------------------------ ------------------------- ------------------------------
        Plan Category           Number of securities        Weighted-average          Number of securities
                                  to be issued upon        exercise price of          remaining for future
                                     exercise of          outstanding options,        issuance under equity
                                outstanding options,      warrants and rights          compensation plans
                                 warrants and rights                                  (excluding securities
                                                                                    reflected in column (a))
------------------------------ ------------------------ ------------------------- ------------------------------
  Equity compensation plans
approved by security holders            1,476,589                $1.28                          1,200,000
------------------------------ ------------------------ ------------------------- ------------------------------
  Equity compensation plans
  not approved by security
           holders                          0                     n/a                               0
------------------------------ ------------------------ ------------------------- ------------------------------
   Acquired/Assumed equity
     compensation plans
        (Aggregated)                        0                     n/a                               0
------------------------------ ------------------------ ------------------------- ------------------------------
   Individual Arrangements
        (Aggregated)                     57,000                  $2.56                              0
------------------------------ ------------------------ ------------------------- ------------------------------

            Total                       1,533,589                $1.33                          1,200,000
------------------------------ ------------------------ ------------------------- ------------------------------

The Board of Directors recommends that stockholders vote "For" the approval of the 2002 Stock Option Plan.

   Proposal 7: Ratification of the Selection of Howtek's independent auditors

         Howtek's board of directors have selected BDO Seidman, LLP as Howtek's independent auditors for the fiscal year ended December 31, 2002.


         The Board of Directors recommends that stockholders vote "For" the ratification of the selection of BDO Seidman, LLP as Howtek's independent auditors for the fiscal year ended December 31, 2002.

         BDO Seidman, LLP has audited and reported upon the financial statements of Howtek for the fiscal year ended December 31, 2001. The Board of Directors has re-appointed BDO Seidman, LLP as Howtek's independent accountants for Howtek's fiscal year ending December 31, 2002. The Howtek board of directors recommends to the stockholders that they ratify this selection. BDO Seidman, LLP has no direct or indirect interest in Howtek or any affiliate of Howtek. A representative of BDO Seidman, LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of Howtek's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in Howtek's Form 10-Q's for the fiscal year ended December 31, 2001 totaled $60,000.

         Financial Information Systems Design and Implementation Fees. There were no fees billed to Howtek by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for the fiscal year ended December 31, 2001.

         All Other Fees. There were no fees billed for services rendered by BDO Seidman, LLP, other than those described in the preceding paragraphs.

                Deadline for Submissions of Stockholder Proposals

         Howtek stockholders who wish to present proposals appropriate for consideration at Howtek's annual meeting of stockholders to be held in 2003, must (i) submit the proposals in proper form to Howtek at 21 Park Avenue, Hudson, New Hampshire 03051, Attention: Secretary, no later than January [ ] 2003, and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Howtek's by-laws for stockholder proposals, in order for the proposals to be considered for inclusion in the form of proxy relating to such annual meeting. After the January [ ], 2003 deadline, a stockholder may present a proposal at Howtek's 2003 annual meeting of stockholders, if it is submitted to Howtek's Secretary at the address set forth above no later than January [ ] 2003. If timely submitted, the stockholder may present the proposal at the 2003 annual meeting of stockholders, but Howtek is not obligated to present the matter in its proxy statement.

                         Business of Intelligent Systems

         Intelligent Systems focuses on medical imaging technologies and has developed computer aided detection (CAD) software to assist in the early detection of cancer. Intelligent Systems' first product, the MammoReader(TM), utilizes state-of-the-art proprietary image analysis software and is designed to act as a second-reader of mammograms to assist radiologists in detecting breast cancer.

         Based on statistics published by the American Cancer Society, during the year 2002, approximately 203,500 new cases of breast cancer among women in the United States were diagnosed, and approximately 40,000 women in the United States died from the disease. The world wide statistics for breast cancer diagnoses and deaths in 2000 are staggering: it is estimated that approximately 1,063,881 new cases of breast cancer were diagnosed and approximately 376,561 women died from the disease. Without significant innovations in the health care industry, there is no indication that these statistics will decrease significantly in the next few years. Intelligent Systems has developed the MammoReader(TM) as a tool to be used by radiologists in conjunction with mammography screenings to increase the chances of detecting breast cancer early. Intelligent Systems has recently obtained clearance by the FDA to market the device in the United States.

MammoReader(TM)

         Intelligent Systems' first product is the MammoReader(TM), a medical image analysis software system. This device is designed to assist radiologists with the early detection of breast cancer. The MammoReader(TM) functions as a second-reader of mammograms and is intended to help radiologists detect potential breast cancers which may be overlooked by radiologists during routine mammogram screenings.

         The main component of the MammoReader(TM) system is Intelligent Systems' proprietary medical image analysis software. Other components include a high-speed computer server, film digitizer, reviewer workstation, bar code scanner and printer. The software is designed to run on commercially available computer equipment.

         The MammoReader(TM) is relatively simple to operate as a second-reader system. The software that forms the core of the MammoReader(TM) system generates prompts in the form of markings indicating locations of computer detected suspicious regions in the digitized mammogram images. The MammoReader(TM) enables radiologists to conveniently view the digitized images on an electronic display placed next to a traditional film viewer in the radiologist's screening room. Once the mammogram has been digitized and the MammoReader(TM) software has completed its image analysis of potential suspicious regions, the radiologist would re-examine the prompted locations on the mammogram in order to reduce the chances of human error.

         Intelligent Systems provides all customers a toll free telephone number and an internet link to Intelligent Systems in order to quickly respond to any customer questions or problems.

         Intelligent Systems received a federal research grant from the National Cancer Institute for the development of the MammoReader(TM) software. The grant is awarded under the Small Business Innovation Research Program for the continued development of Intelligent Systems' mammogram image analysis software. The research grant does not affect Intelligent Systems' intellectual property rights in and to the software. During the first phase of the development of the software, 1998 through 1999, Intelligent Systems received $102,000 of the grant. For the twenty-three month period ending December 31, 2001, the second phase, Intelligent Systems received a total of $962,000 of the grant total amount of $987,000. Intelligent Systems is required to comply with certain financial and technical standards as a condition to its receipt of the grant.

Facilities

         Intelligent Systems' operations center, executive offices and headquarters is located in Boca Raton, Florida and is the home to all of Intelligent Systems' activities, except product development and regulatory affairs.

         The Boca Raton facility is a combination of office and warehouse space totaling approximately 3,500 square feet. Of the total space available at the facility, Intelligent Systems' requires approximately 2,000 square feet for assembly, warehousing, shipping, receiving, testing and repair.

         Intelligent Systems' research and development center is devoted to medical imaging software products. The mission of the employees located at the product development center will be to: improve existing product performance; develop new software products; and obtain FDA approval.

Distribution

         In August, 2001 Intelligent Systems entered into an exclusive agreement with Instrumentarium Imaging, Inc. for distribution of its MammoReader(TM) CAD product. The agreement requires Instrumentarium to purchase a specified quantity of MammoReader(TM) units over the term of the three year agreement in order to retain exclusivity. The agreement became effective upon Intelligent Systems' receipt of FDA approval of the MammoReader(TM), which was received on January 15, 2002.

         Management's Discussion and Analysis of Financial Condition and
                  Results of Operations of Intelligent Systems

         The following discussion should be read in conjunction with the audited financial statements of Intelligent Systems, appearing elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties. Intelligent Systems' actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed below and in the section entitled "Risk Factors" of this proxy statement/prospectus.

                  History and Overview

         Since its inception in March of 1996, Intelligent Systems has focused largely on research and development of a Computer Aided Detection (CAD) system that would aid in the early diagnosis of breast and other cancers. Early funding for Intelligent Systems' research and development came in the form of a government grant which funded most operations and supported clinical trials of Intelligent Systems' CAD system, which is known as the "MammoReader(TM)." With the hiring of a Chief Executive Officer in October of 2000, a formal business plan was developed and fund raising for Intelligent Systems was commenced. Sufficient capital was raised through a private placement of Intelligent Systems' common stock beginning in January 2001 to continue research efforts and to enable Intelligent Systems to hire additional personnel who would be needed once Intelligent Systems began the commercialization phase of the MammoReader(TM). These early new hires included a Director of Operations and a Chief Financial Officer. In July 2001, Intelligent Systems made its final submission to the U.S. Food and Drug Administration (FDA) for premarket approval of the MammoReader(TM) and Intelligent Systems commenced a subsequent private placement of its common stock. Sufficient capital was raised through this private placement to suffice until January 31, 2002 for the initial costs associated with the launch of the MammoReader(TM) system through an exclusive distributor in the United States. Approval of the MammoReader(TM) was granted by the FDA on January 15, 2002. Sales and marketing activities commenced immediately upon Intelligent Systems' receipt of FDA approval. As of March 31, 2002, eight MammoReader(TM) systems have been shipped.

                  Results of Operations

                  Revenue

         From Intelligent Systems' inception in March of 1996 and through December 31, 2001, its revenue was derived primarily from a federal research grant from the National Cancer Institute awarded under the Small Business Innovation Research Program (SBIR) for the research and development of Intelligent Systems' mammogram image analysis software (i.e., the MammoReader(TM)). Total revenues generated under this grant through December 31, 2001 totaled approximately $1.1 million. Phase I of the grant, which totaled approximately $100,000, was received in 1998 and 1999 and, for the most part, represented a feasibility study for the development of mammogram image analysis systems. Once the work in Phase I was approved by the SBIR, Phase II of the grant was approved for funding, which totaled approximately $1 million. These funds were used to continue development of Intelligent Systems' mammogram image analysis software and to conduct clinical trials for the MammoReader(TM) system. The clinical trials results were included in Intelligent Systems' premarket approval (PMA) filing with the FDA.

         Upon approval of the MammoReader(TM) system by the FDA on January 15, 2002, an exclusive distribution agreement with Instrumentarium Imaging, Inc. became effective. Under the distribution agreement, Instrumentarium Imaging retains exclusive distribution rights to sell the MammoReader(TM) system in the United States as long as it sells a minimum number of systems over a specified period of time. Instrumentarium Imaging is part of Instrumentarium Corporation, a leading international medical technology company operating in Anesthesia and Critical Care (Datex-Ohmeda) and Medical Equipment. The service revenues received by Intelligent Systems during 1999 were the result of a one-time agreement with the University of South Florida for certain professional services rendered by Intelligent Systems' personnel. This amount totaled $45,056 and the related cost of these services totaled $22,500.

         Initial revenue from the sale of 8 MammoReader(TM) systems to Instrumentarium Imaging during the quarter ended March 31, 2002 totaled approximately $600,000. Outstanding commitments in the form of authorized purchase orders from Instrumentarium Imaging for an additional 19
MammoReader(TM) systems totaled approximately $1.35 million at March 31, 2002. Intelligent Systems anticipates shipping these 19 MammoReader(TM) systems on or prior to June 30, 2002.

         Upon receipt of a properly authorized purchase order from Instrumentarium Imaging and specific shipping instructions, Intelligent Systems builds and ships the MammoReader(TM) systems and then bills Instrumentarium Imaging in accordance with the contract pricing schedule. The terms of payment under the distribution agreement with Instrumentarium Imaging are net 30 days. Revenue is recognized for each MammoReader(TM) system upon actual shipment to Instrumentarium Imaging or its designated customer.

                  Cost of Sales

         The cost of sales includes all hardware and software costs attributable to the MammoReader(TM) system as well as the labor costs required to build each system. The cost of sales for Intelligent Systems' fiscal quarter ended March 31, 2002 was $228,794.

                  Research and Development Costs

         Research and development costs increased steadily from inception in March 1996 through December 31, 2001. The initial research and development was performed by Intelligent Systems' founders, Drs. Maha Sallam and Kevin Woods. Research and development costs totaled $24,530 in 1997, $131,807 in 1998, $ 225,398 in 1999 and $411,170 in 2000. The increasing costs over this period was primarily due to the hiring of additional research personnel and the utilization of outside software consultants. The total cost of research and development in 2001 totaled $852,407 which included the cost to plan and conduct clinical trials for the MammoReader(TM) system. It is expected that research and development costs for 2002 will continue at a level similar to that of the level in 2001 even though no additional clinical trials are expected. This is primarily due to the hiring of additional personnel to continue mammogram image analysis improvements and upgrades.

                  General and Administrative Expenses

         Prior to October 1, 2000, the majority of the costs incurred by Intelligent Systems were research and development costs. On October 1, 2000 a full-time Chief Executive Officer was hired and significant costs were incurred between October 2000 and December 2000 to organize and develop a business plan for Intelligent Systems. Included in these costs were the costs associated with hiring a Director of Manufacturing Operations in December 2000. The costs incurred during this period for general business purposes were classified as general and administrative expenses in the statement of operations for the period ending December 31, 2000. During the first half of 2001, a full-time Chief Financial Officer and administrative assistant were hired in conjunction with the opening of Intelligent Systems' administrative and manufacturing operations in Boca Raton. The Boca Raton office was opened in June 2001. The increase in general and administrative expenses from $112,982 in 2000 to $706,068 in 2001 was the direct result of hiring the personnel noted above as well as opening the administrative and manufacturing office in Boca Raton. All research and development operations continue from Intelligent Systems' office located in Clearwater. General and administrative expenses are expected to increase to approximately $1 million in 2002 as a result of the Boca Raton administrative and manufacturing office being open for the full year. Additionally, several other personnel are expected to be hired during 2002. Intelligent Systems believes that general and administrative expenses should continue at the 2002 level through at least 2003, although such expenses may be in excess of the 2002 level.

                  Non-cash stock compensation

         The amount of non-cash stock compensation for 2000 was for services provided by the Chief Executive Officer as a non-salaried employee and for stock in Intelligent Systems which he purchased at a value below fair market value. In 2001, a software consulting firm agreed to take stock in Intelligent Systems in lieu of cash for services rendered. This non-cash stock compensation totaled $45,000 in 2000 and $276,060 in 2001.

                  Income Taxes

         Intelligent Systems elected to be taxed as a Subchapter S corporation from its inception in 1996 until February 2001 when the tax status was converted to that of a C corporation as a result of Intelligent Systems' acceptance of capital from a foreign investor. No tax expense or benefit was recorded in 2001 due to operating losses. It is estimated that approximately $860,000 in net operating loss carry forwards will be available to Intelligent Systems beginning in 2002.

                  Liquidity and Capital Resources

         Since inception, Intelligent Systems has financed its operations through initial investor capital, a Federal research grant, private placements and through the issuance of convertible notes. The amount of each of these financings as of February 28, 2002 are listed below:

                  Initial investor capital   $       259,303
                  Federal research grant     $     1,063,847
                  Private placements         $     1,708,875
                  Convertible notes          $        56,155
                                             ---------------
                              Total          $     3,088,180
                                             ===============

         The convertible notes are dated November 7, 2001 and carry interest at an annual rate of 7%. Accrued but unpaid interest for these notes is payable quarterly on the 7th day of each February, May, August and November commencing February 7, 2002. All principal and accrued but unpaid interest on these notes is payable in full on November 7, 2004. Intelligent Systems, at its option, may prepay the principal amount and accrued interest at any time in whole or in part without premium or penalty, upon 30 days written notice to payee. At any time prior to November 7, 2004, the payee may convert the outstanding principal amount and interest of these notes into a number of shares of common stock of Intelligent Systems or its successors, computed by dividing the outstanding principal and interest amount of these notes by $1.11.

         As of March 31, 2002, Intelligent Systems had cash of $265,316, working capital of $303,633 and an accumulated deficit of approximately $1.7 million. Additionally, Intelligent Systems had unfilled purchase orders from Intelligent Systems' distributor as of March 31, 2002 totaling approximately $ 1.35 million.

         Intelligent Systems' future liquidity and capital requirements will depend on a number of factors, including the following:

                  o     the amount and timing of product revenues

                  o     the effect of proposed Howtek, Inc. merger

                  o     the cost and timing of expanded market opportunities

                  o     the availability of additional financing

         Notwithstanding the above, Intelligent Systems believes it has sufficient liquidity to maintain current business operations for at least the next 9 months.

Intelligent Systems Directors to be Appointed to Howtek's Board of Directors after the Merger

         Under the terms of the plan and agreement of merger, the following four officers and/or directors of Intelligent Systems are being nominated to serve as members of the board of directors of Howtek upon completion of the merger:

                 Name                      Age              Position with Intelligent Systems
                 ----                      ---              ---------------------------------
W. Kip Speyer........................      53     Chairman of the board of directors, President and Chief
                                                  Executive Officer and director
Dr. Maha Y. Sallam...................      35     Executive Vice President and director
Dr. Kevin S. Woods...................      36     Executive Vice President and director
Gregory J. Stepic....................      51     Vice President and Chief Financial Officer


          Dr. Woods and Mr. Stepic are being nominated to serve as Class I directors, with a term expiring at the 2003 Howtek annual meeting of stockholders, Dr. Sallam is being nominated to serve as a Class II director, with a term expiring at the 2004 Howtek annual meeting of stockholders, and Mr. Speyer is being nominated to serve as a Class III director, with a term expiring at the 2005 Howtek annual meeting of stockholders.

         Biographical information for Messrs. Speyer and Stepic and Drs. Woods and Sallam are set forth under "Additional Proposals for the Howtek Annual Meeting; Proposal 3: Election of Directors."

         The following is information regarding the compensation paid to Messrs. Speyer and Stepic and Drs. Woods and Sallam by Intelligent Systems for their services as directors of Intelligent Systems. Members of Intelligent Systems' board of directors do not receive cash compensation for attendance at board meetings or board committee meetings. However, directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings. In 2001, Intelligent Systems granted to each of Messrs. Speyer and Stepic options to purchase an aggregate of 60,000 shares of Intelligent Systems common stock at a purchase price of $1 per share. In 2001, Intelligent Systems also granted to each of Drs. Sallam and Woods options to purchase an aggregate of 45,000 shares of Intelligent Systems common stock at a purchase price of $1 per share.

                  Principal Stockholders of Intelligent Systems

         The following table sets forth information known to Intelligent Systems regarding the beneficial ownership of its common stock as of the date of this proxy statement/prospectus by:

o each person or group known by Intelligent Systems to own beneficially more than 5% of its outstanding common stock;

o each of Intelligent Systems' executive officers who received compensation in excess of $100,000 for the year ended December 31, 2001;

o    each of Intelligent Systems' current directors; and

o all of Intelligent Systems' directors and the current executive officers as a group.

Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned. Shares of common stock subject to options that are currently exercisable or are exercisable within 60 days of the date of this proxy statement/prospectus are treated as outstanding and beneficially owned with respect to the person holding these options for the purpose of computing the percentage ownership of that person. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: c/o Intelligent Systems Software, Inc., 6405 Congress Avenue, Boca Raton, Florida 33487.

------------------------------------------ --------------------------------------- ---------------------------------------
Name of Beneficial Owner                   Number of Shares Beneficially Owned     Percentage Beneficially Owned
------------------------------------------ --------------------------------------- ---------------------------------------
Maha Y. Sallam                             1,812,800 (1)                           26.8%
------------------------------------------ --------------------------------------- ---------------------------------------
Kevin Woods                                1,137,000 (2)                           16.8
------------------------------------------ --------------------------------------- ---------------------------------------
W. Kip Speyer                              1,060,000 (3)                           15.6
------------------------------------------ --------------------------------------- ---------------------------------------
Gregory J. Stepic                            160,000 (4)                            2.36
------------------------------------------ --------------------------------------- ---------------------------------------
All Directors and Officers of              4,169,800 (5)                           60.02
Intelligent Systems as a Group
(four persons)
------------------------------------------ --------------------------------------- ---------------------------------------

(1) Includes 146,900 shares owned of record by K.K. Quah, Dr. Sallam's husband. Includes options to purchase 45,000 shares of common stock.
(2) Includes options to purchase 45,000 shares of common stock.
(3) Includes options to purchase 60,000 shares of common stock.
(4) Includes options to purchase 60,000 shares of common stock.
(5) Includes options to purchase 210,000 shares of common stock.

                        Principal Stockholders of Howtek

         The following table sets forth certain information regarding the common stock, Series A and Series B Preferred Stock of Howtek owned on March 31, 2002, by (i) each person who is known to Howtek to own beneficially more than 5% of the outstanding shares of Howtek's common stock (ii) each executive officer and key employee named in the Summary Compensation Table, (iii) each director of Howtek, and (iv) all current executive officers and directors as a group. The table also provides information regarding beneficial owners of more than 5% of the outstanding shares of Howtek's Series A and Series B Preferred Stock.

                                                                                     Number of Shares
                                                                                    Beneficially Owned
Name and Address of Beneficial Owner                 Title of Class                      (1) (2)               Percentage of class
------------------------------------                 --------------                      -------               -------------------
Robert Howard                                        Common                           3,234,863(3)                    20.7%
 145 East 57th Street
 New York, New York 10022
Donald Chapman                                       Common                           1,918,125(4)                    11.9%
 8650 South Ocean Drive                              Preferred Series A                   4,600                       64.3%
 Jenson Beach, FL 34957                              Preferred Series B                     680                       48.6%
W. Scott Parr                                        Common                             525,196(5)                     3.3%
 21 Park Avenue                                      Preferred Series A                     550                        7.7%
 Hudson, NH 03051                                    Preferred Series B                      50                        3.6%
Edgar Ball                                           Preferred Series B                     200                       14.3%
 PO Box 560726
 Rockledge, FL 32956
Dr. Lawrence Howard                                  Preferred Series A                   1,000                       14.0%
 660 Madison Avenue
 New York, NY 10021
John McCormick                                       Preferred Series A                   1,000                       14.0%
 11340 SW Aventine Circus
 Portland, OR 97219
Dr. Herschel Sklaroff                                Preferred Series B                     100                        7.1%
 1185 Park Avenue
 New York, NY 10128
John Westerfield                                     Preferred Series B                     100                        7.1%
 4522 SW Bimini Circle N
 Palm City, FL 34990
Ivan Gati                                            Common                              65,000(6)                        *
James Harlan                                         Common                             104,000(7)                        *
Kit Howard                                           Common                              40,000(8)                        *
Brett Smith                                          Common                              36,024(9)                        *
Harvey Teich                                         Common                              75,000(10)                       *
Richard Lehman                                       Common                              63,961(11)                       *
Joseph Manseau                                       Common                              44,076(12)                       *
All current executive officers and                   Common                           4,123,460(3)                    25.1%
 directors as a group (8 persons)                                                   (5) through (10)
                                                     Preferred Series A                     550                        7.7%
                                                     Preferred Series B                      70                        5.0%

-------------
     *    Less than one percent

1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 31, 2002, upon the exercise of options, warrants or rights; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner's percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 31, 2002, have been exercised.

2) Unless otherwise noted, Howtek believes that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

3) Includes options to purchase 10,000 shares of Howtek's common stock at $1.72 per share. Also, includes 40,000 shares beneficially owned by Mr. Howard's wife.

4) Includes 28,000 shares owned by Mr. Chapman's wife, 460,000 shares of common stock issuable upon conversion of 4,600 shares of Series A Preferred Stock and 340,000 shares of common stock issuable upon conversion of 680 shares of Series B Preferred Stock owned by Mr. Chapman.

5) Includes 11,000 shares owned by Mr. Parr's wife. Also includes options to purchase 275,268 shares of Howtek's common stock at $1.13 per share, 77,649 shares at $0.81 per share, 2,250 shares at $1.00 per share, 4,000 shares at $0.95 per share and 25,000 shares at $1.75 per share, 55,000 shares of common stock issuable upon conversion of 550 shares of Series A Preferred Stock and 25,000 shares of common stock issuable upon conversion of 50 shares of Series B Preferred Stock owned by Mr. Parr.

6) Includes options to purchase 15,000 of Howtek's common stock at $1.72 per share, 25,000 shares at $1.50 per share and 25,000 shares at $0.81 per share.

7) Includes options to purchase 25,000 shares of Howtek's common stock at $1.75 per share.

8) Includes options to purchase 25,000 shares of Howtek's common stock at $0.81 per share.

9) Includes options to purchase 25,000 of Howtek's common stock at $3.00 per share. Also, includes 10,000 shares of common stock issuable upon conversion of 20 shares of Series B Preferred Stock.

10) Includes 5,000 shares owned by Mr. Teich's wife in an irrevocable trust. Also includes options to purchase 20,000 of Howtek's common stock at $1.72 per share, 25,000 shares at $1.50 per share and 25,000 shares at $0.81 per share.

11) Includes 1,000 shares owned by Mr. Lehman's wife. Also includes options to purchase 26,500 of the Howtek's common stock at $1.72 per share, 16,376 shares at $1.13 per share, 7,752 shares at $1.00 per share, 5,000 shares at $0.81 per share, 3,333 shares at $1.75 per share and 4,000 shares at $0.95 per share.

12) Includes options to purchase 3,000 shares of Howtek's common stock at $1.00 per share, 10,000 shares at $.81 per share, 8,410 shares at $1.13 per share, 18,666 shares at $1.75 per share and 4,000 shares at $0.95 per share.

           Certain Transactions between Howtek and Intelligent Systems

         Howtek has sold its Multi RAD 860 product to Intelligent Systems, which is incorporated into Intelligent Systems' MammoReader system. For the three months ended March 31, 2002, Howtek sold approximately $100,000 of such products to Intelligent Systems, and Intelligent Systems has an accounts payable of approximately $50,000 as of March 31, 2002 with respect to such products.

                           Price Range of Common Stock

         Since July 16, 1998, Howtek's common stock has been traded on the Nasdaq SmallCap Market under the symbol "HOWT." From July 13, 1995 until July 15, 1998, Howtek's common stock was traded on the Nasdaq National Market. Prior to July 13, 1995, Howtek's common stock was quoted on the American Stock Exchange under the symbol "HTK."

         The following table sets forth the range of high and low sale prices of common stock from January 1, 1999 through [ ], 2002:

                                                                                                       Howtek
                                                                                         -----------------------------------
                                                                                               High                Low
                                                                                         ---------------     ---------------
Fiscal Year Ended December 31, 2000:
     First Quarter .............................................................         $         4.125     $         1.875
     Second Quarter ............................................................                   2.563                .625
     Third Quarter .............................................................                   3.063               1.188
     Fourth Quarter ............................................................                   4.281               1.750
Fiscal Year Ended December 31, 2001:
     First Quarter .............................................................         $         3.375     $         2.500
     Second Quarter ............................................................                   3.000               1.860
     Third Quarter .............................................................                   2.150                .700
     Fourth Quarter ............................................................                   1.900                .930
Fiscal Year Ending December 31, 2002:
     First Quarter .............................................................         $         3.500     $         1.420
     Second Quarter through [], 2002 ...........................................         [             ]     [             ]

         On February 15, 2002, the last full trading day prior to the public announcement of the proposed merger, the highest sale price of Howtek common stock was $3.40 per share, the lowest sale price of Howtek common stock was $3.05 per share and the last reported sale price of Howtek common stock was
$3.40 per share. On [     ], 2002, the latest practicable date prior to the
printing of this proxy statement/prospectus, the last reported sale price of
Howtek common stock was $[    ] per share.

         Howtek urges stockholders to obtain current market quotations prior to making any decisions with respect to the merger.

         Information with respect to the market price of Intelligent Systems common stock is not provided because there is no established trading market for shares of Intelligent Systems common stock.

         As of March 31, 2002 there were 291 holders of record of Howtek common stock and approximately 71 holders of record of Intelligent Systems common stock.

                       Description of Howtek Capital Stock

General

         Howtek is authorized to issue 25,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 1, 2002, there were 15,297,661 shares of common stock outstanding and 9,550 shares of preferred stock outstanding of which 8,150 shares are 7% Series A Convertible Preferred Stock ("Series A Preferred Stock") and 1,400 shares are Series B Convertible Preferred Stock ("Series B Preferred Stock") . If the proposed amendment to Howtek's amended and restated certificate of incorporation, as described on pages 48 and 49, is approved, Howtek will be authorized to issue 50,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

         The holders of Howtek's common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Howtek, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

         General

         The board of directors has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Howtek.

Series A Convertible Preferred Stock

         Ranking

         The Series A Preferred Stock ranks senior to the common stock in right of payment of dividends and distributions upon liquidation, dissolution or winding up of Howtek or any future capital stock that ranks junior to the preferred stock , and ranks pari passu with the Series B Preferred Stock .

         Dividends

         Holders of shares of the Series A Preferred Stock are entitled to receive annual cumulative dividends of $7.00 per share, out of legally available funds, payable on the last day of December of each year. The dividends are payable either in cash or in shares of common stock, in Howtek's sole discretion.

         Liquidation Preference

         In the event of any liquidation, dissolution or winding up of Howtek, holders of shares of Series A Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $100 per share, plus an amount equal to any accrued and unpaid dividends up to the payment date, before any payment or distribution will be made to the holders of common stock or any capital stock that ranks junior to the Series A Preferred Stock. Holders of shares of the Series A Preferred Stock will not be entitled to receive any liquidation preference on their shares until the liquidation preference of any senior capital stock has been paid in full.

         Optional Redemption

         Howtek has the option, at any time, to redeem all of the Series A Preferred Stock for cash at a price of $100 per share of Series A Preferred Stock plus the amount of accrued and unpaid dividends upon note less than 15 nor more than 30 days notice provided to the holders of the Series A Preferred Stock to be redeemed.

         Conversion

         The Series A Preferred Stock is convertible at any time prior to redemption into shares of common stock. The number of shares of common issuable upon conversion of a share of Series A is determined by dividing the liquidation preference of a share of Series A Preferred Stock by $1.00. The conversion rate is subject to adjustment for stock splits, reverse stock splits and other similar capitalization changes, but there are no provisions protecting against dilution resulting from the sale of common stock at a price below the conversion rate or the then-current market price of Howtek's securities. No fractional shares of common stock will be issued. Howtek will pay cash on the basis of the then-current market price of the common stock in lieu of issuing fractional shares.

         Voting Rights

         Generally, the holders of Series A Preferred Stock vote together with holders of Howtek's Common Stock as a single class on all actions to be voted on by the stockholders of Howtek. Each Share of the Series A Preferred Stock entitles the holder to such number of votes per share on each such action as shall equal the number of whole shares of common stock into which each such share of Series A Preferred Stock is then convertible.

Series B Convertible Preferred Stock

         Ranking

         The Series B Preferred Stock rank seniors to the common stock in right of payment of dividends and distributions upon liquidation, dissolution or winding up of Howtek and ranks pari passu with the Series A Preferred Stock.

         Dividends

         Holders of shares of the Series B Preferred Stock are entitled to receive, annual cumulative dividends of $70 per share, out of legally available funds, payable annually on the last day of December of each year. The dividends are payable either in cash or in shares of common stock, in Howtek's sole discretion .

         Liquidation Preference

         In the event of any liquidation, dissolution or winding up of Howtek, holders of shares of Series B Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $1,000 per share, plus an amount equal to any accrued and unpaid dividends up to the payment date, before any payment or distribution will be made to the holders of common stock or any capital stock that ranks junior to the Series B Preferred Stock. Holders of shares of the Series B Preferred Stock will not be entitled to receive any liquidation preference on their shares until the liquidation preference of any senior capital stock has been paid in full.

         Optional Redemption

         If at any time, the closing sales price of Howtek's common stock has been 125% or more (currently $2.50) of the then conversion rate of the Series B Preferred Stock for any five consecutive trading days, Howtek may, at its option, redeem any or all of the shares of Series B Preferred Stock for $1,000 per share plus the amount of accrued and unpaid dividends by giving notice to the holders of the Series B Preferred Stock at any time during the 20 days after the last trading day in the five trading day period. Any such redemption may be made not more than 60 days nor less than 15 days from the date the notice was given and may only been made at a time when the shares of common stock issuable upon conversion of the Series B Preferred Stock have either been registered under the Securities Act or may be publicly sold under either Rule 144 promulgated under the Securities Act or another applicable exemption from registration under the Securities Act.

         Conversion

         The Series B Preferred Stock is convertible into shares of common stock at any time up to the date that is 10 days prior to any redemption. Shares of common stock will be issuable upon conversion of a share of Series B Preferred Stock at a rate of $2.00. The conversion rate is subject to adjustment for forward stock splits, reverse stock splits, stock dividends and other similar capitalization changes, but there are no provisions protecting against dilution resulting from the sale of common stock at a price below the conversion rate or the then-current market price of Howtek's securities. No fractional shares of common stock will be issued. Howtek will pay cash on the basis of the then-current market price of the common stock in lieu of issuing fractional shares.

         Voting Rights

         Prior to conversion, the holders of Series B Preferred Stock do not have voting right except as required under applicable law.

Anti-Takeover Provisions

         The board of directors of Howtek can, without stockholder approval, issue shares of capital stock, which may have the effect of delaying, deferring or preventing a change of control of Howtek. Other than pursuant to the merger, Howtek has no plan or arrangement for the issuance of any shares of capital stock other than in the ordinary course or pursuant to its Stock Option Plans.

         Provisions of Howtek's certificate of incorporation, as amended and restated upon the consummation of the merger, may be deemed to have an anti-takeover effect and may delay, deter or prevent a merger, tender offer, proxy contest or other takeover attempt. The following discussion is a general summary of these provisions, which might be determined to have a potential "anti-takeover" effect. Reference should be made in each case to Howtek's certificate of incorporation, as amended and restated upon the consummation of the merger.

         Howtek's certificate of incorporation authorizes the Howtek board of directors to issue up to 1,000,000 shares of preferred stock with terms, rights, preferences and designations as the board of directors may determine and without any vote of the stockholders, unless otherwise required by law.

          Upon the consummation of the merger, Howtek's amended and restated certificate of incorporation will provide for a classified board of directors, which could discourage potential acquisition proposals and could delay or prevent a change of control of Howtek. A classified board of directors is intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors. A classified board also may have the effect of preventing changes in Howtek's management.

         Stockholders are not entitled to cumulate their votes in connection with the election of directors. As a result, a person or group controlling the majority of shares of Howtek common stock can elect all of the directors. See "Principal Stockholders of Howtek" and "Risk Factors."

                Description of Intelligent Systems Capital Stock

General

         Intelligent Systems' authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value. The following is a summary of material terms of the common stock. The summary is subject to, and qualified in its entirety by, Intelligent Systems' articles of incorporation and bylaws and by the provisions of applicable law.

Common Stock

         As of the date of this proxy statement/prospectus, there were 6,720,000 shares of Intelligent Systems common stock outstanding that were held of record by 71 stockholders. The holders of Intelligent Systems common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of Intelligent Systems, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any remaining prior distribution rights of preferred stock. The Intelligent Systems common stock has no cumulative voting, preemptive or conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

         No cash dividends have been declared on any class of Intelligent Systems' common stock during the two most recent fiscal years or during any subsequent interim period and Intelligent Systems does not anticipate declaring cash dividends in the foreseeable future. Intelligent Systems' ability to pay cash dividends is subject to restrictions set forth in the Florida Business Corporations Act.

Transfer Agent

         Intelligent Systems acts as transfer agent for the Intelligent Systems common stock.


                       Comparison of Stockholder's Rights

          Upon consummation of the merger, the stockholders of Intelligent Systems, a Florida corporation, will become stockholders of Howtek, a Delaware corporation, and their rights will be governed by Howtek's charter and by laws, which differ in certain material respects from Intelligent Systems' charter and by laws. As stockholders of Howtek, the rights of former stockholders of Intelligent Systems will be governed by the Delaware General Corporation Law, referred to as DGCL. Copies of the Intelligent Systems charter, the Intelligent Systems by-laws, the Howtek charter and the Howtek by laws, in each case as in effect on the date of this proxy statement/prospectus, are incorporated by reference and will be sent to holders of shares of Howtek and Intelligent Systems common stock upon request.

         The following is a summary of the material differences between Howtek stockholders' rights and Intelligent Systems stockholders' rights. This summary is qualified in its entirety by references to Delaware and Florida law, the Intelligent Systems charter and bylaws, and the Howtek charter and bylaws.

Authorized Capital

         Howtek. Howtek has the authority to issue 26,000,000 shares of capital stock consisting of 25,000,000 shares of common stock with a par value of $.01 per share and 1,000,000 shares of preferred stock with a par value of $.01 per share, of which (i) 10,000 shares are designated as 7.0% Series A convertible preferred stock and (ii) 2,000 shares are designated as 7.0% Series B convertible preferred stock. If the proposed amended and restated Howtek certificate of incorporation, as described on pages 48 and 49, is approved, Howtek will be authorized to issue 51,000,000 shares of capital stock consisting of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock with a par value of $.01 per share.

         Intelligent Systems. Intelligent Systems has the authority to issue 100,000,000 shares of common stock with a par value of $.01 per share.

Preferred Stock

         Howtek. Howtek's certificate of incorporation authorizes the board of directors to issue from time to time preferred stock in one or more classes or series, each of which class or series shall have the distinctive designation or title as is fixed by the board of directors. Prior to the issuance of any class or series of preferred stock, Howtek's board of directors will fix the voting powers, full or limited, or no voting powers, and preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions relating to the class or series of preferred stock.

         Howtek currently has two series of preferred stock authorized, issued and outstanding, the Series A Preferred Stock and the Series B Preferred Stock. Howtek has no current plans to issue any additional shares of preferred stock.

         Intelligent Systems. Intelligent Systems' articles of incorporation does not authorize the board of directors to provide for the issuance of shares of preferred stock.

Meeting of Stockholders

         Howtek. Howtek's bylaws provide that an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held annually on a date fixed by the board of directors. Howtek's bylaws also provide that special meetings of the stockholders may be called by the board of directors, by the President of Howtek or by the holders of record of a majority of the outstanding shares of Howtek entitled to vote at the meeting which call shall state the purpose or purposes of the proposed meeting.

         Intelligent Systems. Intelligent Systems' bylaws provide that an annual meeting of the stockholders shall be held each year, as may be specified in the notice of meeting or in a duly executed waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Intelligent Systems' bylaws also provide that special meetings of stockholders may be called by the board of directors, by the holders of not less than one-tenth of all the shares of Intelligent Systems entitled to vote at the meeting, or by the President of Intelligent Systems.

Size and Classification of the Board of Directors

         Howtek. Howtek's bylaws provide that the number of members of the board of directors shall be fixed by action of the board of directors or stockholders from time to time. Currently, the board of directors is composed of seven directors. If the merger is completed, Howtek's certificate of incorporation will be amended and restated to increase the number of members of the board of directors from seven to nine members. The directors will be classified into three classes with the initial term of office of the first class to expire in the first year, the second class to expire in the second year, and the third class to expire in the third year. The successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for a term of three years.

         Intelligent Systems. Intelligent Systems' bylaws provide that the number of directors shall be established by resolution of the stockholders from time to time, and may be increased or decreased from time to time, provided that Intelligent Systems has at least one director. Currently, the board of directors is composed of three directors.

Removal of Directors

         Howtek. Howtek's bylaws provide that directors may be removed for cause by vote of the stockholders or by action of the board of directors. Directors may be removed without cause only by vote of the stockholders. Upon consummation of the merger, Howtek will have a classified board of directors. Section 141(k)(1) of the DGCL provides that stockholders may only remove directors of a classified board for cause.

         Intelligent Systems. Intelligent Systems' bylaws provide that directors may be removed with or without cause by vote of a majority of the shares entitled to vote at an election of directors.

Amendment of Charter and Bylaws

         Howtek. The Howtek charter may be amended in the manner provided by statute. Howtek's bylaws may be amended by a majority of the Howtek stockholders entitled to vote or by the board of directors, but any bylaw adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon.

         Intelligent Systems. The Intelligent Systems charter may be amended in the manner provided by statute. Intelligent Systems' bylaws may only be amended by a vote of the majority of the stockholders. -

Anti-takeover Provisions.

         Howtek. Howtek is a Delaware corporation and is subject to Section 203 of the DGCL. Section 203 restricts an "interested stockholder" from engaging in a business combination with Howtek for three years following the time that person became an interested stockholder unless:

o the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained this status;

o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and certain employee stock option plans; or

o at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least 66 2/3% of Howtek's outstanding voting stock that is not owned by the interested stockholder.

A "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock.

         Intelligent Systems. Intelligent Systems is not subject to Florida law's equivalent "interested stockholder" provisions.

                                  Legal Matters

         The validity of the shares of Howtek common stock offered hereby will be passed upon for Howtek by Blank Rome Tenzer Greenblatt LLP. Certain legal matters will be passed upon for Intelligent Systems by Morgan Lewis & Bockius LLP.

                                     Experts

         The financial statements and financial statement schedule of Howtek, Inc. incorporated by reference in this proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports, given upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Intelligent Systems as of December 31, 2000 and 2001 and for the two years ended December 31, 2001 and the statement of operations, stockholders' deficit and cash flows for the period March 27, 1996 (the date of inception) through December 31, 2001 included in this proxy statement/prospectus, have been so included in reliance on the report of Grant Thornton LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

           Unaudited Pro Forma Combined Condensed Financial Statements

         The following unaudited pro forma combined condensed financial statements give effect to the proposed merger of Howtek and Intelligent Systems using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." Under this method of accounting, Howtek will allocate the purchase price to the fair value of assets acquired, including identified intangible assets and goodwill. The purchase price allocation is subject to revision when Howtek obtains additional information regarding asset valuation. The unaudited pro forma combined condensed financial statements are based on the historical financial statements and the accompanying notes of Howtek which are incorporated by reference in this proxy statement/prospectus, and the historical financial statements and the accompanying notes of Intelligent Systems which are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined condensed balance sheet assumes the merger took place on December 31, 2001. The unaudited pro forma combined condensed statement of operations assumes that the merger took place as of January 1, 2001. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operating results or of the financial position that would have occurred if the merger had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the merger or any merger-related expenses.


              Unaudited Pro Forma Combined Condensed Balance Sheet

                             As of December 31, 2001
                                   (Unaudited)

                                                                              Intelligent          Proforma
                                                            Howtek              Systems           Adjustments            Total
                                                        ---------------     ---------------     ---------------     ---------------
Current assets:
    Cash and equivalents ...........................    $       495,360     $        84,585                         $       579,945
   Trade accounts receivable, net of allowance for
        doubtful accounts ..........................            691,415                --                                   691,415
    Inventory ......................................          2,363,237             100,709          (1,300,000)(c)       1,163,946
   Prepaid and other ...............................             36,590               3,553                                  40,143
                                                        ---------------     ---------------     ---------------     ---------------
        Total current assets .......................          3,586,602             188,847          (1,300,000)          2,475,449
                                                        ---------------     ---------------     ---------------     ---------------
Property and equipment:
    Equipment ......................................          1,408,347             334,045                               1,742,392
    Leasehold improvements .........................             41,721              30,659                                  72,380
                                                        ---------------     ---------------     ---------------     ---------------
                                                              1,450,068             364,704                               1,814,772
    Less accumulated
        Depreciation and amortization ..............          1,118,685              99,256                               1,217,941
                                                        ---------------     ---------------     ---------------     ---------------
           Net property and equipment ..............            331,383             265,448                                 596,831
                                                        ---------------     ---------------     ---------------     ---------------
Other assets
    Goodwill .......................................               --                  --            28,354,768 (a)      28,354,768
    Software development costs, net ................            230,247                --               500,000 (b)         730,247
    Patents, net ...................................             12,893                --                                    12,893
                                                        ---------------     ---------------     ---------------     ---------------
        Total other assets .........................            243,140                --            28,854,768          29,097,908
                                                        ---------------     ---------------     ---------------     ---------------
Total assets .......................................    $     4,161,125     $       454,295     $    27,554,768     $    32,170,188
                                                        ===============     ===============     ===============     ===============

Current liabilities:
    Accounts payable ...............................    $     1,026,335     $        82,187                --       $     1,108,522
    Accrued interest ...............................            203,299                --                                   203,299
    Accrued expenses ...............................            203,064             421,221             500,000 (a)       1,124,285
    Loans payable to related parties ...............            500,000                --                                   500,000
    Convertible subordinated debentures ............             10,000                --                                    10,000
    Current maturities of note payable .............             61,109                --                                    61,109
                                                        ---------------     ---------------     ---------------     ---------------
    Total current liabilities ......................          2,003,807             503,408             500,000           3,007,215

Convertible promissory notes payable ...............               --                56,155                                  56,155
Note payable, less current maturities ..............            117,761                --                                   117,761
                                                        ---------------     ---------------     ---------------     ---------------
    Total liabilities ..............................          2,121,568             559,563             500,000           3,181,131
                                                        ---------------     ---------------     ---------------     ---------------

Stockholders' equity (deficit)
    Convertible preferred stock ....................                 96                --                                        96
    Common stock ...................................            152,418              61,591             (61,591)(d)         236,418
                                                                                                         84,000 (a)
    Additional paid-in-capital .....................         57,107,227           1,505,563          (1,505,563)(d)      85,272,727
                                                                                                     28,165,500 (a)
    Accumulated deficit ............................        (54,269,920)         (1,672,422)          1,672,422 (d)     (55,569,920)
                                                                                                     (1,300,000)(c)
    Treasury stock, at cost ........................           (950,264)               --                                  (950,264)
                                                        ---------------     ---------------     ---------------     ---------------
        Stockholders' equity (deficit) .............          2,039,557            (105,268)         27,054,768          28,989,057
                                                        ---------------     ---------------     ---------------     ---------------

        Total liabilities and stockholders'
               equity (deficit) ....................    $     4,161,125     $       454,295     $    27,554,768     $    32,170,188
                                                        ===============     ===============     ===============     ===============

         Unaudited Pro Forma Combined Condensed Statement of Operations

                      For the year ended December 31, 2001
                                   (Unaudited)

                                                                              Intelligent          Proforma
                                                            Howtek              Systems           Adjustments            Total
                                                        ---------------     ---------------     ---------------     ---------------
Sales ..............................................    $     4,835,297                --               (34,140)(e) $     4,801,157
Government grant revenue ...........................               --               486,330                --               486,330
                                                        ---------------     ---------------     ---------------     ---------------
    Total revenues .................................          4,835,297             486,330             (34,140)          5,287,487
Cost of sales ......................................          3,936,406                --             1,300,000 (c)       5,219,996
                                                                                                        (16,410)(e)
                                                        ---------------     ---------------     ---------------     ---------------

    Gross margin ...................................            898,891             486,330          (1,317,730)             67,491
                                                        ---------------     ---------------     ---------------     ---------------

Operating expenses:
  Engineering and product development ..............            751,467             852,407                               1,603,874
  General and administrative .......................          1,124,710             982,128             100,000 (f)       2,206,838
  Marketing and sales ..............................          1,563,380                --                                 1,563,380
                                                        ---------------     ---------------     ---------------     ---------------
  Total operating expenses .........................          3,439,557           1,834,535             100,000           5,374,092
                                                        ---------------     ---------------     ---------------     ---------------

Loss from operations ...............................         (2,540,666)         (1,348,205)         (1,417,730)         (5,306,601)
Interest and other income (expense),net ............            (80,105)              8,359                                 (71,746)
                                                        ---------------     ---------------     ---------------     ---------------
Net loss ...........................................         (2,620,771)         (1,339,846)         (1,417,730)         (5,378,347)
Preferred dividends ................................           (155,050)                                                   (155,050)
                                                        ---------------     ---------------     ---------------     ---------------
Net loss available to common shareholders ..........    $    (2,775,821)    $    (1,339,846)    $    (1,417,730)    $    (5,533,397)
                                                        ===============     ===============     ===============     ===============
Net loss per share basic and diluted ...............    $         (0.20)    $          --       $                   $         (0.25)
                                                        ===============     ===============     ===============     ===============

Weighted average number of shares used in
computing earnings per share .......................         13,950,119                --             8,400,000 (g)      22,350,119
                                                        ===============     ===============     ===============     ===============

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements


1. Basis of Pro Forma Presentation

         The unaudited pro forma combined condensed financial statements of Howtek have been prepared on the basis of assumptions relating to the allocation of consideration paid to the acquired assets and liabilities of Intelligent Systems based on management's best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma combined condensed financial statements after a third party valuation and other procedures have been completed. Below are tables of the estimated acquisition costs and estimated purchase price allocation for Intelligent Systems:

         Fair value of Howtek common stock issued and common stock options issued        $28,249,500
         Direct acquisition costs                                                            500,000
                                                                                         -----------
                  Total purchase price                                                   $28,749,500
                                                                                         ===========

         Estimated fair value of software development costs                              $   500,000
         Goodwill                                                                         28,249,500
                                                                                         -----------
                      Total Acquisition Cost                                             $28,749,500
                                                                                         ===========

2. Pro Forma Adjustments

         (a) Reflects the components of the purchase consideration and related transaction costs which consist of Howtek common stock with a market value of $26,880,000, direct acquisition costs of $500,000 and replacement stock options issued by Howtek to certain Intelligent Systems common stock option holders with an estimated fair value of $1,369,500. The value of Howtek common stock was based upon a per share value of $3.20, equal to the closing price on February 19, 2002, the day the acquisition was announced. The value of Howtek's common stock options is based on the estimated fair value of these options, as of the date the transaction was announced, using the Black-Scholes valuation model.

         (b) Represents adjustments to increase the carrying values of tangible assets acquired and to record the carrying values of identifiable intangible assets and goodwill acquired.

         (c) Represents increase of reserve for inventory related to items associated with graphic arts product line, which is to be discontinued upon the consummation of the merger.

         (d) Reflects the elimination of existing stockholders' equity of Intelligent Systems.

         (e) Reflects the elimination of sales between Howtek and Intelligent Systems.

         (f) Represents amortization of acquired identifiable intangible assets of Intelligent Systems based upon average estimated useful lives of five years.

         (g) Reflects the increase in weighted average basic and diluted shares outstanding for the common stock issued in connection with the merger. Pro forma basic and diluted loss per share was calculated assuming that the 8,400,000 shares of Howtek common stock issued in connection with the merger were issued at the beginning of the period presented. This total does not reflect any additional shares related to the potential issuance of Intelligent Systems Investment Shares. If the shares are issued, compensation expense would be recorded for the amount that the fair market value of Howtek common shares received on the date the merger is consummated exceeds the consideration paid for the Intelligent Systems Investment Shares.

                            FINANCIAL STATEMENTS AND
                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                       INTELLIGENT SYSTEMS SOFTWARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                           December 31, 2001 and 2000

                          Index to Financial Statements

Intelligent Systems Software, Inc.                                    Page

Report of Independent Certified Public Accountants                    F-2

Balance Sheets - December 31, 2000 and 2001                           F-3

Statements of Operations - Years ended December 31, 2000
and 2001 and cumulative period from March 27, 1996 (date of
inception) through December 31, 2001                                  F-4

Statement of Changes in Stockholders' Deficit - Period
from March 26, 1996 through December 31, 1996 and Years
ended December 31, 1997, 1998, 1999, 2000 and 2001                    F5

Statements of Cash Flows - Years ended December 31, 2000
and 2001 and cumulative period from March 27, 1996
through December 31, 2001                                             F-7

Notes to Financial Statements - Years ended
December 31, 2000 and 2001                                            F-9

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Board of Directors
Intelligent Systems Software, Inc.

We have audited the accompanying balance sheets of Intelligent Systems Software, Inc. (a Development Stage Company) (the "Company") for the years ended December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from March 27, 1996 (date of inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Systems Software, Inc. (a Development Stage Company) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from March 27, 1996 (date of inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




Fort Lauderdale, Florida
February 4, 2002

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                                 BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                                                2001           2000
                                                             -----------    -----------
Current assets
    Cash and cash equivalents                                $    84,585    $    11,493
    Government grant receivable                                       --         28,625
    Inventory                                                    100,709             --
    Prepaid expenses                                               3,553            961
    Other assets                                                      --          6,443
                                                             -----------    -----------

               Total current assets                              188,847         47,522

Property and equipment, net                                      265,448        132,278
                                                             -----------    -----------

               Total assets                                  $   454,295    $   179,800
                                                             ===========    ===========


          LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities
    Accounts payable                                         $    82,187    $    43,704
    Accrued expenses                                             421,221        160,110
                                                             -----------    -----------

               Total current liabilities                         503,408        203,814
                                                             -----------    -----------

Convertible promissory notes payable                              56,155             --
                                                             -----------    -----------

Stockholders' deficit
    Common stock, $0.01 par value; 100,000,000 shares
      authorized; 6,159,100 and 4,889,900 shares issued
      and outstanding in 2000 and 1999, respectively              61,591         48,899
    Additional paid-in capital                                 1,505,563        269,663
    Note receivable for common stock issued                           --        (10,000)
    Deficit accumulated during the development stage          (1,672,422)      (332,576)
                                                             -----------    -----------

               Total stockholders' deficit                      (105,268)       (24,014)
                                                             -----------    -----------

               Total liabilities and stockholders' deficit   $   454,295    $   179,800
                                                             ===========    ===========



        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                Cumulative
                                                                Period from
                                                                 March 27,
                                                                     1996
                                                                  (Date of
                                        For the Year Ended        Inception)
                                  --------------------------      Through
                                   December 31,  December 31,   December 31,
                                      2001          2000           2001
                                  -----------    -----------    -----------
Revenue
     Services                     $        --    $        --    $    45,056
     Government grant revenue         486,330        475,192      1,063,847
                                  -----------    -----------    -----------

                                      486,330        475,192      1,108,903
                                  -----------    -----------    -----------

Costs and expenses
     Cost of services                      --             --         22,500
     Noncash stock compensation       276,060         45,000        321,060
     Research and development         852,407        411,170      1,645,312
     General and administrative       706,068        112,982        861,465
                                  -----------    -----------    -----------

                                    1,834,535        569,152      2,850,337
                                  -----------    -----------    -----------

Loss from operations               (1,348,205)       (93,960)    (1,741,434)
                                  -----------    -----------    -----------

Other income                            8,359         60,217         69,012
                                  -----------    -----------    -----------

Net loss                          $(1,339,846)   $   (33,743)   $(1,672,422)
                                  ===========    ===========    ===========




        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

           For the Period March 26, 1996 (Date of Inception) Through
             December 31, 1996 and For the Years Ended December 31,
                        1997, 1998, 1999, 2000 and 2001



                                                                             Note      Deficit
                                                                          Receivable  Accumulated
                                     Common Stock          Additional     for Common   During the
                               -----------------------      Paid-In        Stock        Develop-
                                 Shares      Par Value      Capital        Issued      ment Stage       Total
                               ----------    ----------    ----------    ----------    ----------    ----------

Balance at March 26,
  1996 (inception)                     --    $       --    $      172    $       --    $       --    $      172

Net loss                               --            --            --            --            --            --
                               ----------    ----------    ----------    ----------    ----------    ----------

Balance at December 31, 1996           --            --           172            --            --           172

Net loss                               --            --            --            --       (24,509)      (24,509)
                               ----------    ----------    ----------    ----------    ----------    ----------

Balance at December 31, 1997           --            --           172            --       (24,509)      (24,337)

Issuance of common
  stock to founders             3,238,900        32,389       (32,065)           --            --           324

Net loss                               --            --            --            --      (107,544)     (107,544)
                               ----------    ----------    ----------    ----------    ----------    ----------

Balance at December 31, 1998    3,238,900        32,389       (31,893)           --      (132,053)     (131,557)

Conversion of debt and
  accounts payable to
  common stock                    652,200         6,522       252,285            --            --
                                                                                                        258,807

Net loss                               --            --            --            --      (166,780)     (166,780)
                               ----------    ----------    ----------    ----------    ----------    ----------

Balance at December 31, 1999    3,891,100        38,911       220,392            --      (298,833)      (39,530)

Issuance of common
  stock                         1,248,400        12,484        27,275       (10,000)           --        29,759

Cancellation of common
  stock                          (249,600)       (2,496)           --            --            --        (2,496)

Noncash compensation
  expense of shareholder               --            --        15,000            --            --        15,000

Cancellation of loans
  payable from
  shareholders'                        --            --         6,996            --            --
                                                                                                          6,996

Net loss                               --            --            --            --       (33,743)      (33,743)
                               ----------    ----------    ----------    ----------    ----------    ----------
Balance at December 31, 2000    4,889,900        48,899       269,663       (10,000)     (332,576)      (24,014)

                                                                     (continued)

        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

           STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT - CONTINUED

           For the Period March 26, 1996 (Date of Inception) Through
             December 31, 1996 and For the Years Ended December 31,
                        1997, 1998, 1999, 2000 and 2001



                                                                             Note      Deficit
                                                                          Receivable  Accumulated
                                     Common Stock          Additional     for Common   During the
                               -----------------------      Paid-In        Stock        Develop-
                                 Shares      Par Value      Capital        Issued      ment Stage       Total
                               ----------    ----------    ----------    ----------    ----------    ----------

Issuance of common stock,
  net of offering costs          1,005,000   $    10,050   $   962,482   $        --   $        --    $   972,532

Proceeds from payment
  of note receivable                    --            --            --        10,000            --         10,000

Issuance of common stock
  and stock options for
  software development
  services                         264,200         2,642       273,418            --            --        276,060

Net loss                                --            --            --            --    (1,339,846)    (1,339,846)
                               -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2001     6,159,100   $    61,591   $ 1,505,563   $        --   $(1,672,422)   $  (105,268)
                               ===========   ===========   ===========   ===========   ===========    ===========








        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                                     Cumulative
                                                                                                     Period from
                                                                                                      March 27,
                                                                                                        1996
                                                                                                      (Date of
                                                                   For the Year Ended                Inception)
                                                          -----------------------------------        Through
                                                              December 31,       December 31,         December 31,
                                                                 2001              2000                  2001
                                                          ---------------    ----------------    ---------------
Cash flows from operating activities
    Net loss                                              $    (1,339,846)   $        (33,743)   $    (1,672,422)
    Adjustments to reconcile net loss to net cash
      (used in) provided by operating activities:
       Depreciation and amortization                               56,412              21,770             99,256
       Issuance of stock options for services                      11,860                  -              11,860
       Issuance of common stock for services                      264,200              29,759            293,959
       Issuance of common stock for
         compensation expense                                          -               15,000             15,000
       Changes in assets and liabilities
          Decrease (increase) in government
            grant receivable                                       28,625             (28,625)                -
          Increase in inventories                                (100,709)                 -            (100,709)
          (Increase) decrease in prepaid
            expenses                                               (2,592)                 39             (3,553)
          Decrease in other assets                                     -                  322                 -
          Increase in accounts payable                             38,483              39,545             82,187
          Increase in accrued expenses                            261,111              52,813            421,221
                                                          ---------------    ----------------    ---------------
              Net cash (used in) provided by
                operating activities                             (782,456)             96,880           (853,201)
                                                          ---------------    ----------------    ---------------

Cash flows from investing activities
    Purchases of property and equipment                          (189,582)           (108,460)          (358,539)
                                                          ---------------    ----------------    ---------------
              Net cash used in investing activities              (189,582)           (108,460)          (358,539)
                                                          ---------------    ----------------    ---------------

Cash flows from financing activities
    Proceeds from issuance of convertible debt                     56,155                  -              56,155
    Proceeds from issuance of common stock, net                   978,975                  -             979,299
    Proceeds from shareholder loans                                    -                   -             257,314
    Payment of note receivable for common
      stock issuance                                               10,000                  -              10,000
    Payments for private placement issuance
      costs                                                            -               (6,443)            (6,443)
                                                          ---------------    ----------------    ---------------
              Net cash provided by (used in)
                financing activities                            1,045,130              (6,443)         1,296,325
                                                          ---------------    ----------------    ---------------

Net increase (decrease) in cash and cash
  equivalents                                                      73,092             (18,023)            84,585

Cash and cash equivalents, beginning of period                     11,493              29,516                 -
                                                          ---------------    ----------------    ---------------

Cash and cash equivalents, end of period                  $        84,585    $         11,493    $        84,585
                                                          ===============    ================    ===============

                                                                     (continued)

        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                                  Cumulative
                                                                                                  Period from
                                                                                                   March 27,
                                                                                                       1996
                                                                                                    (Date of
                                                                                                    Inception)
                                                                   For the Year Ended                Through
                                                          -----------------------------------
                                                          December 31,       December 31,         December 31,
                                                                 2001              2000                  2001
                                                          ---------------    ----------------    ---------------
Supplemental disclosure of cash flow information:
     Cash paid for interest                               $            -     $            439    $         1,582
                                                          ===============    ================    ===============
     Cash paid for taxes                                  $            -     $             -     $            -
                                                          ===============    ================    ===============

Supplemental disclosure of non-cash investing and
   financing activities:
     Conversion of debt and payables
       to common stock                                    $            -     $             -     $       258,807
                                                          ===============    ================    ===============
     Shareholder loan exchanged for
       donated equipment                                  $            -     $             -     $         6,100
                                                          ===============    ================    ===============
     Amortization of private placement
       issuance costs to additional
       paid-in capital                                    $         6,443    $             -     $            -
                                                          ===============    ================    ===============
     Cancellation of loans payable from
       shareholders'                                      $            -     $          4,500    $            -
                                                          ===============    ================    ===============
     Issuance of common stock for note
       receivable                                         $            -     $         10,000    $            -
                                                          ===============    ================    ===============



        The accompanying notes are an integral part of these statements.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE A - NATURE OF THE BUSINESS

         Intelligent Systems Software, Inc. (the "Company" or "ISSI"), formerly known as Intelligent Systems, M.D., Inc. through November 3, 2000, was organized under the laws of the State of Florida on March 27, 1996. The Company was formed to design, develop, manufacture and market medical image analysis products. The Company's first product, "MammoReader(TM)", utilizes image analysis software that is designed as a second-reader of mammograms to assist radiologists in detecting breast cancer.

         The Company has generated revenues under government research grants during the early years of its existence while it was developing commercial applications of the "MammoReader(TM)". The final grant under which the Company is conducting such research was completed during the fiscal year 2001. All subsequent research and clinical development efforts have been devoted towards commercial applications for the "MammoReader(TM)" and developing the computer aided detection technology to assist in the detection of other forms of cancer.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Development Stage Company

         Since inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage and the Company's financial statements are presented in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company completed U.S. Food and Drug Administration ("FDA") clinical trials in April 2001. In January 2002, the Company received Pre-Market Approval ("PMA") from the FDA allowing it to commence U.S. sales and marketing activities of its "MammoReader(TM)". Upon FDA approval, the Company immediately began sale of its "MammoReader(TM)" product through its exclusive distributor in the U.S.

         Cash and Cash Equivalents

         The Company considers all highly liquid instruments with a maturity of three months or less at time of purchase to be cash equivalents.



                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         Inventories

         Inventories are stated at the lower of cost or market. Cost is principally being determined by the first-in, first-out method. Inventories include finished goods, materials, and labor.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the costs of depreciable assets to operations over their estimated service lives on a straight-line method. Repairs and maintenance costs are expensed as incurred. The estimated lives used in determining depreciation are:

                Computer equipment                    5 years
                Computer software                     3 years
                Furniture and fixtures                7 years
                Leasehold Improvements                3 years
                Molds and tooling                     7 years

         Product Development

         Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. To date, no software development costs have been capitalized.

         Revenue Recognition

         The Company was awarded Small Business Innovation Research ("SBIR") grants from the National Cancer Institute in the amount of approximately $1,064,000. The purpose of the grants were to fund feasibility studies and clinical testing of the Company's mammogram analysis system. Reimbursement for the grant revenue is not contingent on any specified results of the studies. The Company recognizes the grant revenue over the duration of the study to which the grant relates as the reimbursable costs are incurred and collection is reasonably assured. The Company retains all proprietary rights to any product(s) developed using grant revenues. The grant expired on December 31, 2001.


                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         Advertising

         Costs for advertising are expensed as incurred. Advertising expense for the year ended December 31, 2001 and 2000 was $59,197 and $-0-, respectively.

         Income Taxes

         Prior to February 27, 2001, the Company had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company did not pay federal corporate income taxes on its taxable income, as the shareholders were liable for the taxes on their respective shares of Company earnings. On February 27, 2001, the Company's S Corporation status was technically terminated due to an investment in the Company by a foreign person (i.e., ineligible shareholder). From February 28, 2001 through December 31, 2001, the Company will be taxed as a C Corporation, and will provide for income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability based approach in accounting for income taxes.

         The Company did not provide an income tax provision (benefit) for the ten months ended December 31, 2001 due to operating losses. The Company has approximately $1,300,000 in net operating loss carryforwards available for offset against future taxable income. The deferred tax asset at December 31, 2001 was $490,000. Due to the uncertainty of the realization of the net operating loss carryforwards, the Company has established a full valuation allowance against the deferred tax asset in the amount of $490,000.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.




                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         Stock Split

         During October 2000, the Board of Directors approved that the Company's issued and outstanding common stock be split on a 100 to 1 basis. All share amounts have been retroactively adjusted in the accompanying financial statements to reflect this stock split.

         Other Income

         During 2000, other income primarily represents $60,000 for the extinguishment of a liability based on an agreement dated October 2000 with a consulting company. The majority of this liability was accrued prior to fiscal year 2000. The consulting company is controlled by two of the shareholders of the Company.

         Stock Options

         Statement of Financial Accounting Standards No. 123 establishes accounting and reporting standards for stock-based compensation plans. SFAS No. 123 encourages entities to use a "fair value based method" in accounting for employee stock-based compensation plans but allows the "intrinsic value based method" prescribed by APB Opinion No. 25. SFAS No. 123 amends Opinion No. 25 to require pro forma disclosures of net income and earnings per share as if the "fair value based method" was used. The Company's issuance of employee stock options is accounted for using the intrinsic value method under APB 25. The Company provides disclosure of certain pro forma information as if the fair value-based method had been applied in measuring compensation expense.

         Prior Year Data

         Certain prior year data has been reclassified to conform to the 2001 presentation.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE C - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2001 and 2000 consists of the following:

                                            2001              2000
                                     ----------------    ---------------

Computers and office equipment       $        189,572    $       131,395
Computer software                               7,866              7,866
Furniture and fixtures                        106,579             35,861
Leasehold improvements                         30,659                 -
Molds and tooling                              30,028                 -
                                     ----------------    ---------------

                                              364,704            175,122

Less accumulated depreciation
  and amortization                            (99,256)           (42,844)
                                     ----------------    ---------------

                                     $        265,448    $       132,278
                                     ================    ===============

NOTE D - ACCRUED EXPENSES

         Accrued expenses at December 31, 2001 and 2000 consists of the following:

                                            2001                2000
                                      ----------------    ---------------

Accrued payroll and benefits          $        306,995    $       119,570
Accrued professional fees                      100,370                 -
Accrued rent                                        -              37,089
Other                                           13,856              3,451
                                      ----------------    ---------------

                                      $        421,221    $       160,110
                                      ================    ===============


         Accrued expenses include unpaid rent for office space totaling $37,089 at December 31, 2000. This amount consists of rent due for the months of September 1998 through December 1999. The Company's landlord agreed to defer collection of the unpaid rent until January 2001, provided that current rent is paid when due, beginning January 2000. The landlord is an entity that was partly owned by one of the Company's director-shareholders at the time the lease was executed. The Company agreed to repayment terms beginning January 2001. During 2001, the Company paid all outstanding balances on the accrued rent.


                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE D - ACCRUED EXPENSES - Continued

         In the interest of cash conservation, the Company's executive vice president and principal shareholder made the decision to defer collection of her salary during the period July 1, 1999 through January 31, 2000. As of February 1, 2000, she began to collect eighty percent of her salary, which is the portion being funded by the federal grant. Her unpaid wages and related taxes are included in accrued expenses in the amount of $ 61,809 at December 31, 2001 and 2000.

NOTE E - COMMON STOCK

         The Company has authorized 100,000,000 shares of $.01 par value common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

         Stock Issued to Key Executives

         In connection with employment of the Company's Chief Executive Officer in October 2000, the Company agreed to sell 1,000,000 shares of common stock at $.01 per share. As of December 31, 2000, the Company has a receivable of $10,000 for the sale of stock. The receivable was paid to the Company during the first quarter of fiscal 2001. Based on the fair value of the Company's common stock at the date of issuance of $.04 per shares as determined by an independent appraisal, the Company recorded $30,000 of compensation for the year ended December 31, 2000.

         Private Placement Offering

         Pursuant to a private placement offering, dated January 10, 2001 of up to 4,000,000 shares at the offering price of $1 per share of common stock, the Company has received proceeds, net of offering costs, of approximately $973,000.

NOTE F - LONG-TERM DEBT

         In November 2001, the Company issued two convertible promissory notes payable with an original principal amount of $56,155. The Company is required to make quarterly interest payments on the outstanding principal balance at a rate of 7% per annum. The convertible promissory notes payable mature in November 2004 at which time any outstanding principal balance is due. The convertible promissory notes payable give the holder the right at any time to convert the then outstanding principal and any accrued interest balances into shares of common stock based on a conversion rate of $1.11 per share of common stock.

                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000


NOTE G - COMMITMENTS AND CONTINGENCIES

         Operating Leases

         On June 15, 2001, the Company leased office and warehouse space for administrative and production related purposes in Boca Raton, Florida. The lease payments are $33,150 annually through May 31, 2004 with an increase between three and seven percent annually, depending on certain cost of living adjustments.

         The Company leases its offices and certain computer equipment under non-cancelable operating leases that expire at various dates through December 31, 2001. Total rent expense of $60,998 and $29,419 were incurred in connection with the office lease for the year ended December 31, 2001 and 2000. Total lease expense of $5,059 and $5,653 were incurred in connection with the computer lease for the year ended December 31, 2001 and 2000.

         Employment Agreements

         The Company entered into employment agreements with several of its executives that expire between September 2003 and June 2004. These agreements contain provisions for minimum base salaries and an annual bonus. At the Executive's option during the first 12 months of the agreement, the base salary may be paid in part, in shares of common stock of the Company in lieu of cash. For this purpose, the shares shall be valued at $1.00 per share. During 2001 and 2000, all base salary was paid in cash.

         Software Development

         The Company entered into a software development agreement with one of its vendors for the development of software that is capable of digitizing, displaying, and tracking mammogram cases in use with the Company's mammogram analysis technology. The agreement binds the vendor and its employees with a "Confidentiality and Non-Disclosure Agreement", and grants the Company the proprietary rights with respect to the developmental software. In accordance with this agreement, the Company issued 264,200 shares of common stock in full consideration of all services rendered. Based on the fair value of the Company's common stock at the date of the issuance, the Company recorded $264,200 as compensation for services rendered.




                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000

NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

         Purchase Commitments

         The Company is committed to a one-year purchase agreement. Under this commitment, the Company agrees to purchase all of its medical digitizer needs, subject to the quality standards prescribed in the agreement and provides incentive volume discounts if the Company purchases a minimum number of digitizers during the terms of the agreement. The purchase agreement expires in November 2002. Subsequently this vendor and the Company entered into a merger agreement (see Note I).

         Exclusive Distributorship Agreement

         In August 2001, the Company entered into an agreement with a third party ("Distributor") for the exclusive distribution of the Company's "MammoReader(TM)" product. The agreement requires the Distributor to purchase a certain number of "MammoReader(TM)" over a term of three years in order to be able to retain exclusivity of distribution. The agreement begins upon FDA approval of the "MammoReader(TM)".

NOTE H - RELATED PARTY TRANSACTIONS

         The Company leases office space from one of the Company's director-shareholders (see Note D). Total rent expense paid to the director-shareholders for the year ended December 31, 2001 and 2000 was $29,580 and $29,419, respectively. The Company did not pay any rent expense from September 1998 through December 1999. The landlord agreed to defer the collection of the unpaid rent until January 2001, provided that the current rent is paid when due. The Company has agreed to pay $3,091 per month from January 2001 through November 2001 for back rent. The Company has accrued $37,089 for back rent which has been included in the accrued liabilities at December 31, 2000. The lease expired on November 30, 2001 and all accrued rent was repaid during 2001.

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000



NOTE I - STOCK OPTIONS

         In 2001, the Board of Directors adopted the Company's 2001 Stock Option Plan (the "Plan"). Under the Plan, the Company had reserved an aggregate of 400,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"), with a maximum of 100,000 aggregate number of shares granted to any individual during any calendar year subject to certain adjustments as dictated by the Plan. A Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the time or times at which options shall be granted, the number of shares subject to each option, the manner in which the options may be exercised and the option price.

         Plan Options granted under the Plan are intended to be options qualifying as incentive stock options ("Incentive Options") under
         Section 422 of the Internal Revenue Code of 1986.

         Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of grant.

         The options are exercisable in accordance with the terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000

NOTE I - STOCK OPTIONS - Continued

         The exercise price of all options granted by the Company is not less than the estimated market value at the date of grant. The Company's net loss and loss per share would have been changed to the proforma amounts indicated below had compensation cost for the stock option plan issued to employees been determined based on the fair value of the options at the grant status consistent with the method of SFAS 123.

          Net loss:
              As reported                $    (1,334,663)
              Pro forma                  $    (1,377,663)

         The above proforma disclosure may not be representative of the effects on reported net loss for future years as options vest over several years and the Company may continue to grant options to employees.

         The fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions:

              No expected dividends
              Risk-free interest rate                 5.54%
              Expected life                     2 - 3 years
              Volatility                                80%

         During 2001, the Company issued 372,000 options with a weighted average exercise price of $1.05. These options expire through 2011 and vest over three years. The weighted average fair value of options granted was $.32 per option.

         The following information applies to options outstanding at December 31, 2001:

                                 Options Outstanding         Options Exercise
                             --------------------------  ----------------------
                              Weighted
                                Average       Weighted               Weighted
                             Remaining        Average                Average
                             Contractual      Exercise               Exercise
                   Shares       Life          Price      Shares       Price
                  --------   --------------------------  ----------------------
$1.00 - $2.00     372,000     $ 1.38         $  1.05     96,000     $ 1.20

         During 2001, the Company issued 53,000 stock options to nonemployees for medical consulting services. The exercise price of these stock options range from $1.00 per share to $2.00 per share. As of December 31, 2001, the Company recorded $11,860 as compensation expense relating to the issuance of these stock options.

                                                                     (continued)

                       Intelligent Systems Software, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2001 and 2000

NOTE I - STOCK OPTIONS - Continued

         In January 2002, the board authorized that the Company would provide options to purchase a total of 5,000 shares to certain salesmen.

NOTE J - SUBSEQUENT EVENTS

         Merger Agreement

         In February 2002, the Company entered into a merger agreement with Howtek, Inc. ("Howtek"). Pursuant to the merger agreement, the Company would receive approximately 8.4 million shares of Howtek common stock in exchange for all of the issued and outstanding capital stock of ISSI.

         Private Placement Offering

         Pursuant to a private placement offering, dated December 15, 2001, the Company is offering up to 750,000 shares at the offering price of $2 per share of common stock through February 4, 2002. The Company has received proceeds of approximately $701,125.

                                    Annex A

                            PLAN AGREEMENT OF MERGER

                                  BY AND AMONG



                                  HOWTEK INC.

                             ISSI ACQUISITION CORP.

                       INTELLIGENT SYSTEMS SOFTWARE, INC.

                                    AND THE

          PRINCIPAL STOCKHOLDERS OF INTELLIGENT SYSTEMS SOFTWARE, INC.

                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of the 15th day of February, 2002, by and among Howtek, Inc., a Delaware corporation ("Howtek"), ISSI Acquisition Corp., a Delaware corporation which is a wholly owned subsidiary of Howtek ("Merger Sub") (Howtek and Merger Sub collectively, the "Howtek Parties") and Intelligent Systems Software, Inc., a Florida corporation ("ISSI"), and Maha Sallam, Kevin Woods and W. Kip Speyer (the "Principal Stockholders").

                                    RECITALS

         WHEREAS, the Board of Directors of each of Howtek, Merger Sub and ISSI has determined that it is in the best interests of their respective stockholders for Howtek to acquire ISSI upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Howtek Parties and ISSI are desirous of effecting a merger, all upon the terms and conditions set forth herein; and

         WHEREAS, all capitalized terms not defined in this Agreement have the meanings ascribed to them in Annex 1 hereto.

         NOW, THEREFORE, the Howtek Parties and ISSI, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby represent, warrant, covenant, and agree as follows:

                                   SECTION 1
                                   THE MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, ISSI shall be merged with and into Merger Sub in a transaction intended to qualify for non recognition treatment in accordance with Section 368(a)(1)(A) and
(a)(2)(D) of the Code.

                                   SECTION 2
                                 TERMS OF MERGER

         2.1 Terms of Merger; Effective Time. The terms of merger (the "Merger") are:

         (a) ISSI shall be merged with and into Merger Sub in accordance with the statutory provisions of Delaware law.

         (b) Merger Sub shall be the surviving corporation (the "Surviving Corporation"), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Merger Sub shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of ISSI shall be merged into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith.

         (c) Immediately after the Closing, the Merger shall be effected by filing with each of the Secretary of State of Delaware ("Delaware SOS") and with the Secretary of State of the State of Florida ("Florida SOS") the Certificate of Merger and the Articles of Merger, respectively. The time at which the Certificate of Merger is filed with the Delaware SOS and the Articles of Merger is filed with the Florida SOS shall be the "Effective Time" of the Merger. Howtek shall cause the Certificate of Merger and Articles of Merger to be so filed and recorded within one (1) business day after the Closing Date.

         (d) Except insofar as specifically otherwise provided by law, shall cease at the Effective Time, whereupon the separate existence of ISSI and Merger Sub shall become a single corporation.

         (e) The certificate of incorporation and by-laws of Merger Sub shall remain in effect and unaltered as the certificate of incorporation and by-laws of the Surviving Corporation

         (f) At the Effective Time, Howtek shall (i) amend its certificate of incorporation to (1) change its name to ISSI, Inc. (if available, or as otherwise mutually agreed by the parties hereto), (2) increase the number of its authorized shares of Howtek Common Stock from 25,000,000 to 50,000,000 and (3) provide for a classified Board of Directors in accordance with the provisions of subparagraph (r) below and (ii) change its trading symbol to ICAD (if available, or as otherwise mutually agreed by the parties hereto).

         (g) At the Effective Time, without any action by the holder thereof, all of the issued and outstanding shares of common stock, $.01 par value ("ISSI Common Stock"), of ISSI (excluding the RH Shares, if issued) shall be deemed cancelled, and converted into Eight Million Four Hundred Thousand (8,400,000) shares of common stock, $.01 par value (the "Howtek Common Stock"), of Howtek on a pro rata basis. The ratio between the number of shares of ISSI Common Stock outstanding as of the Effective Time (excluding the RH Shares, if issued) and 8,400,000 shall be the "Exchange Ratio." In the event the RH Shares are issued in accordance with the provisions of Section 5.16 hereof, at the Effective Time, without any action by the holder thereof, all of the RH Shares shall be deemed cancelled, and converted into such number of shares of Howtek Common Stock as equals the product of 1,600,000 multiplied by the Exchange Ratio. The 8,400,000 shares of Howtek Common Stock to be issued to the ISSI stockholders in accordance with the first sentence of this Section 2.1(g) and the shares of Howtek Common Stock to be issued to in accordance with the preceding sentence, if any, shall hereinafter be collectively referred to as the "Merger Consideration." No shares of ISSI Common Stock shall be deemed to be outstanding or have any rights, other than the right to receive Merger Consideration as set forth in this Section 2.1(g) or the right to receive cash in lieu of fractional shares as set forth in Section 2.1(h) below, after the Effective Time.

         (h) Fractional shares of Howtek Common Stock shall not be issued and each holder of ISSI Common Stock who would otherwise be entitled to receive any such fractional shares (taking into account all share amounts to which such holder is otherwise entitled hereunder) shall receive cash (without interest) in lieu thereof in an amount equal to the fraction of the share of Howtek Common Stock to which such holder would otherwise be entitled multiplied by the closing market price of the Howtek Common Stock on the last trading day preceding the Effective Time. No Person entitled to receive a fractional share of Howtek Common Stock will be entitled to dividends, voting rights or any other rights of a stockholder of Howtek with respect to such fractional share. Promptly after the determination of the aggregate amount of cash to be paid to holders of fractional shares, the Exchange Agent (as hereinafter defined) shall send by mail, postage prepaid, to each such holder a check payable to such holder for the amount of cash payable in lieu of such holder's fractional interests.

         (i) On the Effective Time, Howtek shall make available to Continental Stock Transfer & Trust Company, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of ISSI Common Stock for exchange in accordance with this Section 2, through the Exchange Agent, certificates evidencing such number of shares of Howtek Common Stock issuable to holders of ISSI Common Stock in the Merger pursuant to Section 2.1(g) (such certificates for shares of Howtek Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Howtek Common Stock contemplated to be issued pursuant to Section 2.1(g) and the cash in lieu of fractional shares of Howtek Common Stock to which such holders are entitled to pursuant to Section 2.1(h) hereof out of the Exchange Fund.

         (j) As promptly as practicable after the Effective Time, Howtek shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ISSI Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Howtek Common Stock, or cash in lieu of fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(h) hereof. Howtek shall cause such letters of transmittal to be delivered to the Principal Stockholders at the Effective Time.

         (k) Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Howtek Common Stock which such holder's shares of ISSI Common Stock have been converted into pursuant to this
Section 2 (and any cash in lieu of any fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(h) and any dividends or other distributions to which such holder is entitled), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of ISSI Common Stock which is not registered in the transfer records of ISSI, shares of Howtek Common Stock and cash in lieu of any fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(h) may be issued to a transferee if the Certificate representing such shares of ISSI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.1(k), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Howtek Common Stock into which the shares of ISSI Common Stock formerly represented thereby have been converted and cash in lieu of any fractional shares of Howtek Common Stock to which such holder is entitled pursuant to Section 2.1(g).

         (l) Any portion of the Exchange Fund (including any shares of Howtek Common Stock) which remains undistributed to the holders of ISSI Common Stock for six months after the Effective Time shall be delivered to Howtek, upon demand, and any holders of ISSI Common Stock who have not theretofore complied with this Section 2 shall thereafter look only to Howtek for the Merger Consideration and/or any cash in lieu of shares of Howtek Common Stock to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of ISSI Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Howtek free and clear of any claims or interest of any person previously entitled thereto.

         (m) None of the Exchange Agent, Howtek nor the Surviving Corporation shall be liable to any holder of shares of ISSI Common Stock for any such shares of Howtek Common Stock or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (n) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Howtek, the posting by such person of a bond, in such reasonable amount as Howtek may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Howtek will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Howtek Common Stock to which the holders thereof are entitled pursuant to Section 2.1(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

         (o) Each outstanding and unexpired option or warrant to purchase shares of ISSI Common Stock (each, an "Option" and, collectively, the "Options"), shall be assumed by Howtek and converted into an option to acquire, on the same terms and conditions, (including, without limitation, adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such stock option or other plan, if applicable, pursuant to which such Option was issued the number of shares of Howtek Common Stock equal to the number of Options multiplied by the Exchange Ratio. The exercise price per share issuable upon exercise of each such Option shall be equal to the quotient of (a) the exercise price of the option being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent.

         (p) Notwithstanding anything in this Agreement to the contrary, shares of ISSI Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by ISSI stockholders who have exercised the right to dissent from the Merger provided under the Florida Business Corporation Act ("Florida Act") and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to payment under the Florida Act, shall not be converted into or be exchangeable for the right to receive Merger Consideration, unless and until such holder shall have failed to exercise or shall have effectively withdrawn or lost such holder's right to dissent from the Merger provided under the Florida Act. If such holder shall have so failed to exercise or shall have effectively withdrawn or lost such right, such holder's shares of ISSI Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration provided for in this Agreement, without any interest thereon.

         (q) Prior to the Closing, ISSI shall give Howtek (i) notice of any written objections to the Merger made by any ISSI shareholder and any demand for the payment of the fair value of the shares owned by such shareholder pursuant to Section 607.1320 of the Florida Act, any withdrawals of such demands, and any other instruments served pursuant to such Section of the Florida Act and received by ISSI and (ii) the opportunity to participate in (and, from and after the Effective Time, direct) all negotiations and proceedings with respect to any such objections and demands for payment under the Florida Act. ISSI shall not, except with the prior written consent of Howtek or as otherwise required by applicable law, make any payment with respect to any such objections and demands for payment or agree to settle any such demands.

         (r) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of nine (9) directors, subject to applicable Nasdaq governance rules, as follows: (a) three (3) directors whose terms expire at the first annual election of directors subsequent to Effective Time, which directors shall be Kevin Woods, Greg Stepic, and one designee of Howtek, who shall qualify as an outside director and whom ISSI shall approve; (b) three (3) directors whose terms expire at the second annual election of directors subsequent to Effective Time, which directors shall be Maha Sallam, Jim Harlan and one designee of Howtek, who shall qualify as an outside director and whom ISSI shall approve; and (c) three (3) directors whose terms expire at the third annual election of directors subsequent to the Effective Time, which directors shall include W. Kip Speyer, W. Scott Parr and Robert Howard.

         (s) At the Effective Time, the senior executive officers of the Surviving Corporation shall be as follows: W. Kip Speyer - Chairman of the Board and Chief Executive Officer; and W. Scott Parr - President and Chief Operating Officer.

         (t) The Convertible Promissory Notes of ISSI dated November 7, 2001 in the principal amounts of $45,045 and $11,110 issued to Michael T. Nelson and Jananne F. Nelson, respectively (each, a "Note"; collectively, the "Notes"), shall be assumed by Howtek and converted into convertible promissory notes convertible into, on the same terms and conditions (including, without limitation, adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction) as were applicable under the Notes, such number of shares of Howtek Common Stock equal to the number of shares of ISSI Common Stock that the holder of such Note would have been entitled to receive upon conversion of the Note multiplied by the Exchange Ratio. The conversion price per share issuable upon conversion of each such Note shall be equal to the quotient of (a) the conversion price of the Note being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent.

         2.2 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "Closing Date"), at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, unless another time, date or place is agreed to in writing by the parties hereto.

                                   SECTION 3
                     REPRESENTATIONS AND WARRANTIES OF ISSI

         ISSI and, to the best of their knowledge, each of the Principal Stockholders, severally and not jointly, represents and warrants to the Howtek Parties as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

         3.1 Organization of ISSI. ISSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. ISSI has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. ISSI is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Except as set forth on Schedule 3.1, ISSI is not a participant in any joint venture or partnership with any other Person with respect to any part of its operation of its business.

         3.2 Authorization, Validity and Effect of Agreements. ISSI has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by ISSI of the transactions contemplated hereby has been duly authorized by all requisite corporate action except that approval by the stockholders of ISSI is required to consummate the Merger. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of ISSI, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         3.3 Books and Records. The minute books, stock record books, and other records of ISSI all have been made available to Howtek, and have not been revoked, amended or otherwise modified. ISSI's stock record books are complete and correct in all respects. No minutes or resolutions of the Board of Directors and/or stockholders of ISSI relating to any actions which may have a Material Adverse Effect on ISSI have been omitted from the minute books and other records of ISSI. At the Closing, all of those books and records shall be in the possession of ISSI.

         3.4 Absence of Conflicting Agreements. Except as set forth on Schedule 3.4, as to ISSI, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) does not require the consent of any third party; (b) will not conflict with any provision of ISSI's Articles of Incorporation, By-Laws, or other organizational documents of ISSI;
(c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which ISSI is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which ISSI is a party or by which ISSI or its assets may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of ISSI or any of ISSI Common Stock. Except for the filing of the Certificate of Merger and Articles of Merger, no filing or consent with any Governmental Body or any other third party is required of ISSI to consummate this Agreement or the transactions contemplated hereby.

         3.5 Governmental Authorizations. Schedule 3.5 contains a complete and accurate list of each Governmental Authorization that is held by ISSI or that otherwise relates to the business of, or to any of the assets owned or used by, ISSI. ISSI has made available to Howtek true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed in Schedule 3.5 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.5, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.5. The Governmental Authorizations listed in
Schedule 3.5 collectively constitute all of the Governmental Authorizations necessary to permit ISSI and its employees to lawfully conduct and operate ISSI's business in the manner it currently conducts and operates such business and to permit ISSI to own and use its assets in the manner in which it currently owns and uses such assets.

         3.6 Real Property. Schedule 3.6 contains a complete description of all Real Property Interests (including street address, owner, and ISSI's use thereof). The Real Property Interests listed on Schedule 3.6 comprise all interests in real property necessary to conduct ISSI's business and operations as now conducted. Each leasehold or subleasehold interest on Schedule 3.6 is legal, valid, binding, enforceable, and in full force and effect. ISSI is not, and to ISSI's Knowledge, no other party thereto is, in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. Except as set forth on Schedule 3.6, ISSI has not received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests. As of the date hereof, ISSI enjoys peaceful and undisturbed possession of the leased Real Property Interests; and so long as ISSI fulfills its obligations under the lease(s) therefor, ISSI has enforceable rights to non-disturbance and quiet enjoyment against its lessor or sub-lessor; and, except as set forth in Schedule 3.6, no third party holds any interest in the leased premises with the right to foreclose upon ISSI's leasehold or subleasehold interest. ISSI has legal and practical access to all of the Leased Real Property. All Leased Real Property (including the improvements thereon): (a) is in good condition and repair consistent with its current use; (b) is available for immediate use in the conduct of ISSI's business and operations; and (c) complies in all respects with all applicable building or zoning codes and the regulations of any Governmental Body having jurisdiction, except to the extent that the current use by ISSI, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. To ISSI's Knowledge, no eminent domain or condemnation proceedings are pending or threatened with respect to any Real Property Interests.

         3.7 Tangible Personal Property. Except as described in Schedule 3.7, ISSI owns and has good title to each item of Tangible Personal Property necessary to conduct ISSI's business and operations as now conducted, and none of the Tangible Personal Property owned by ISSI is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear, and obsolescence, each item of Tangible Personal Property is in good operating condition and repair and is available for immediate use in ISSI's business and operations.

         3.8 Contracts. Schedule 3.8 lists all material written Contracts and true and complete descriptions of all material oral Contracts (including any amendments and other modifications to such Contracts). All of the Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. ISSI is not, and, to ISSI's knowledge, no other party thereto is, in material default, violation, or breach in any respect under any Contract, and, no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any respect thereunder. Other than in the Ordinary Course of Business, to ISSI's Knowledge, no party to any Contract has any intention (a) to terminate such Contract or amend the terms thereof; (b) to refuse to renew the Contract upon expiration of its term; or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except as set forth in Schedule 3.8 or as may occur in the Ordinary Course of Business: (a) ISSI has not assigned or otherwise transferred to any Person, or granted any option with respect to, any of its rights, obligations or liabilities under any Contract that relates to the business of, or any of the assets owned or used by ISSI; and (b) no officer, director, agent, employee, consultant, or contractor of ISSI is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of ISSI, or (ii) assign to ISSI or to any other Person any rights to any invention, improvement, or discovery.

         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles that are required to conduct ISSI's business and operations as now conducted, all of which are valid and in good standing and uncontested. ISSI has provided or made available to Howtek copies of all documents establishing or evidencing the Intangibles listed on Schedule 3.9. Each of Maha Sallam and Kevin Woods are familiar with those software technologies, patent applications and licenses in or related to the so called "Mammoreader" computer aided detection application (the "Technology") and with those applications for Letters Patent in the Unites States set forth in Schedule 3.9 and assigned to ISSI (the "Applications"). ISSI is the sole owner of, or has the exclusive license to (subject only to valid licenses disclosed on Schedule 3.9 and without payment of royalties, fees or otherwise) all right, title and interest in the Intangibles, including, without limitation, the Technology. The Applications are pending and awaiting action in the United State's Patent Office. The Intangibles, including, without limitation, the Technology, do not infringe upon any copyright, patent, patent applications know-how, methods processes or other intellectual property of any other Person. Except as set forth on Schedule 3.9, ISSI has not received any notice or demand alleging that ISSI is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or threatened with respect thereto. To ISSI's Knowledge, no Person is infringing upon ISSI's rights or ownership interest in the Intangibles. ISSI is not improperly using any confidential information or trade secrets of any of its past or present employees.

         3.10 Title to Properties. Except as disclosed in Schedule 3.6 or 3.7, ISSI has good and marketable title to its assets and properties, and its assets and properties are not subject to mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

         3.11 Financial Statements. ISSI has delivered to Howtek the following financial statements (the "Financial Statements") with respect to ISSI: (a) the financial statements, including the balance sheet, statement of income, changes in stockholder's equity and cash flow statements from March 27, 1996 through the period ending December 31, 2000 as audited by Grant Thornton, independent public accountants, (b) the unaudited balance sheet, statement of income, changes in stockholders' equity and cash flow statements for the period ending December 31, 2001. Each of the foregoing Financial Statements (including, in all cases, the notes thereto, if any) (i) is accurate and complete in all respects, (ii) fairly presents in all respects the financial condition and results of operations of ISSI, and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby. No financial statements of any Person other than ISSI are required by GAAP to be included in the financial statements of ISSI in order to present a true financial picture of ISSI, including, without limitation, off-balance sheet transactions. Except as set forth in Schedule 3.11, ISSI has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, including, without limitation, any capital commitments) except for liabilities or obligations reflected or reserved against in the Financial Statements and liabilities incurred in the Ordinary Course of Business since the dates thereof.

         3.12 Tax Matters.

         (a) Except as set forth on Schedule 3.12(a) hereto:

         (i) All Tax Returns required to be filed by ISSI have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all respects.

         (ii) ISSI has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

         (iii) The amount of ISSI's liability for unpaid Taxes did not, as of December 31, 2001, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

         (iv) ISSI has withheld and paid over to the proper Governmental Bodies all Taxes required to have been withheld and paid over (and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

         (v) ISSI has received no notice of any Tax Proceeding currently pending with respect to it and ISSI has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

         (vi) No waiver or extension by ISSI of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of ISSI or for which ISSI is liable.

         (vii) ISSI has not requested any extension of the time within which to file any Tax Return of ISSI that is currently in effect.

         (viii) There are no liens on the assets of ISSI relating or attributable to Taxes (except liens for Taxes not yet due).

         (ix) ISSI is not and has not been at any time during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (x) ISSI has not entered into an agreement or consent made under
         Section 341(f) of the Code.

         (xi) ISSI has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

         (xii) ISSI is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and ISSI has not assumed the Tax Liability of any other Person under any Contract.

         (xiii) ISSI is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

         (xiv) ISSI is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

         (xv) None of ISSI's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

         (xvi) ISSI has not made an election under Section 1362 of the Code to be treated as an "S" Corporation and is not currently treated as an "S" Corporation for federal income tax purposes.

         (b) ISSI has furnished or otherwise made available to Howtek correct and complete copies of (i) all income, franchise and other Tax Returns filed by ISSI since March 27, 1996; and (ii) all examination reports, statements of deficiencies and closing agreements received by ISSI relating to Taxes.

         (c) Schedule 3.12(c) contains complete and accurate statements of (i) ISSI's basis in its assets as of December 31, 2001, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of ISSI (including losses and other carryovers subject to any limitations), and (iii) Tax elections made by ISSI as of December 31, 2001. Except as stated in Schedule 3.12(c), ISSI has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

         3.13 Insurance. ISSI maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of ISSI (taking into account the cost and availability of such insurance). Schedule
3.13 sets forth a complete listing of all insurance maintained by ISSI (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

         3.14 Personnel and Employee Benefits.

         (a) Employees and Compensation. Schedule 3.14 contains a true and complete list of all employees employed by ISSI as of the date hereof. Schedule
3.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by ISSI, including, with respect to the employees any:

         (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (an "ISSI Welfare Plan");

         (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (an "ISSI Multiemployer Plan" and, together with the ISSI Welfare Plans, the "ISSI Benefit Plans");

         (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than an ISSI Multiemployer Plan), to which ISSI contributes or is required to contribute (an "ISSI Pension Plan");

         (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

         (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not an ISSI Welfare Plan, ISSI Pension Plan, or ISSI Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by ISSI or under which ISSI has any liability relating to employees (collectively, "ISSI Benefit Arrangements").

         (b) Pension Plans. ISSI does not sponsor, maintain, or contribute to any ISSI Pension Plan other than any ISSI Pension Plan listed on Schedule 3.14. Each ISSI Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

         (c) Welfare Plans. Each ISSI Welfare Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. ISSI does not sponsor, maintain, or contribute to any ISSI Welfare Plan that provides health or death benefits to former employees of ISSI other than as required by Section 4980B of the Code or other applicable laws.

         (d) Benefit Arrangements. Each ISSI Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such ISSI Benefit Arrangement. ISSI has no written contract prohibiting the termination of any employee.

         (e) Multiemployer Plans. Except as disclosed in Schedule 3.14, ISSI has not at any time been a participant in any ISSI Multiemployer Plan.

         (f) Delivery of Copies of Relevant Documents and Other Information. ISSI has delivered or made available to Howtek true and complete copies of each of the following documents:

         (i) Each ISSI Welfare Plan and ISSI Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

         (ii) Each ISSI Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any ISSI Benefit Arrangement that is not in writing.

         (g) Labor Relations. Except as set forth in Schedule 3.14(g), ISSI is not a party to or subject to any collective bargaining agreement or written or, to ISSI's Knowledge, oral employment agreement with any employee. Except as set forth in Schedule 3.14(g), with respect to the employees, ISSI has complied in all respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that ISSI has failed to comply with any such laws, rules, or regulations. No proceedings are pending or threatened between ISSI and any employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 3.14, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of ISSI or to request a National Labor Relations Board certification election with respect to any employees.

         3.15 Legal Actions and Orders.

         (a) There is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending threatened, against ISSI or relating to the assets or used by ISSI, or the business, or operations of ISSI, nor does ISSI know of any basis for the same.

         (b) Except as set forth in Schedule 3.15:

         (i) there is no Order to which ISSI or the assets owned or used by ISSI, or to which ISSI's business or operations, is subject; and

         (ii) no officer, director, agent, or employee of ISSI is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of ISSI.

         (c) (i) ISSI is, and at all times has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, or its business or operations, is or has been subject;

         (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which ISSI, or any of the assets owned or used by ISSI, or its business or operations, is subject; and

         (iii) ISSI has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which ISSI, or any of the assets owned or used by ISSI, or its business or operations, is or has been subject.

         3.16 Environmental Compliance.

         (a) Except as disclosed on Schedule 3.16: (i) none of the Tangible Personal Property, none of the Real Property and none of the Real Property Interests contain (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; or (z) any underground storage tanks;
(ii) no underground storage tank disclosed on Schedule 3.16 has leaked and has not been remediated or leaks and such tank is in substantial compliance with all applicable Environmental Laws; and (iii) to ISSI's Knowledge, all of the Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

         (b) ISSI has obtained all Governmental Authorizations that are required under all Environmental Laws.

         3.17 Compliance with Legal Requirements. Except as set forth in
Schedule 3.17:

         (a) ISSI is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

         (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by ISSI of, or a failure on the part of ISSI to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of ISSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (c) ISSI has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of ISSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         3.18 Conduct of Business in Ordinary Course. Since December 31, 2001 and through the date hereof, there has not been any Material Adverse Effect involving ISSI. Without limiting the generality of the foregoing, since that date, ISSI has not:

         (a) made any material increase in compensation payable or to become payable to any of its employees outside the Ordinary Course of Business;

         (b) made any sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

         (c) canceled any material debts owed to or claims held by ISSI outside the Ordinary Course of Business;

         (d) made any material changes in ISSI's accounting practices;

         (e) suffered any material write-down of the value of any assets or any material write-off as uncollectable of any of its accounts receivable;

         (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

         (g) imposed any security interest upon any of its assets, tangible or intangible;

         (h) made any material capital expenditures;

         (i) made any material capital investment in or any material loan to any other Person outside the Ordinary Course of Business;

         (j) created, incurred, assumed, or guaranteed more than Ten Thousand Dollars ($10,000.00) in aggregate indebtedness for borrowed money in capitalized lease obligations;

         (k) made any or authorized any change to ISSI's Articles of Incorporation or Bylaws;

         (l) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (m) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (n) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (o) granted any material increase in the base compensation of or made any other change of employment terms for any of its directors or officers;

         (p) granted any increase in the base compensation of or made any other change of employment terms for any of its employees outside the Ordinary Course of Business;

         (q) made or changed any material Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

         (r) committed to do any of the foregoing.

         3.19 Insolvency Proceedings. ISSI is not and its assets and properties are not the subject of any pending or threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, or composition with creditors, voluntary or involuntary. ISSI has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

         3.20 Capitalization. The authorized capital stock of ISSI consists of 100,000,000 shares of ISSI Common Stock. All of the issued and outstanding shares of ISSI Common Stock and their ownership are as described on Schedule
3.20. All of the outstanding shares of ISSI Common Stock have been validly issued and are fully paid and nonassessable and are held of record by the ISSI stockholders as set forth Schedule 3.20 hereto. Except as described on Schedule 3.20, (a) no shares of ISSI Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of ISSI or other securities of ISSI convertible or exchangeable at any time into equity securities of ISSI; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of ISSI; and (d) ISSI is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of ISSI at any time under options, subscriptions, warrants, rights, or other obligations. Other than as set forth on Schedule 3.20, ISSI does not have any subsidiaries and does not have any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity.

         3.21 Relationships with Related Persons. No Related Person of ISSI has, or since the first day of the next to last completed fiscal year of ISSI has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to ISSI's business. Except as set forth in Schedule 3.21, no Related Person of ISSI is, or since the first day of the next to last completed fiscal year of ISSI has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a financial interest in any transaction with ISSI other than business dealings or transactions conducted in the Ordinary Course of Business with ISSI at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with ISSI with respect to any line of the products or services of ISSI (an "ISSI Competing Business") in any market presently served by ISSI except for less than one percent of the outstanding capital stock of any ISSI Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.21, no Related Person of ISSI is a party to any Contract with, or has any claim or right against, ISSI.

         3.22 Accounts; Lockboxes; Safe Deposit Boxes. Schedule 3.22 contains a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which ISSI has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto and (ii) the location of all lockboxes and safe deposit boxes of ISSI and the names of all persons authorized to draw thereon or have access thereto. At the Effective Time, ISSI shall not have any such account, lockbox or safe deposit box other than those listed in Schedule 3.22, nor shall any additional person have been authorized, from the date of this Agreement, to draw thereon or have access thereto. The stockholders of ISSI and their Affiliates have not commingled monies or accounts of ISSI with other monies or accounts of such stockholders and their Affiliates or relating to their other businesses nor have such stockholders or their Affiliates transferred monies or accounts of ISSI other than to an account of ISSI. At the Effective Time, all monies and accounts of ISSI shall be held by, and be accessible only to, ISSI.

         3.23 Brokers or Finders. Neither ISSI, the Principal Stockholders nor any other ISSI stockholders, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

         3.24 Disclosure. No representation or warranty of ISSI in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.25 Due Diligence. Except as provided in Schedule 3.25, ISSI has provided to Howtek or Blank Rome LLP, counsel to Howtek, all Agreements, certificates, correspondence and other items, documents and information requested pursuant to the Corporate Review Memorandum dated January 25, 2002 of Blank Rome LLP.

         3.26 FDA Qualification and Approvals: ISSI (i) is in compliance with the provisions of all laws relating to the regulation of ISSI's products, including the Federal Food, Drug, and Cosmetic Act (the "FDC Act") and all state laws comparable to the FDC Act, the rules and regulations promulgated thereunder and all rules and regulations promulgated by the Food and Drug Administration ("FDA") and all comparable state regulatory authorities; (ii) has all authorizations, approvals, consents, orders, registrations, licenses or permits of any court or the FDA and all comparable state and foreign regulatory authorities which are necessary or required for it to conduct its business as now conducted; and (iii) has had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of such regulatory matters. All applications, submissions, information, claims and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for such authorizations, approvals, consents, orders, registrations, licenses or permits are accurate, complete, correct and true as of the date of submission and that any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the appropriate regulatory body. All experiments, human or otherwise, performed in connection with or as the basis for any regulatory approval required for ISSI's products have been performed in accordance with appropriate research and study design, and all required protocols and consents and any conclusions derived therefrom are scientifically supported. The claims approved by the FDA for ISSI's so called "MammoReader" product are valid and supported by proper research design, testing, analysis and disclosure."


                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                             OF THE HOWTEK PARTIES

         The Howtek Parties, jointly and severally, represent and warrant to ISSI as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

         4.1 Organization of Howtek and Merger Sub. Each of Howtek and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Howtek and Merger Sub has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. Each of Howtek and Merger Sub is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Neither Howtek nor Merger Sub is a participant in any joint venture or partnership with any other Person with respect to any part of its operations of its business.

         4.2 Authorization, Validity and Effect of Agreements. Howtek and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Howtek and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of Howtek and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         4.3 Absence of Conflicting Agreements. As to Howtek and Merger Sub, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of Howtek or Merger Sub; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Howtek or Merger Sub is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which Howtek is a party or by which Merger Sub or its assets may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of Howtek or Merger Sub or any of the Howtek Common Stock. Except for the filing of the Certificate of Merger and Articles of Merger, no filing with any Governmental Body or any other third party is required to consummate this Agreement or the transactions contemplated hereby.

         4.4 Capitalization. The authorized capital stock of Howtek consists of 1,000,000 shares of Preferred Stock, of which 9,550 shares are outstanding, and 25,000,000 shares of Howtek Common Stock, of which 15,173,957 shares were outstanding as December 31, 2001. All of the outstanding shares of such Preferred Stock and Howtek Common Stock have been validly issued and are fully paid and nonassessable . All of the outstanding shares of Howtek Common Stock have been validly issued and are fully paid and nonassessable. Except as described on Schedule 4.4, (a) no shares of Howtek Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of Howtek or other securities of Howtek convertible or exchangeable at any time into equity securities of Howtek; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of Howtek; and (d) Howtek is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of Howtek at any time under options, subscriptions, warrants, rights, or other obligations. Other than as set forth on Schedule 4.4, Howtek does not have any subsidiaries and does not have any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity.

         4.5 SEC Filings

         (i) As of the date hereof, Howtek has filed all forms, reports and documents required to be filed by Howtek with the SEC (collectively, the "Howtek SEC Reports"). The Howtek SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing), to Howtek's Knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Howtek SEC Reports or necessary in order to make the statements in such Howtek SEC Reports, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Howtek Parties, there is no material adverse information not contained in the Howtek SEC Reports with respect to Howtek which a reasonable investor would consider material in making an investment decision in a similar situation.

         (ii) Except as set forth on Schedule 4.5(ii), each of the consolidated financial statements (including, in each case, any related notes) contained in the Howtek SEC Reports during the last three fiscal years (the "Howtek Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented the consolidated financial position of Howtek as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         4.6 Governmental Authorizations. Schedule 4.6 contains a complete and accurate list of each Governmental Authorization that is held by Howtek or that otherwise relates to the business of, or to any of the assets owned or used by, Howtek. Howtek has made available to Howtek true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed in Schedule 4.6 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.6, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.6. The Governmental Authorizations listed in
Schedule 4.6 collectively constitute all of the Governmental Authorizations necessary to permit Howtek and its employees to lawfully conduct and operate Howtek's business in the manner it currently conducts and operates such business and to permit Howtek to own and use its assets in the manner in which it currently owns and uses such assets.

         4.7 Tax Matters.

         (a) Except as set forth on Schedule 4.7 hereto:

         (i) All Tax Returns required to be filed by Howtek have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all respects.

         (ii) Howtek has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

         (iii) The amount of Howtek's liability for unpaid Taxes did not, as of December 31, 2001, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

         (iv) Howtek has withheld and paid over to the proper Governmental Bodies all Taxes required to have been withheld and paid over (and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

         (v) Howtek has received no notice of any Tax Proceeding currently pending with respect to it and Howtek has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

         (vi) No waiver or extension by Howtek of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of Howtek or for which Howtek is liable.

         (vii) Howtek has not requested any extension of the time within which to file any Tax Return of Howtek that is currently in effect.

         (viii) There are no liens on the assets of Howtek relating or attributable to Taxes (except liens for Taxes not yet due).

         (ix) Howtek is not and has not been at any time during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (x) Howtek has not entered into an agreement or consent made under
         Section 341(f) of the Code.

         (xi) Howtek has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

         (xii) Howtek is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and ISSI has not assumed the Tax Liability of any other Person under any Contract.

         (xiii) Howtek is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

         (xiv) Howtek is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

         (xv) None of Howtek's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

         (xvi) Howtek has not made an election under Section 1362 of the Code to be treated as an "S" Corporation and is not currently treated as an "S" Corporation for federal income tax purposes.

         (b) Howtek has furnished or otherwise made available to ISSI correct and complete copies of (i) all income, franchise and other Tax Returns filed by Howtek during Howtek's last three fiscal years; and (ii) all examination reports, statements of deficiencies and closing agreements received by Howtek relating to Taxes.

         (c) Schedule 4.7(c) contains complete and accurate statements of (i) Howtek's basis in its assets as of December 31, 2001, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of Howtek (including losses and other carryovers subject to any limitations), and (iii) Tax elections made by Howtek as of December 31, 2001. Except as stated in
Schedule 4.7(c), Howtek has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

         4.8 Insurance. Howtek maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Howtek (taking into account the cost and availability of such insurance).
Schedule 4.8 sets forth a complete listing of all insurance maintained by Howtek (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

         4.9 Conduct of Business in Ordinary Course. Since December 31, 2001 and through the date hereof, there has not been any Material Adverse Effect involving Howtek and its subsidiaries. Without limiting the generality of the foregoing, except as set forth on Schedule 4.9, since that date, Howtek has not:

         (a) made any material increase in compensation payable or to become payable to any of its employees outside the Ordinary Course of Business;

         (b) made any sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

         (c) canceled any material debts owed to or claims held by Howtek outside the Ordinary Course of Business;

         (d) made any material changes in Howtek's accounting practices;

         (e) suffered any material write-down of the value of any assets or any material write-off as uncollectable of any of its accounts receivable;

         (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

         (g) imposed any security interest upon any of its assets, tangible or intangible;

         (h) made any material capital expenditures;

         (i) made any material capital investment in or any material loan to any other Person outside the Ordinary Course of Business;

         (j) created, incurred, assumed, or guaranteed more than Ten Thousand Dollars ($10,000.00) in aggregate indebtedness for borrowed money in capitalized lease obligations;

         (k) made any or authorized any change to Howtek's Certificate of Incorporation or Bylaws;

         (l) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (m) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (n) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (o) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (p) granted any material increase in the base compensation of or made any other change of employment terms for any of its directors or officers;

         (q) granted any increase in the base compensation of or made any other change of employment terms for any of its employees outside the Ordinary Course of Business;

         (r) made or changed any material Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

         (s) committed to do any of the foregoing.

         4.10 Real Property. Except as set forth on Schedule 4.10, the Howtek SEC Reports contain a complete description of all Real Property Interests (including street address, owner, and Howtek's use thereof), which Real Property Interests comprise all interests in real property necessary to conduct Howtek's business and operations as now conducted. Each leasehold or subleasehold interest set forth in the Howtek SEC Reports or on Schedule 4.10 is legal, valid, binding, enforceable, and in full force and effect. ISSI is not, and to Howtek's Knowledge, no other party thereto is, in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. Except as set forth in the Howtek SEC Reports or on Schedule 4.10, Howtek has not received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests.

As of the date hereof, Howtek enjoys peaceful and undisturbed possession of the leased Real Property Interests; and so long as Howtek fulfills its obligations under the lease(s) therefor, Howtek has enforceable rights to non-disturbance and quiet enjoyment against its lessor or sub-lessor; and, except as set forth in the Howtek SEC Reports or on Schedule 4.10, no third party holds any interest in the leased premises with the right to foreclose upon Howtek's leasehold or subleasehold interest. Howtek has legal and practical access to all of the Leased Real Property. All Leased Real Property (including the improvements thereon): (a) is in good condition and repair consistent with its current use;
(b) is available for immediate use in the conduct of Howtek's business and operations; and (c) complies in all respects with all applicable building or zoning codes and the regulations of any Governmental Body having jurisdiction, except to the extent that the current use by Howtek, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. To Howtek's Knowledge, no eminent domain or condemnation proceedings are pending or threatened with respect to any Real Property Interests.

         4.11 Contracts. Except as set forth on Schedule 4.11, the Howtek SEC Reports list all material written Contracts and true and complete descriptions of all material oral Contracts (including any amendments and other modifications to such Contracts), and such Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Howtek is not, and, to Howtek's Knowledge, no other party thereto is, in material default, violation, or breach in any respect under any Contract, and, no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any respect thereunder. Other than in the Ordinary Course of Business, to Howtek's Knowledge, no party to any Contract has any intention (a) to terminate such Contract or amend the terms thereof; (b) to refuse to renew the Contract upon expiration of its term; or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except as set forth in the Howtek SEC Reports or on Schedule 4.11 or as may occur in the Ordinary Course of Business: (a) Howtek has not assigned or otherwise transferred to any Person, or granted any option with respect to, any of its rights, obligations or liabilities under any Contract that relates to the business of, or any of the assets owned or used by Howtek; and (b) no officer, director, agent, employee, consultant, or contractor of Howtek is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of Howtek, or (ii) assign to Howtek or to any other Person any rights to any invention, improvement, or discovery.

         4.12 Intangibles. Schedule 4.12 is a true and complete list of all material Intangibles that are required to conduct Howtek's business and operations as now conducted, all of which are valid and in good standing and uncontested. Howtek has provided or made available to ISSI copies of all documents establishing or evidencing the Intangibles listed on Schedule 4.12. Howtek owns or has a valid license to use all of the Intangibles listed on
Schedule 4.12. Except as set forth in the Howtek SEC Reports or on Schedule 4.12, Howtek has not received any notice or demand alleging that Howtek is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or threatened with respect thereto. To Howtek's Knowledge, no Person is infringing upon Howtek's rights or ownership interest in the Intangibles.

         4.13 Title to Properties. Except as disclosed in the Howtek SEC Reports, Schedule 4.10 or Schedule 4.13, Howtek has good and marketable title to its assets and properties, and its assets and properties are not subject to mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

         4.14 Personnel and Employee Benefits.

         (a) Employees and Compensation. Schedule 4.14 contains a true and complete list of all employees employed by Howtek as of the date hereof.
Schedule 4.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by Howtek, including, with respect to the employees any:

         (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by Howtek or to which Howtek contributes or is required to contribute (a "Howtek Welfare Plan");

         (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by ISSI or to which ISSI contributes or is required to contribute (a "Howtek Multiemployer Plan" and, together with the Howtek Welfare Plans, the "Howtek Benefit Plans");

         (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Howtek Multiemployer Plan), to which ISSI contributes or is required to contribute (a "Howtek Pension Plan");

         (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

         (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not a Howtek Welfare Plan, Howtek Pension Plan, or Howtek Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by Howtek or under which Howtek has any liability relating to employees (collectively, "Howtek Benefit Arrangements").

         (b) Pension Plans. Howtek does not sponsor, maintain, or contribute to any Howtek Pension Plan other than any Howtek Pension Plan listed on Schedule
4.14. Each Howtek Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

         (c) Welfare Plans. Each Howtek Welfare Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Howtek does not sponsor, maintain, or contribute to any Howtek Welfare Plan that provides health or death benefits to former employees of Howtek other than as required by Section 4980B of the Code or other applicable laws.

         (d) Benefit Arrangements. Each Howtek Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Howtek Benefit Arrangement. Howtek has no written contract prohibiting the termination of any employee.

         (e) Multiemployer Plans. Except as disclosed in the Howtek SEC Reports or in Schedule 4.14, Howtek has not at any time been a participant in any Howtek Multiemployer Plan.

         (f) Delivery of Copies of Relevant Documents and Other Information. Howtek has delivered or made available to ISSI true and complete copies of each of the following documents:

         (i) Each Howtek Welfare Plan and Howtek Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

         (ii) Each Howtek Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any Howtek Benefit Arrangement that is not in writing.

         (g) Labor Relations. Except as set forth in the Howtek SEC Reports or in Schedule 4.14(g), Howtek is not a party to or subject to any collective bargaining agreement or written or, to Howtek's Knowledge, oral employment agreement with any employee. Except as set forth in the Howtek SEC Reports or in
Schedule 4.14(g), with respect to the employees, Howtek has complied in all respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Howtek has failed to comply with any such laws, rules, or regulations. No proceedings are pending or threatened between ISSI and any employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 4.14, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Howtek or to request a National Labor Relations Board certification election with respect to any employees.

         4.15 Legal Actions and Orders.

         (a) Except as set forth in the Howtek SEC Reports or on Schedule 4.15, there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending, or to Howtek's Knowledge, threatened, against Howtek or relating to the assets or used by Howtek, or the business, or operations of Howtek, nor does Howtek know of any basis for the same.

         (b) Except as set forth in the Howtek SEC Reports or on Schedule 4.15:

         (i) there is no Order to which Howtek or the assets owned or used by Howtek, or to which Howtek's business or operations, is subject;

         (ii) no officer, director, agent, or employee of Howtek is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Howtek;

         (iii) Howtek is, and at all times has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, or its business or operations, is or has been subject;

         (iv) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Howtek, or any of the assets owned or used by Howtek, or its business or operations, is subject; and

         (v) Howtek has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Howtek, or any of the assets owned or used by Howtek, or its business or operations, is or has been subject.

         4.16 Environmental Compliance.

         (a) Except as disclosed in the Howtek SEC Reports or on Schedule 4.16:
(i) none of the Tangible Personal Property, none of the Real Property and none of the Real Property Interests contain (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; or (z) any underground storage tanks; (ii) no underground storage tank disclosed on
Schedule 4.16 has leaked and has not been remediated or leaks and such tank is in substantial compliance with all applicable Environmental Laws; and (iii) to Howtek's Knowledge, all of the Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

         (b) Except as disclosed in the Howtek SEC Reports or on Schedule 4.16, Howtek has obtained all Governmental Authorizations that are required under all Environmental Laws.

         4.17 Compliance with Legal Requirements. Except as set forth in the Howtek SEC Reports or on Schedule 3.17:

         (a) Howtek is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

         (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Howtek of, or a failure on the part of Howtek to comply with, any Legal Requirement, or
(B) may give rise to any obligation on the part of Howtek to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (c) Howtek has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Howtek to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         4.18 Relationships with Related Persons. Except as set forth in the Howtek SEC Reports or on Schedule 4.18, (i) no Related Person of Howtek has, or since the first day of the next to last completed fiscal year of Howtek has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Howtek's business; (ii) no Related Person of Howtek is, or since the first day of the next to last completed fiscal year of Howtek has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (1) had business dealings or a financial interest in any transaction with Howtek other than business dealings or transactions conducted in the Ordinary Course of Business with Howtek at substantially prevailing market prices and on substantially prevailing market terms, or (2) engaged in competition with Howtek with respect to any line of the products or services of Howtek (a "Howtek Competing Business") in any market presently served by Howtek except for less than one percent of the outstanding capital stock of any Howtek Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in the Howtek SEC Reports or in
Schedule 4.18, no Related Person of Howtek is a party to any Contract with, or has any claim or right against, Howtek.

         4.19 Brokers or Finders. Neither Howtek nor Merger Sub, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

         4.20 Disclosure. No representation or warranty of Howtek or Merger Sub in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   SECTION 5
                                    COVENANTS

         5.1 Conduct of Howtek's Business Prior to Closing. Except as otherwise contemplated by this Agreement or as disclosed in Schedule 5.1, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, Howtek shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth in
Schedule 5.1 or as contemplated by this Agreement or as consented to by Howtek, during the period set forth in the preceding sentence, Howtek shall act as follows:

         (i) Howtek shall not adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

         (ii) Howtek shall not amend its Certificate of Incorporation or Bylaws;

         (iii) except for the disposition of obsolete equipment in the Ordinary Course of Business, Howtek shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

         (iv) Howtek shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

         (v) Howtek shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that Howtek may issue and sell up to such number of shares of Howtek Common Stock as equals five percent (5%) of the number of shares of Howtek Common Stock outstanding as of the date hereof.

         (vi) Howtek shall not incur, or agree to incur, any debt for borrowed money;

         (vii) Howtek shall not change its historic practices concerning the payment of accounts payable;

         (viii) except in the Ordinary Course of Business, Howtek shall not take any action, or fail to take action, to cause its liabilities to increase;

         (ix) Howtek shall not declare, issue, or otherwise approve the payment of dividends of any kind in respect of the capital stock of Howtek or redeem, purchase, or acquire any of its capital stock;

         (x) Howtek shall maintain the existing insurance policies on the assets of its business or other policies providing substantially similar coverages;

         (xi) except in the Ordinary Course of Business or except as otherwise contemplated by this Agreement, Howtek will not permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Howtek Benefit Plan or Howtek Benefit Arrangement;

         (xii) except in the Ordinary Course of Business, Howtek shall not enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on Howtek after Closing;

         (xiii) Howtek shall not enter into any transactions with any Affiliate that will be binding upon Howtek following the Closing Date;

         (xiv) Howtek shall maintain its assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

         (xv) Howtek shall not make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of Howtek;

         (xvi) Howtek shall file all Tax Returns when due; and

         (xvii) Howtek shall preserve its business and assets and keep available its present employees and preserve present relationships with its customers, employees, and others having business relations with it.

         5.2 Conduct of ISSI's Business Prior to Closing. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, ISSI shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by Howtek, during the period set forth in the preceding sentence, ISSI shall act as follows:

         (i) ISSI shall not adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

         (ii) ISSI shall not amend its Articles of Incorporation or Bylaws;

         (iii) except for the disposition of obsolete equipment in the Ordinary Course of Business, ISSI shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

         (iv) ISSI shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

         (v) ISSI shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock; provided, however, that ISSI may issue and sell up to such number of shares of ISSI Common Stock as equals five percent (5%) of the number of shares of ISSI Common Stock outstanding as of the date hereof.

         (vi) ISSI shall not incur, or agree to incur, any debt for borrowed money;

         (vii) ISSI shall not change its historic practices concerning the payment of accounts payable;

         (viii) except in the Ordinary Course of Business, ISSI shall not take any action, or fail to take action, to cause its liabilities to increase;

         (ix) ISSI shall not declare, issue, or otherwise approve the payment of dividends of any kind in respect of the capital stock of ISSI or redeem, purchase, or acquire any of its capital stock;

         (x) ISSI shall maintain the existing insurance policies on the assets of its business or other policies providing substantially similar coverages;

         (xi) except in the Ordinary Course of Business or except as otherwise contemplated by this Agreement, ISSI will not permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any ISSI Benefit Plan or ISSI Benefit Arrangement;

         (xii) except in the Ordinary Course of Business, ISSI shall not enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on ISSI after Closing, other than a new lease for office space in the Clearwater, Florida area;

         (xiii) ISSI shall not enter into any transactions with any Affiliate that will be binding upon ISSI following the Closing Date;

         (xiv) ISSI shall maintain its assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

         (xv) ISSI shall not make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of ISSI;

         (xvi) ISSI shall file all Tax Returns when due; and

         (xvii) ISSI shall preserve its business and assets and keep available its present employees and preserve present relationships with its customers, employees, and others having business relations with it.

         5.3 Access to ISSI Information.

         (a) Subject to the prior execution of an appropriate confidentiality agreement by Howtek, in a form reasonably acceptable to ISSI, from and after the date of this Agreement until the Closing Date, ISSI shall (a) give the Howtek Parties and the Howtek Parties' employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of ISSI; (b) provide the Howtek Parties with all financial information of ISSI that is distributed to the officers and directors of ISSI, including, but not limited to, the monthly internal financial statements prepared by ISSI promptly upon distribution of such information to the officers and directors of ISSI (all of the foregoing financial information, collectively, the "Additional ISSI Financials Statements"); and (c) provide copies of such information concerning ISSI as the Howtek Parties may reasonably request.

         (b) Subject to the prior execution of an appropriate confidentiality agreement by ISSI, in a form reasonably acceptable to Howtek, from and after the date of this Agreement until the Closing Date, Howtek shall (a) give ISSI and ISSI's employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Howtek; (b) provide ISSI with all financial information of Howtek that is distributed to the officers and directors of Howtek, including, but not limited to, the monthly internal financial statements prepared by Howtek promptly upon distribution of such information to the officers and directors of Howtek; and (c) provide copies of such information concerning Howtek as ISSI may reasonably request.

         5.4 Directors and Officers Insurance. The Surviving Corporation shall obtain directors' and officers' insurance on or prior to the Closing Date with coverage reasonably satisfactory to the parties hereto.

         5.5 Employment Agreements. Contemporaneously with the execution of this Agreement, Howtek shall enter into employment agreements with W. Kip Speyer and
W. Scott Parr in the form of Exhibits 5.5 (a) and (b), respectively (collectively, the "Employment Agreements").

         5.6 Florida Business Corporation Act. ISSI shall take all action, to the extent necessary in accordance with applicable law, its Articles of Incorporation and By-laws, to (a) convene a special meeting of its stockholders, as soon as reasonably practicable in order that such stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with the Florida Act, or (b) cause a written consent to be executed by holders of a majority of the outstanding ISSI Common Stock to adopt this Agreement and approve the Merger in accordance with the Florida Act.

         5.7 Delaware General Corporation Law. Howtek shall take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws, to convene a special meeting of the Howtek stockholders (the "Howtek Special Meeting"), as soon as reasonably practicable in order that the Howtek stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law ("Delaware Law").

         5.8 Securities Act.

         (a) With respect to the Merger Consideration to be issued in connection with the Merger, Howtek shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, which Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Howtek makes no and shall not make any representation, warranty or covenant with respect to any information furnished to it by ISSI, the Principal Stockholders or any of their accountants, counsel or authorized representatives specifically for inclusion in the Registration Statement. ISSI represents and covenants that it can deliver and it shall cause to be delivered to Parent at the earliest possible time any financial statements that may be required to be filed with the Registration Statement together with a letter from ISSI's independent certified public accountant that such financial statements comply with the requirements of Regulation S-X (17 CFR Part 210). ISSI and the Principal Stockholders, jointly and severally, hereby indemnify and hold harmless Howtek (and its directors, officers, employees, financial advisors, stockholders, agents and representatives) against any losses, claims, damages or liabilities to which any of such Persons may become subject based on any untrue statement of any material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance on and in conformity with information furnished to Howtek by ISSI, the Principal Stockholders or any of their accountants, counsel or authorized representatives specifically for use therein.

         (b) Within ninety (90) days after the Effective Time, Howtek shall prepare and file with the SEC a registration statement on Form S-8 to register the shares of Howtek Common Stock issuable upon exercise of the Options and the Executive Options.

         5.9 Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3, and Section 4 above. No disclosure by any Party pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         5.10 Exclusivity.

         (a) ISSI shall, and shall cause its subsidiaries and any of their respective Affiliates to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by ISSI, its subsidiaries or any of their respective Affiliates, officers, directors, employees, financial advisors, stockholders, agents or representatives (each a "Representative") with respect to any proposed, potential or contemplated Acquisition Proposal.

         (b) Howtek shall, and shall cause its subsidiaries and any of their respective Affiliates to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Howtek, its subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Proposal.

         (c) From and after the date hereof, without the prior written consent of the other party hereto (Howtek, with respect to the Howtek Parties, and ISSI with respect to ISSI and the Principal Stockholders), neither ISSI nor the Howtek Parties shall authorize or permit any of its subsidiaries, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Third Party concerning, or provide any nonpublic information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal.

         (d) Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Section 5.10 shall prevent (i) ISSI or Howtek (as the case may be, the "Target"), from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Board of Directors of the Target to consummate an Acquisition Proposal, (2) the Board of Directors of the Target determines in good faith, based on the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the Target's stockholders than the transaction contemplated by this Agreement, (3) the failure to take such action would, in the reasonable good faith judgment of the Board of Directors of the Target, based on a written opinion of Target's outside legal counsel, be a violation of its fiduciary duties to the Target's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Target receives from such Person an executed confidentiality agreement with material terms no less favorable to the Target than those contained in the confidentiality agreements entered into in accordance with the provisions of
Section 5.3 hereof and provides prior notice to the other parties hereto of its decision to take such action or (ii) Howtek or its Representatives from entering into any discussions or negotiations, and/or consummating any transaction, with respect to the divestiture of Howtek's graphic arts and/or photographic business.

         (e) Neither ISSI nor the Howtek Parties shall release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by (i) any Representative of ISSI or any of its subsidiaries shall be deemed to be a breach of this Section
5.10 by ISSI and (ii) any Representative of Howtek or any of its subsidiaries shall be deemed to be a breach of this Section 5.10 by Howtek.

         5.11 Voting Agreement. Contemporaneously with the execution of this Agreement, Howtek and the Principal Stockholders shall enter into a voting agreement in the form of Exhibit 5.11 annexed hereto (the "Voting Agreement").

         5.12 Howtek Board of Directors. The Howtek Board of Directors shall use commercially reasonable efforts to secure the requisite vote of the Howtek stockholders to approve the Merger at the Howtek Special Meeting; provided, however, that the Howtek Board of Directors may withdraw its approval or recommendation of the Merger to the Howtek stockholders in the event that the Howtek Board of Directors, in its good faith judgment based on a written opinion of its outside counsel, determines that failure to withdraw its approval or recommendation of the Merger would be a violation of its fiduciary duties to its stockholders under applicable law.

         5.13 Accrued Amounts under Employment Agreements.

         (a) Accrued amounts due to W. Kip Speyer as of the Closing Date under his employment agreement with ISSI, with respect to periods on and after October 1, 2001 through the Closing Date, shall be paid to Mr. Speyer at the Closing.

         (b) Accrued amounts earned by Maha Sallam, Kevin Woods and W. Kip Speyer, with respect to periods on or prior to September 30, 2001, which are currently being paid by ISSI over the twenty-four month period that commenced on October, 2001, shall continue to be paid as agreed by ISSI by the Surviving Corporation on the same terms and conditions.

         5.14 Stock Options. On the Closing Date, Howtek shall grant non-qualified options to purchase an aggregate of 1,200,000 shares of Howtek Common Stock ("Executive Options") to ISSI executives, as set forth on Schedule 5.14, as an inducement to accepting employment with the Surviving Corporation. The foregoing options shall be exercisable at any time for a period of ten (10) years from the date of grant, an exercise price equal to $3.49 per share and shall vest as set forth on Schedule 5.14.

         5.15 Shareholder Agreement. Contemporaneously with the execution of this Agreement, each of W. Kip Speyer, Maha Sallam, Kevin Woods, Greg Stepic, Robert Howard and W. Scott Parr shall enter into a stockholders agreement in the form of Exhibit 5.15 annexed hereto.

         5.16 Working Capital. From and after the date hereof, ISSI and Howtek shall review and consider alternative financing approaches for the Surviving Corporation, consistent with the operating, business and financial plan of the Surviving Corporation. In the event ISSI and Howtek are unable to agree to an alternative plan of financing prior to the Closing Date, Robert Howard or his designee shall, at or immediately prior to Closing, purchase 1,600,000 shares of ISSI Common Stock (the "RH Shares") for an aggregate purchase price of $2,000,000.

         5.17 ISSI Books and Records. Prior to the Closing Date, ISSI shall cause its minute books and other records to accurately reflect all actions approved by the Board of Directors and stockholders of ISSI and all committees of the Board of Directors of ISSI, as well as all objections by any stockholder or members of such Board of Directors or committees thereof to any such actions.

                                   SECTION 6
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         6.1 Conditions to Obligations of the Howtek Parties. All obligations of the Howtek Parties to consummate the Merger and the other transactions contemplated by this Agreement are subject, at the Howtek Parties' option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

         (a) Representations and Warranties. All representations and warranties of ISSI contained in this Agreement shall be true and complete at and as of the Effective Time as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

         (b) Covenants and Conditions. ISSI shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         (c) No litigation. No action, suit or proceeding against ISSI relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

         (d) Material Adverse Change. From December 31, 2001 through the Effective Time, no Material Adverse Change with respect to ISSI shall have occurred.

         (e) Consents and Approvals. The required consents and approvals hereunder shall have been received, including, without limitation, the requisite stockholder approval as required under Delaware Law.

         (f) Opinion of Counsel. Receipt of an opinion of Morgan, Lewis & Bockius LLP, dated the Closing Date substantially in the form of Exhibit 6.1(f).

         (g) Fairness Opinion. Howtek and its stockholders shall have received a fairness opinion from an investment banking firm reasonably acceptable to Howtek with respect to the Merger not more than five (5) days prior to the Closing Date.

         (h) Listing. The shares of Howtek Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Small Cap Market.

         (i) Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened.

         (j) Waiver of Acceleration Rights. Each ISSI employee subject to an employment agreement shall have waived all of his or her rights thereunder triggered by the Merger, including, without limitation, the right to accelerate certain bonuses.

         (k) Amendments to Employment Agreements. The employment agreements between ISSI and each of Maha Sallam, Kevin Woods and Greg Stepic shall be amended to provide that each such employee shall report to the Chief Executive Officer, President or Chief Operating Officer of the Surviving Corporation, as designated by the Chief Executive Officer of the Surviving Corporation.

         (l) Directors and Officers Insurance. The Surviving Corporation shall have obtained directors' and officers' insurance in accordance with the provisions of Section 5.4.

         (m) ISSI Books and Records. ISSI shall have delivered to Howtek complete and correct copies of all minutes and resolutions of the Board of Directors and/or stockholders of ISSI which accurately reflect all actions approved by the Board of Directors and/or stockholders of ISSI and all committees of the Board of Directors of ISSI, as well as all objections by any stockholder or member of such Board of Directors or committees thereof to any such actions.

         6.2 Conditions to Obligations of ISSI. All obligations of ISSI to consummate the Merger and the other transactions contemplated by this Agreement, are subject, at ISSI's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

         (a) Representations and Warranties. All representations and warranties of the Howtek Parties contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

         (b) Covenants and Conditions. The Howtek Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         (c) No litigation. No action, suit or proceeding against any of the Howtek Parties relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

         (d) Material Adverse Change. No Material Adverse Change with respect to Howtek has occurred.

         (e) Consents and Approvals. The required consents and approvals hereunder shall have been received, including, without limitation, the requisite stockholder approval as required under the Florida Act.

         (f) Opinion of Counsel. Receipt of an opinion of Blank Rome LLP dated the Closing Date substantially in the form of Exhibit 6.2(f).

         (g) Directors and Officers Insurance. The Howtek shall have obtained directors' and officers' insurance on or prior the Closing Date.

         (h) Listing. The shares of Howtek Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Small Cap market.

         (i) Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened.

         (j) Accrued Amounts under Employment Agreement. All accrued amounts due to W. Kip Speyer as of the Closing Date under his employment agreement with ISSI, with respect to periods on and after October 1, 2001 through the Closing Date, shall have been paid to Mr. Speyer in accordance with the provisions of
Section 5.13(a).

         (k) Executive Options. Howtek shall have granted the Executive Options to ISSI executives in accordance with the provisions of Section 5.14.


                                   SECTION 7
                               CLOSING DELIVERIES

         7.1 Deliveries by ISSI. On the Closing Date, ISSI shall deliver to the Howtek Parties the following, in form and substance reasonably satisfactory to the Howtek Parties and their counsel:

         (a) Exchange Agent Agreement. A duly executed exchange agent agreement if required by the Exchange Agent;

         (b) Certificate of Merger. A Certificate of Merger in the form attached hereto as Exhibit 7.1(b) dated the Closing Date and duly executed by the appropriate officers of ISSI (the "Certificate of Merger");

         (c) Articles of Merger. Articles of Merger in the form attached hereto as Exhibit 7.1(c) dated the Closing Date and duly executed by the appropriate officers of ISSI (the "Articles of Merger");

         (d) Certificate. A certificate, dated as of the Closing Date, executed by an appropriate officer of ISSI, certifying jointly and severally to Howtek:
(i) that the representations and warranties of ISSI contained in this Agreement are true and complete as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time), except to the extent that the failure of such representations and warranties shall not have had a Material Adverse Effect, and (ii) that ISSI has in all respects performed and complied with all of their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date, except to the extent that the failure to perform such covenants shall not have had a Material Adverse Effect;

         (e) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by ISSI's Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of ISSI's Board of Directors and stockholders, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, ISSI's Articles of Incorporation and Bylaws, with all amendments;

         (f) Good Standing Certificates. Certificates as to the formation and/or good standing of ISSI issued by the Florida Secretary of State to be dated a date not more than a reasonable number of days prior to the Closing Date;

         (g) Other Documents. Such other documents listed herein or as are reasonably requested by the Howtek Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

         7.2 Deliveries by the Howtek Parties. Prior to or on the Closing Date, the Howtek Parties shall deliver the following, in form and substance reasonably satisfactory to the Exchange Agent, ISSI and its counsel:

         (a) Delivery of Merger Consideration. To the Exchange Agent, stock certificate(s) representing the Merger Consideration in the amounts contemplated by this Agreement, subject, however, to Section 2.1(g) hereof; --------------

         (b) Certificate of Merger. To ISSI, the Certificate of Merger duly executed by the appropriate officers of Merger Sub;

         (c) Articles of Merger. To ISSI, the Articles of Merger duly executed by the appropriate officers of Merger Sub;

         (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of an officer of each of the Howtek Parties, certifying (i) that the representations and warranties of each of the Howtek Parties contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that each of the Howtek Parties have in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

         (e) Secretary's Certificate. To ISSI, a certificate, dated as of the Closing Date, executed by each of the Howtek Parties' Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of the Howtek Parties' Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, each of the Howtek Parties' Certificates of Incorporation and Bylaws;

         (f) Good Standing Certificates. To ISSI, certificates as to the formation and/or good standing of the Howtek Parties issued by the Secretary of State of Delaware to be dated a date not more than a reasonable number of days prior to the Closing Date;

         (g) Other Documents. To ISSI, such other documents listed herein or as are reasonably requested by ISSI or its counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                   SECTION 8
                                   TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

         8.2 Other Termination. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the Howtek Parties, on the one hand, and ISSI and the Principal Stockholders, on the other hand) shall have failed to satisfy any of its respective conditions precedent under
Section 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before June 30, 2002; which date may extended by the parties hereto to permit completion and approval of the Registration Statement and subsequent scheduling of the Howtek Special Meeting.

         8.3 Termination by Howtek. Howtek may terminate this Agreement by giving written notice to ISSI at any time prior to the Closing in the event ISSI and/or the Principal Stockholders have breached any representation, warranty or covenant contained in this Agreement in any material respect, Howtek has notified ISSI of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

         8.4 Termination by ISSI. ISSI may terminate this Agreement by giving written notice to Howtek at any time prior to the Closing in the event the Howtek Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, ISSI has notified Howtek of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

         8.5 Specific Performance. The parties recognize that, if either party hereto breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other party for its injury. Such party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by such party to enforce this Agreement, the breaching party shall waive the defense that there is an adequate remedy at law.

                                   SECTION 9
                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

         9.1 Survival. All representations and warranties, covenants and agreements of the Howtek Parties, ISSI and the Principal Stockholders contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Effective Time for a period of two (2) years.

         9.2 Indemnification by the Principal Stockholders. From and after the Closing, each of the Principal Stockholders shall indemnify and hold the Howtek Parties harmless against and with respect to, and shall promptly reimburse the Howtek Parties for any and all Losses arising out of or resulting from any breach of any representation or warranty, or any failure to perform any covenant or agreement, of such Principal Stockholder contained in this Agreement or in any exhibit hereto, including but not limited to any certificate, document, or instrument delivered to the Howtek Parties by such Principal Stockholder under or in connection with this Agreement.

         9.3 Indemnification by Howtek. Howtek shall indemnify and hold harmless each ISSI stockholder who receives Merger Consideration from and against any and all loss, damage, liability, cost and expense to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or in any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Howtek shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder or any of his or her accountants, counsel or authorized representatives for use in the Registration Statement and/or in any amendments or supplements thereto.

         9.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

         (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after written notice of such action, suit, or proceeding was given to Claimant.

         (b) With respect to claims solely between the Howtek Parties and the Principal Stockholder(s), following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and his authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty (30) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

         (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at his own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party.

If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, he shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

         (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

         9.5 Certain Limitations.

         (a) Anything contained in this Agreement to the contrary notwithstanding, each Principal Stockholder's total liability under this Section 9 for any Losses incurred by the Howtek Parties shall not exceed the lesser of
(i) the sum of the aggregate market price of the Merger Consideration and the aggregate fair market value of the Options issued to such Principal Stockholder hereunder on the last trading day immediately prior to the Closing or (ii) the sum of the aggregate market price of the Merger Consideration and the aggregate fair market value of the Options issued to such Principal Stockholder hereunder on the last trading day immediately prior to the date that such Principal Stockholder receives a notice of a claim for indemnification in accordance with the provisions of Section 9.4 above, as the case may be (the "Cap"); provided, however, that the Cap shall be reduced by the amount of any capital gain tax paid or payable by such Principal Stockholder with respect to any shares of Merger Consideration sold by such Principal Stockholder prior to the date of a claim for indemnification hereunder in the event that the sum of (1) the aggregate market price of such Merger Consideration held by such Stockholder on the date of such claim, (2) the fair market value of such Options (and any shares of Howtek Common Stock issued upon exercise of such Options) held by such Principal Stockholder on the date of such claim and (3) the gross proceeds from the sale by such Principal Stockholder of any Merger Consideration or Options (including any shares of Howtek Common Stock issued upon exercise of such Options), less the amount of capital gains tax paid or payable by such Principal Stockholder with respect to such sale(s), is less than the Cap. Any such liability shall be satisfied, at such Principal Stockholder's sole discretion, by (i) the payment of cash to the Howtek Parties and/or (ii) the return to the Howtek Parties of an amount of Merger Consideration and/or Options having a fair market value equal to amount of such liability, subject to the limitations set forth in this subparagraph (a).

         (b) Anything contained herein to the contrary notwithstanding, the Principal Stockholders shall not be liable to the Howtek Parties for any Losses under this Section 9 unless and until the aggregate amount of all such Losses exceeds One Hundred Thousand Dollars ($100,000), at which time each Principal Stockholder shall be obligated to indemnify the Howtek Parties for the full amount of such Principal Stockholder's obligation to indemnify the Howtek Parties pursuant to this Section 9; provided, however, that no Claimant hereunder shall make a claim for indemnification against an Indemnifying Party under this Section 9 unless the aggregate amount of such claim exceeds Fifty Thousand Dollars ($50,000).

         9.6 Attorney's Fees. In the event that any Party brings a claim for indemnification pursuant to this Section 9, to the extent not otherwise provided for in this Agreement, the prevailing Party shall be entitled to an award of all reasonable attorney's fees and expenses.


                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party. The provisions of this Section 10.1 shall survive the termination of this Agreement

         10.2 Notices. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows:

                  If to the Howtek Parties to:

                  Howtek, Inc.
                  21 Park Avenue
                  Hudson, New Hampshire 03051
                  Attn:  W. Scott Parr
                  Telephone:        (603) 882-5200
                  Fax:              (603) 880-3843

                  With a copy to:

                  Robert J. Mittman, Esquire
                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Telephone:        (212) 885-5000
                  Fax:              (212) 885-5001

                  If to ISSI or the Principal Stockholders:

                  Intelligent Systems Software, Inc.
                  6405 Congress Avenue
                  Boca Raton, FL 33487
                  Attn:  W. Kip Speyer
                  Telephone:        (561) 994-4404
                  Fax:              (561) 994-0881

                  With a copy to:

                  John S. Fletcher, Esq.
                  Morgan, Lewis & Bockius LLP
                  5300 First Union Financial Center
                  Miami, Florida 33131
                  Telephone:        305-579-0432
                  Fax:              305-579-0321

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

         10.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors personal and legal representatives.

         10.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable (before or after the Closing) to the implementation and consummation of this Agreement.

         10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         10.6 Entire Agreement. Any confidentiality agreement entered into between or among the parties, this Agreement and the Annexes and the Schedules hereto, each of which Annexes and Schedules are hereby incorporated herein by reference, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between Howtek, Merger Sub and ISSI with respect to the subject matter of this Agreement. Except for the aforementioned confidentiality agreement, this Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties hereto.

         10.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

         10.8 Headings. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         10.9 Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         10.10 Cooperation. The parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

         10.11 Public Announcements. The parties hereto shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange to which the Howtek Parties are a party or Nasdaq if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. This provisions of this Section 10.11 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of ISSI and the Howtek Parties as of the date first written above.

                                The Howtek Parties:
                                ---------------------------------

                                Howtek, Inc.


                                By:  /s/ W. Scott Parr
                                ---------------------------------
                                    Name:W. Scott Parr
                                    Title: President & CEO


                                ISSI Acquisition Corp.


                                By:  /s/ W. Scott Parr
                                ---------------------------------
                                    Name:W. Scott Parr
                                    Title: President & CEO


                                ISSI:
                                ----

                                Intelligent Systems Software, Inc.


                                By:  /s/ W. Kip Speyer
                                ---------------------------------
                                    Name:W. Kip Speyer
                                    Title: Chairman, President & CEO

                                Principal Stockholders


                                /s/ Maha Sallam
                                ---------------------------------
                                Maha Sallam

                                /s/ Kevin Woods
                                ---------------------------------
                                Keven Woods

                                /s/ W. Kip
                                Speyer
                                ---------------------------------
                                W. Kip Speyer

                                                                         Annex 1

                                                        CERTAIN DEFINITIONS

         The following terms, as used in this Agreement, have the meanings set forth in this Annex 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

         "Affiliate" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition,
(i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

         "Acquisition Proposal" means any proposal or offer (including, without limitation, any proposal or offer to a Party's stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 15% or more of the consolidated assets of, or any equity interest representing 15% or more of the outstanding shares of capital stock in, such Party.

         "Closing" means the closing of the transactions contemplated by this Agreement on the Closing Date.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

         "Contracts" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) that relate to or affect a party's assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $50,000 and that either (a) are in effect on the date of this Agreement, or (b) are entered into by any Party between the date of this Agreement and the Closing Date.

         "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or Order applicable to or affecting the Property or any other property (real or personal) used by or relating to a Party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Executive Options" shall have the meaning ascribed to such term in
Section 5.14 hereof.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body;

         (e) self-regulatory organization (including, with limitation, NASD); or

         (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by a Party or under which a Party is licensed or franchised and that are used in the business and operations of a Party, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Knowledge" means, (i) with respect to the Howtek Parties, the actual knowledge of its executive officers, and (ii) with respect to ISSI, the actual knowledge of its executive officers or the Principal Stockholders.

         "Leased Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by a Party.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

         "Losses" means any loss, liability, damage, cost, or expense, including, without limitation, reasonable attorneys' fees and expenses.

         "Material Adverse Change" means since December 31, 2001, any material adverse change in the business, operations, properties, prospects, assets, or condition, of the Person referred to, or the occurrence of any event or the existence of any circumstance that constitutes a Material Adverse Effect; provided, however, that the divestiture by Howtek of its graphic arts and/or photographic business shall not be deemed a Material Adverse Change with respect to Howtek.

         "Material Adverse Effect" shall mean a material adverse effect on the business, prospects, operations, properties, financial condition, assets, liabilities or results of operations of the Person referred to, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement.

         "Order" means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Parties" collectively means Howtek, Merger Sub, ISSI, and the Principal Stockholders, each a "Party."

         "Permitted Encumbrances" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or landlord's liens arising in the Ordinary Course of Business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, which Contracts have been made available to the Howtek Parties, (c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on a Party's books in accordance with generally accepted accounting principles, or (d) encumbrances that do not materially detract from the value of any of the assets of a Party or materially interfere with the use thereof as currently used.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, organization or other entity or Governmental Body.

         "Principal Stockholders" shall have the meaning ascribed to such term in the preamble.

         "Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased by a Party used in the business or operations of a Party.

         "Real Property Interests" means all interests in Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by a Party that are used in the business or operations of a Party, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

         "Related Person" means with respect to a particular individual:

         (a) each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

         (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material
Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or
(c). For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "RH Shares" shall have the meaning ascribed to such term in Section
5.16 hereof.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by a Party that is used or useful in the conduct of the business or operations of a Party, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Authority" means any Governmental Body or other authority exercising any taxing or tax regulatory authority.

         "Tax Liability" means any liability for Taxes.

         "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Taxes may be imposed under any applicable statute, rule, or regulation.

         "Tax Proceeding" means any audit, examination, claim, or other administrative or judicial proceeding involving Taxes.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement (including supporting information), or any other similar filing required to be submitted to any Governmental Body with respect to any Taxes.

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules to the Plan and Agreement of Merger. Howtek agrees to provide complete copies of the foregoing schedules upon request.

ISSI Schedules

Schedule 3.1               Organization of ISSI
Schedule 3.4               Conflicts
Schedule 3.5               Governmental Consents
Schedule 3.6               Real Property
Schedule 3.7               Tangible Personal Property
Schedule 3.8               Contracts
Schedule 3.9               Intangibles
Schedule 3.11              Financial Statements
Schedule 3.12(a)           Tax Matters
Schedule 3.12(c)           Tax Matters
Schedule 3.13              Insurance
Schedule 3.14              Personnel and Employee Benefit Plans
Schedule 3.14(g)           Labor Relations
Schedule 3.15              Legal Actions and Orders
Schedule 3.16              Environmental Compliance
Schedule 3.17              Compliance with Legal Requirements
Schedule 3.20              Capitalization
Schedule 3.21              Relationships with Related Persons
Schedule 3.22              Accounts; Lockboxes; Safe Deposit Boxes
Schedule 3.25              Due Diligence

Howtek Schedules

Schedule 4.4               Capitalization
Schedule 4.5(ii)           Financial Statements
Schedule 4.6               Governmental Authorizations
Schedule 4.7               Tax Matters
Schedule 4.7(c)            Basis in Howtek Assets; Net Operating Loss
Schedule 4.8               Insurance
Schedule 4.9               Conduct of Business in Ordinary Course
Schedule 4.10              Real Property
Schedule 4.11              Contracts
Schedule 4.12              Intangibles
Schedule 4.13              Title to Properties
Schedule 4.14              Personnel and Employee Benefits
Schedule 4.14(g)           Labor Relations
Schedule 4.15              Legal Actions and Orders
Schedule 4.16              Environmental Compliance
Schedule 4.17              Compliance with Legal Requirements
Schedule 4.18              Relationships with Related Persons

Schedule 5.1               Conduct of Howtek's Business Prior to Closing

Schedule 5.14              Executive Options

                                    Annex B

                  PROPOSED AMENDED AND RESTATED CERTIFICATE OF
                            INCORPORATION OF HOWTEK

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HOWTEK, INC.

                 The original Certificate of Incorporation of HOWTEK, INC. (the "Corporation") was filed by the Secretary of State on February 24, 1984. This Restated Certificate of Incorporation, which further amends the Certificate of Incorporation of the Corporation, was duly adopted by holders of a majority of the votes represented by the shares of each class outstanding and entitled to vote at a meeting of the stockholders, voting together as a single class, all in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

                  FIRST: The name of the Corporation is:

                                   icad, inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000), of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.01 per share ("Common Stock"), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

         (a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

         (b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

         (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

         (d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof; the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

         (e) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

         (f) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

         (g) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon any dissolution of the assets of the Corporation (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

         (h) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation;

         (i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

         (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Corporation's Certificate of Incorporation, as amended, or applicable law.

                           All shares of Preferred  Stock of the same series
shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including share surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                           FIFTH: Unless required by law or determined by the
chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

                           SIXTH: The Corporation reserves the right to increase
or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

                           SEVENTH: The Board of Directors shall have the power
at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

                           EIGHTH: 1. Indemnification.

         The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys'
fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person."

         Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person, unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding [and any such indemnification shall be made only upon such terms and conditions as the Board of Directors may deem appropriate].

         2. Advance of Costs, Charges and Expenses.

         Costs, charges and expenses (including attorneys' fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

         3. Procedure for Indemnification.

         Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20)
days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         4. Non-Exclusivity; Survival of Indemnification.

         The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

         5. Savings Clause.

         If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law.

                  NINTH: 1. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.

                  2. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in Section 1 of this Article NINTH. The Class I directors shall serve until the annual meeting of stockholders held in 2003, the Class II directors until the annual meeting of stockholders held in 2004, and the Class III directors until the annual meeting of stockholders held in 2005 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of stockholders commencing with the annual meeting to be held during the calendar year 2003 each of the successors to the Directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Dated:                , 2002


                                     HOWTEK, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    Annex C

                     WRITTEN CONSENT OF THE STOCKHOLDERS OF
                              INTELLIGENT SYSTEMS

                          STATEMENT OF WRITTEN CONSENT
                                   IN LIEU OF
                     A SPECIAL MEETING OF THE SHAREHOLDERS
                                       OF
                       INTELLIGENT SYSTEMS SOFTWARE, INC.


         The undersigned, being the holder of the number of shares of common stock of Intelligent Systems Software, Inc., a Florida corporation, indicated below, hereby consents, withholds consent or abstains, as specified below, to the adoption of the following resolution:

                  RESOLVED, that the Plan and Agreement of Merger by and among Howtek, Inc., ISSI Acquisition Corp. and Intelligent Systems Software, Inc., pursuant to which Howtek, Inc. would acquire Intelligent Systems Software, Inc. upon the terms and conditions set forth in the Proxy Statement/Prospectus dated ____________, 2002, which accompanied this consent form, is hereby adopted and approved.

               Consent |_|         Withhold Consent |_|        Abstain |_|

         Shareholders wishing to approve and consent to the merger should mark the applicable "Consent" box on this consent. Shareholders opposing any such action should register their position by marking the applicable "Withhold Consent" or "Abstain" box of this consent or by not completing and returning this consent.

         FAILURE TO EXECUTE AND RETURN THIS CONSENT WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.

-------------------------------------------------------------------------------
Please sign exactly as name(s) appear on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------


DATED:____________________________________ , 2002

Signature of Shareholder or
authorized representative:

_________________________________________________

_________________________________________________
Signature (if held jointly)

Print Name(s):

_________________________________________________

_________________________________________________

                                    Annex D

                  Sections 607.1301, 607.1302 and 607.1320 of
                     the Florida Business Corporations Act

607.1301. Dissenters' rights; definitions

The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302. Right of shareholders to dissent

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320. Procedure for exercise of dissenters' rights

(1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                    ANNEX E

                     AMENDMENT TO LINE OF CREDIT AGREEMENT

                                    Part II

                     Information Not Required In Prospectus

Item 20. Indemnification of Director and Officers

         Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

          Howtek's certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a Howtek director's personal liability to Howtek or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In addition, Howtek's by-laws provide that Howtek will indemnify its officers and directors to the full extent permitted by the laws of the State of Delaware.

         Item 21. Exhibits and Financial Statement Schedules

         (a) Exhibits

         The Exhibits required to be filed as part of this Registration Statement are listed on the attached Index to Exhibits.

         (b) Financial Statement Schedules

         No Financial Statement Schedules are filed as part of this Registration Statement because they are not required or not applicable or the required information is contained in the financial statements as notes thereto.

         (c) Report, Opinion or Appraisal Exhibits


         Item 22. Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

                  (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to such request; and

                  (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hudson, New Hampshire, on the date indicated.

                                    HOWTEK, INC.


Date: April 17, 2002                By: /s/ W. Scott Parr
                                       ---------------------------------------
                                    W. Scott Parr
                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Howard and W. Scott Parr, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and the requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as this Registration Statement has been signed below by the following persons as of April 17, 2002, in the capacities indicated:


Signatures                       Title                                            Date
----------                       -----                                            ----
/s/ Robert Howard                Chairman of the Board and Director               April 17, 2002
-------------------------------
Robert Howard


 /s/ W. Scott Parr               President, Chief Executive Officer and           April 17, 2002
-------------------------------  Director
 W. Scott Parr


/s/ Annette Heroux               Chief Financial Officer, Principal               April 17, 2002
-------------------------------  Accounting Officer
Annette Heroux


/s/ Ivan Gati                    Director                                         April 17, 2002
------------------------------
Ivan Gati


/s/ James Harlan                 Director                                         April 17, 2002
------------------------------
James Harlan


/s/ Kit Howard                   Director                                         April 17, 2002
-------------------------------
Kit Howard



/s/ Brett Smith                  Director                                         April 17, 2002
--------------------------------
Brett Smith


/s/ Harvey Teich                 Director                                         April 17, 2002
--------------------------------
Harvey Teich

                                  EXHIBIT INDEX



2(a) Plan and Agreement of Merger dated February 15, 2002, among the Registrant, Intelligent Systems Software, Inc. and ISSI Acquisition Corp. (included in the proxy statement/prospectus as Annex A).

3(a) Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on February 24, 1984 [incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-18 (Commission File No. 2-94097 NY), filed on October 31, 1984]

3(b) Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on May 31, 1984 [incorporated by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-18 (Commission File No. 2-94097-NY), filed on October 31, 1984]

3(c) Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on August 22, 1984 [incorporated by reference to Exhibit 3.1(b) to the Registrant's Registration Statement on Form S-18 (Commission File No. 2-94097-NY), filed on October 31, 1984].

3(d) Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 22, 1987 [incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988].

3(e) Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on September 28, 1999 [incorporated by reference to Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001].

3(f) By-laws of Registrant [incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-18 (Commission File No. 2-94097-NY), filed on October 31, 1984].

3(g) Form of Amended and Restated Certificate of Incorporation of the Registrant (included in the proxy statement/prospectus as Annex B).

3(h) Certificate of Designation of 7% Series A Convertible Preferred Stock dated December 22, 1999. [incorporated by reference to Exhibit 10(i) to the Registrant's Report on Form 10-K for the year ended December 31, 1999].

3(i) Certificate of Designation of 7% Series B Convertible Preferred Stock dated October 16, 2000 [incorporated by reference to Exhibit 10(j) to the Registrant's Report on Form 10-K for the year ended December 31, 2000].

8(a) Form of opinion of Blank Rome Tenzer Greenblatt LLP regarding tax matters.

8(b)     Form of opinion of Morgan, Lewis & Bockius LLP regarding tax matters.

10(a) Lease Agreement between the Registrant and its Chairman of the Board with respect to premises located at 21 Park Avenue, Hudson, New Hampshire, dated October 1, 1984, [incorporated by reference to Exhibit
         10.2 to the Registrant's Registration Statement to Form S-18 (Commission File No. 2-94097-NY), filed on October 31, 1984].

10(b) Form of Lease Renewal between the Registrant and its Chairman of the Board with respect to premises located at 21 Park Avenue, Hudson, New Hampshire. [incorporated by reference to Exhibit 10(b) to the Registrant's Report on Form 10-K for the year ended December 31, 2001].

10(c) Revolving Loan and Security Agreement, and Convertible Revolving Credit Promissory Note between Robert Howard and Registrant dated October 26, 1987 (the "Loan Agreement") [incorporated by reference to Exhibit 10 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1987].

10(d) Letter Agreement dated December 30, 1999, amending the Revolving Loan and Security Agreement, and Convertible Revolving Credit Promissory Note between Robert Howard and Registrant dated October 26, 1987. [incorporated by reference to Exhibit 10(d) to Registrant's Report on Form 10-K for the year ended December 31, 2001]

10(e) Form of Secured Demand Notes between the Registrant and its Chairman of the Board. [incorporated by reference to Exhibit 10(e) to the Registrant's Report on Form 10-K for the year ended December 31, 1998].

10(f) Form of Security Agreements between the Registrant and its Chairman of the Board [incorporated by reference to Exhibit 10(f) to the Registrant's Report on Form 10-K for the year ended December 31, 1998].

10(g) Employment Agreement dated February 15, 2002, between the Registrant and W. Scott Parr.

10(h) Employment Agreement dated February 15, 2002, between the Registrant and W. Kip Speyer.

10(i) Stockholders' Agreement dated February 15, 2002, among the Registrant, Robert Howard, W. Kip Speyer, Dr. Maha Sallam and Dr. Kevin Woods.

10(j) Form of Howtek 2002 Stock Option Plan (included in the proxy statement/prospectus as Annex F)

21(a)    Howtek Devices Corporation

21(b)    ISSI Acquisition Corp.

23(a)    Consent of BDO Seidman, LLP.

23(b)    Consent of Grant Thornton LLP.

24.(a) Power of Attorney (included on the signature page of the Form S-4 and incorporated herein by reference).

[99(a)] [Financial Opinion of Howtek's financial advisor (to be filed by amendment)]

                                  HOWTEK, INC.
                                 21 Park Avenue
                           Hudson, New Hampshire 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints W. SCOTT PARR and ROBERT HOWARD and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Howtek, Inc. (the "Company") on June 27, 2002, at the Company's offices at 21 Park Avenue, Hudson, New Hampshire 03051 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

   ELECTION OF DIRECTORS:
   |_| FOR all nominees listed below                 |_| WITHHOLD AUTHORITY
       (except as marked to the contrary below).         to vote for all
                                                         nominees listed below.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

1.    Approval of Adoption of the Plan and Agreement of Merger.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

2. Approval of Adoption of the Company's Amended Restated Certificate of Incorporation.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

3. Approval of Adoption of the Indemnification Amendment to the Company's Certificate of Incorporation.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

4. Approval of Adoption of the Amendment to the Company's Line of Credit Agreement.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

5.    Approval of Adoption of the Company's 2002 Stock Option Plan.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

6. Ratify the selection of BDO Seidman, LLP as the Company's independent auditors.

         |_|  FOR        |_|   AGAINST        |_|   ABSTAIN

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 2002

                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       ----------------------------------------
                                                     Signature

                                       ----------------------------------------
                                               Signature if held jointly



 Please mark, sign, date and return this proxy card using the enclosed envelope.